Exhibit 4.1 Execution Version AMERICAS 128828168 v6 SUPPLEMENTAL INDENTURE THIS FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 13, 2025, among the subsidiary guarantors listed on Schedule I hereto (the “Subsidiary Guarantors”), Talen Energy Supply, LLC, a Delaware limited liability company (the “Issuer”), and Wilmington Savings Fund Society, FSB, as trustee under the Indenture (the “Trustee”). W I T N E S S E T H WHEREAS, the Issuer has heretofore executed and delivered to the Trustee (i) the indenture, dated as of May 12, 2023 (the “Original Indenture”), between the Issuer and the Trustee, providing for the original issuance of an aggregate principal amount of $1,200,000,000 of 8.625% Senior Secured Notes due 2030 (the “Initial Notes”) and, subject to the terms of the Indenture, future issuances of 8.625% Senior Secured Notes due 2030 (each such issuance, the “Additional Notes,” and together with the Initial Notes, the “Notes”), (ii) the first supplemental indenture to the Original Indenture, among the Issuer, the Subsidiary Guarantors and the Trustee (the “First Supplemental Indenture”), (iii) the second supplemental indenture to the Original Indenture, among the Issuer, the Subsidiary Guarantors and the Trustee (the “Second Supplemental Indenture”), and (iv) the third supplemental indenture to the Original Indenture, among the Issuer, the Subsidiary Guarantors and the Trustee (the “Third Supplemental Indenture” and, together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”); WHEREAS, Section 9.02(a) of the Indenture provides that the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (the “Requisite Consents”); WHEREAS, the Issuer has solicited consents from the holders of the Notes (the “Holders”) to the proposed amendments set forth in Section 2 hereof (the “Proposed Amendments”), pursuant to the terms and subject to the conditions set forth in the consent solicitation statement, dated as of January 6, 2025 (the “Consent Solicitation Statement”); WHEREAS, the Issuer has obtained the Requisite Consents; and WHEREAS, pursuant to Sections 9.02(a) and 9.03 of the Indenture, and upon the receipt of the Requisite Consents, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture to effect the Proposed Amendments; NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows: 1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. 2. Amendments. the Indenture is hereby amended as set forth in Appendix A hereto, with additions shown in blue double underline and deletions shown in red strikethrough. 3. Effectiveness: The provisions of this Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the Proposed Amendments shall become operative upon payment in full of the Consent Fee (as defined in the Consent Solicitation Statement).

2 4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. 5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. 6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof. 7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors. 8. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. [Signature Page Follows]

[Signature Page to Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written. BRANDON SHORES LLC BRUNNER ISLAND, LLC CAMDEN PLANT HOLDING, L.L.C. COLSTRIP COMM SERV, LLC DARTMOUTH PLANT HOLDING, LLC DARTMOUTH POWER ASSOCIATES LIMITED PARTNERSHIP DARTMOUTH POWER GENERATION, L.L.C. DARTMOUTH POWER HOLDING COMPANY, L.L.C. FORT ARMISTEAD ROAD – LOT 15 LANDFILL, LLC H.A. WAGNER LLC HOLTWOOD, LLC LADY JANE COLLIERIES, INC. LIBERTY VIEW POWER, L.L.C. LMBE PROJECT COMPANY LLC MC OPCO LLC MC PROJECT COMPANY LLC MONTANA GROWTH HOLDINGS LLC MONTOUR, LLC MORRIS ENERGY OPERATIONS COMPANY, LLC NEWARK BAY COGENERATION PARTNERSHIP, L.P. NEWARK BAY HOLDING COMPANY, L.L.C. NORTHEAST GAS GENERATION HOLDINGS, LLC PENNSYLVANIA MINES, LLC RAVEN FS PROPERTY HOLDINGS LLC RAVEN LOT 15 LLC RAVEN POWER FINANCE LLC RAVEN POWER FORT SMALLWOOD LLC RAVEN POWER GENERATION HOLDINGS LLC RAVEN POWER GROUP LLC RAVEN POWER PROPERTY LLC RMGL HOLDINGS LLC SAPPHIRE POWER GENERATION HOLDINGS LLC SUSQUEHANNA NUCLEAR, LLC TALEN CONEMAUGH LLC TALEN ENERGY MARKETING, LLC TALEN ENERGY SERVICES GROUP, LLC TALEN ENERGY SERVICES HOLDINGS, LLC TALEN GENERATION, LLC TALEN KEYCON HOLDINGS LLC TALEN KEYSTONE LLC TALEN LAND HOLDINGS, LLC TALEN MCR HOLDINGS LLC TALEN MONTANA HOLDINGS, LLC TALEN MONTANA, LLC

[Signature Page to Supplemental Indenture] TALEN NE LLC TALEN TREASURE STATE, LLC THE RIVERLANDS RECREATION AREA LLC By: /s/ Sergio Castro ___________________________ Name: Sergio Castro Title: Vice President & Treasurer TALEN ENERGY SUPPLY, LLC By: /s/ Sergio Castro ____________________________ Name: Sergio Castro Title: Vice President & Treasurer

[Signature Page to Supplemental Indenture] WILMINGTON SAVINGS FUND SOCIETY, FSB as Trustee By: /s/ Anita Woolery ___________________________ Name: Anita Woolery Title: Vice President

Schedule I-1 Schedule I Subsidiary Guarantors Brandon Shores LLC Brunner Island, LLC Camden Plant Holding, L.L.C. Colstrip Comm Serv, LLC Dartmouth Plant Holding, LLC Dartmouth Power Associates Limited Partnership Dartmouth Power Generation, L.L.C. Dartmouth Power Holding Company, L.L.C. Fort Armistead Road – Lot 15 Landfill, LLC H.A. Wagner LLC Holtwood, LLC Lady Jane Collieries, Inc. Liberty View Power, L.L.C. LMBE Project Company LLC MC OpCo LLC MC Project Company LLC Montana Growth Holdings LLC Montour, LLC Morris Energy Operations Company, LLC Newark Bay Cogeneration Partnership, L.P. Newark Bay Holding Company, L.L.C. NorthEast Gas Generation Holdings, LLC Pennsylvania Mines, LLC Raven FS Property Holdings LLC Raven Lot 15 LLC Raven Power Finance LLC Raven Power Fort Smallwood LLC Raven Power Generation Holdings LLC Raven Power Group LLC Raven Power Property LLC RMGL Holdings LLC Sapphire Power Generation Holdings LLC Susquehanna Nuclear, LLC Talen Conemaugh LLC Talen Energy Marketing, LLC

Schedule I-2 Talen Energy Services Group, LLC Talen Energy Services Holdings, LLC Talen Generation, LLC Talen Keycon Holdings LLC Talen Keystone LLC Talen Land Holdings, LLC Talen MCR Holdings LLC Talen Montana Holdings, LLC Talen Montana, LLC Talen NE LLC Talen Treasure State, LLC The Riverlands Recreation Area LLC

Appendix A [See Attached]

TALEN ENERGY SUPPLY, LLC, as Issuer INDENTURE Dated as of May 12, 2023 WILMINGTON SAVINGS FUND SOCIETY, FSB as Trustee As amended by the Fourth Supplemental Indenture, dated as of January 13, 2025

TABLE OF CONTENTS Page Article 1 DEFINITIONS 1 Section 1.01 Definitions. 1 Section 1.02 Other Definitions. 5760 Section 1.03 Rules of Construction. 5861 Section 1.04 Limited Condition Transactions; . 62 Section 1.05 Measuring Compliance. 5865 Article 2 THE NOTES 65 Section 2.01 Form and Dating. 6165 Section 2.02 Execution and Authentication. 6367 Section 2.03 Registrar and Paying Agent. 6368 Section 2.04 Paying Agent to Hold Money in Trust. 6468 Section 2.05 Holder Lists. 6469 Section 2.06 Transfer and Exchange. 6469 Section 2.07 Additional Notes. 7782 Section 2.08 Replacement Notes. 7983 Section 2.09 Outstanding Notes. 7983 Section 2.10 Treasury Notes. 7984 Section 2.11 Temporary Notes. 8084 Section 2.12 Cancellation. 8084 Section 2.13 CUSIP / ISIN Numbers. 8084 Article 3 REDEMPTION AND PREPAYMENT 85 Section 3.01 Notices to Trustee. 8085 Section 3.02 Selection of Notes to Be Redeemed. 8185 Section 3.03 Notice of Redemption. 8186 Section 3.04 Effect of Notice of Redemption. 8387 Section 3.05 Deposit of Redemption Price. 8387 Section 3.06 Notes Redeemed in Part. 8488 Section 3.07 Calculation of Redemption Price. 8488 Article 4 COVENANTS 88 Section 4.01 Payment of Notes. 8488 Section 4.02 Maintenance of Office or Agency. 8489 Section 4.03 Compliance Certificate. 8589 Section 4.04 Limitation on Indebtedness. 8589 Section 4.05 Limitation on Restricted Payments. 9499 Section 4.06 Limitation on Liens. 105109

2 Section 4.07 Limitations on Susquehanna Transactions. 105110 Section 4.08 Additional Subsidiary Guarantees. 106111 Section 4.09 Reports. 107111 Section 4.10 Designation of Restricted Subsidiaries, Unrestricted Subsidiaries and Excluded Project Subsidiaries 108113 Section 4.11 Offer to Repurchase Upon a Change of Control Triggering Event. 109114 Section 4.12 Application of Covenants. 111116 Section 4.13 Effectiveness of Covenants. 111116 Article 5 SUCCESSORS 117 Section 5.01 Issuer. 112117 Section 5.02 Subsidiary Guarantors. 113118 Section 5.03 Application. 114119 Section 5.04 Substitution. 115119 Article 6 DEFAULTS AND REMEDIES 120 Section 6.01 Events of Default. 115120 Section 6.02 Acceleration. 117122 Section 6.03 Waiver of Past Defaults. 117122 Section 6.04 Control by Majority. 118122 Section 6.05 Limitations on Suits. 118123 Section 6.06 Collection Suit by Trustee. 119123 Section 6.07 Priorities. 119123 Section 6.08 Trustee May File Proofs of Claim. 119124 Section 6.09 Holder Representation. 120124 Article 7 TRUSTEE 126 Section 7.01 Duties of Trustee. 122126 Section 7.02 Rights of Trustee. 123127 Section 7.03 Individual Rights of Trustee. 126131 Section 7.04 Trustee’s Disclaimer. 126131 Section 7.05 Notice of Defaults. 127131 Section 7.06 Compensation and Indemnity. 127131 Section 7.07 Replacement of Trustee. 128132 Section 7.08 Successor Trustee by Merger, etc. 129133 Section 7.09 Eligibility; Disqualification. 129134 Article 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE 134 Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. 129134 Section 8.02 Legal Defeasance. 129134 Section 8.03 Covenant Defeasance. 130135 Section 8.04 Conditions to Legal or Covenant Defeasance. 130135

3 Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. 132136 Section 8.06 Repayment to the Issuer. 132137 Section 8.07 Reinstatement. 132137 Article 9 AMENDMENT, SUPPLEMENT AND WAIVER 137 Section 9.01 Without Consent of Holders of Notes. 133137 Section 9.02 With Consent of Holders of Notes. 135139 Section 9.03 Effect of Consents. 136141 Section 9.04 Notation on or Exchange of Notes. 136141 Section 9.05 Trustee to Sign Amendments, etc. 136141 Article 10 SATISFACTION AND DISCHARGE 141 Section 10.01 Satisfaction and Discharge. 137141 Section 10.02 Application of Trust Money. 138142 Article 11 SUBSIDIARY GUARANTEES 143 Section 11.01 Guarantee. 138143 Section 11.02 Limitation on Subsidiary Guarantor Liability. 139144 Section 11.03 Releases. 140144 Section 11.04 Notation Not Required. 141145 Article 12 COLLATERAL AND SECURITY 146 Section 12.01 Grant of Security Interest. 141146 Section 12.02 Post-Completion Date Collateral Requirements. 142146 Section 12.03 Further Assurances; Liens on Additional Property. 142147 Section 12.04 Collateral Trust Agreement. 143148 Section 12.05 Releases of Collateral. 143148 Section 12.06 Release Documentation. 145149 Section 12.07 Collateral Trustee. 145150 Section 12.08 Purchaser Protected. 145150 Section 12.09 Authorization of Receipt of Funds by the Trustee Under the Note Security Documents. 145150 Section 12.10 Powers Exercisable by Receiver or Trustee. 146150 Article 13 MISCELLANEOUS 151 Section 13.01 Notices. 146151 Section 13.02 Certificate and Opinion as to Conditions Precedent. 147152 Section 13.03 Statements Required in Certificate or Opinion. 147152 Section 13.04 Rules by Trustee and Agents. 148152 Section 13.05 No Personal Liability of Directors, Officers, Employees and Stockholders. 148153 Section 13.06 Governing Law. 148153

4 Section 13.07 Waiver of Immunity. 149153 Section 13.08 Waiver of Jury Trials. 149154 Section 13.09 No Adverse Interpretation of Other Agreements. 149154 Section 13.10 Successors. 149154 Section 13.11 USA Patriot Act. 149154 Section 13.12 Severability. 149154 Section 13.13 Counterpart Originals. 150154 Section 13.14 Table of Contents, Headings, etc. 150155 Section 13.15 Legal Holidays. 150155 EXHIBITS Exhibit A Form of Note Exhibit B Form of Certificate of Transfer Exhibit C Form of Certificate of Exchange Exhibit D Form of Certificate from Acquiring Institutional Accredited Investor Exhibit E Form of Supplemental Indenture – Additional Subsidiary Guarantees

1 INDENTURE, dated as of May 12, 2023, by and between Talen Energy Supply, LLC, a Delaware limited liability company, and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”). Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined herein) of the Notes issued pursuant to this Indenture: ARTICLE 1 DEFINITIONS Section 1.01 Definitions. For all purposes of this Indenture, the following terms shall have the respective meanings set forth in this Section. For purposes of any Additional Notes issued under this Indenture, the supplemental indenture in respect of such Additional Notes may include terms in addition to those contained in this Section 1.01. “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto, as applicable, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A. “Accounting Change” has the meaning set forth in the definition of “GAAP.” “Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated Adjusted EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Issuer and the Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in a manner not inconsistent with GAAP. “Acquired Entity or Business” has the meaning set forth in the definition of the term “Consolidated Adjusted EBITDA”. “Acquired Indebtedness” means, with respect to any specified Person, (1) Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or merges or amalgamates with or into or consolidates or otherwise combines with the Issuer or any Restricted Subsidiary, (2) Indebtedness assumed in connection with the acquisition of assets from such Person, or (3) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition; provided, however, that any Indebtedness of such acquired Person or in respect of such acquired assets that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such

2 Person merges with or into or becomes a Subsidiary of such Person or such assets in respect of such assumed debt are acquired shall not be considered to be Acquired Indebtedness. “Additional First Lien Debt” means additional Indebtedness incurred by the Issuer or any other Grantor after the Completion Date that is permitted to be so incurred and secured by this Indenture, the Exit Facilities Credit Agreement and all other then extant First Lien Documents and is designated as First Lien Debt in accordance with the terms of the Collateral Trust Agreement. “Additional Indebtedness” means Indebtedness of the Issuer for borrowed money (excluding indebtedness under the Exit Facilities Credit Agreement) under any debt securities or term loans broadly syndicated to institutional investors in a principal amount in excess of the greater of (a) $160.0 million and (b) solely on or after the Q2 2024 Financials Date, 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, in each case at any time outstanding. “Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.07 hereof. “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract; provided that Beneficial Ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent. “Applicable Law” means, as to any Person, any ordinance, law, treaty, rule or regulation or any determination, ruling or other directive by and from an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property is subject. “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer or exchange. “Attributable Debt” means, in respect of a sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness

3 represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.” “Authorized Officer” means, with respect to (i) delivering an Officer’s Certificate pursuant to this Indenture, the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, the general counsel, the principal accounting officer or any other person of the Issuer having substantially the same responsibilities as the aforementioned officers, and (ii) any other matter in connection with this Indenture, the chief executive officer, the chief financial officer, the treasurer, any assistant treasurer, the general counsel or a responsible financial or accounting officer of the Issuer. “Bankruptcy Court” has the meaning set forth in the definition of “Case.” “Bankruptcy Law” means Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law. “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act as of the Issue Date. The terms “Beneficially Owns”, “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning. “Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function. “Business Day” means each day other than a Saturday, a Sunday or a day on which banking institutions in New York City (and, with respect to payments, in the place of payment) are authorized or required by law to remain closed. “Capital Lease” means, as applied to the Issuer and the Restricted Subsidiaries, any lease of any property (whether real, personal or mixed) by the Issuer or any Restricted Subsidiary as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of the Issuer; provided, however, that notwithstanding anything to the contrary in this Indenture or in any other Note Document, (i) notwithstanding any change in GAAP after December 31, 2018 that would require lease obligations that would be treated as operating leases as of December 31, 2018 to be classified and accounted for as Capital Leases or finance leases or otherwise reflected on the Issuer’s consolidated balance sheet, such obligations shall continue to be excluded from the definition of “Indebtedness” and (ii) any lease that would have been

4 considered an operating lease under GAAP in effect as of December 31, 2018 shall be treated as an operating lease for all purposes under this Indenture and the other Note Documents, and obligations in respect thereof shall be excluded from the definition of “Indebtedness”. “Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock. “Capitalized Lease Obligations” means, as applied to the Issuer and the Restricted Subsidiaries at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet (excluding the footnotes thereto) of the Issuer in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such Capital Lease prior to the first date upon which such Capital Lease may be prepaid by the lessee without payment of a penalty; provided, however, that notwithstanding anything to the contrary in this Indenture or in any other Note Document, (i) notwithstanding any change in GAAP after December 31, 2018 that would require lease obligations that would be treated as operating leases as of December 31, 2018 to be classified and accounted for as Capital Leases or finance leases or otherwise reflected on the Issuer’s consolidated balance sheet, such obligations shall continue to be excluded from the definition of “Indebtedness” and (ii) any lease that would have been considered an operating lease under GAAP in effect as of December 31, 2018 shall be treated as an operating lease for all purposes under this Indenture and the other Note Documents, and obligations in respect thereof shall be excluded from the definition of “Indebtedness”. “Case” means the voluntary cases commenced on May 9, 2022 under Chapter 11 of Title 11 of the United States Code, in the United States Bankruptcy Court for the Southern District of Texas (Houston Division) (the “Bankruptcy Court”), which, together with the voluntary case of Talen Energy Corporation, filed on December 10, 2022, are jointly administered under Case No. 22-90054. “Cash Equivalents” means:

5 (1) U.S. dollars, Canadian dollars, Euros or, in the case of any Foreign Subsidiary, any local currencies held by it from time to time; (2) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities and/or reset dates of not more than 24 months from the date of acquisition thereof; (3) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service); (4) commercial paper or variable or fixed rate notes maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-3 or P-3 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (5) time deposits with, or domestic and eurodollar certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by, the administrative agent under the Exit Facilities Credit Agreement (or any Affiliate thereof), any lender or any other bank having combined capital and surplus of not less than $500,000,000 in the case of domestic banks and $100,000,000 (or the dollar equivalent thereof) in the case of foreign banks; (6) repurchase agreements with a term of not more than 90 days for underlying securities of the type described in clauses (2), (3) and (5) above entered into with any bank meeting the qualifications specified in clause (5) above or securities dealers of recognized national standing; (7) marketable short-term money market and similar funds either (x) either having assets in excess of $500,000,000 or (y) having a rating of at least A-3 or P-3 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (8) shares of investment companies that are registered under the Investment Company Act of 1940, as amended, and substantially all the investments of which are one or more of the types of securities described in clauses (1) through (7) above; (9) any hedging agreement that is entered into by and between the Issuer or any Restricted Subsidiary and any hedge bank (including any netting, set-off or netting rights thereunder); and (10) in the case of Investments by any Foreign Subsidiary or Investments made in a country outside the United States of America, other customarily utilized high-quality

6 Investments in the country where such Foreign Subsidiary is located or in which such Investment is made. “Cash Management Agreement” shall meanmeans any agreement or arrangement to provide Cash Management Services. “Cash Management Obligations” shall meanmeans obligations owed by the Issuer or any Restricted Subsidiary in connection with, or in respect of, any Cash Management Services or under any Cash Management Agreement. “Cash Management Services” shall meanmeans treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer (including automated clearing house fund transfer services), merchant services (other than those constituting a line of credit) and other cash management services. “Change of Control” means the occurrence of any of the following after the Issue Date: (1) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), (other than (A) one or more Permitted Holders or a parent entity,, (B) any Parent Entity, (C) any entity owned directly or indirectly by the direct or indirect stockholders of the Issuer in substantially the same proportion as their direct or indirect ownership of stock of the Issuer prior to such transaction or (D) any entity formed by the Issuer or its Affiliates) that is or becomes the Beneficial Owner of more than 50% of the total voting power of the Voting Stock of the Issuer; provided that: (1) (x) so long as the Issuer is a Subsidiary of any parent entityParent Entity, no person shall be deemed to be or become a Beneficial Owner of more than 50% of the total voting power of the Voting Stock of the Issuer unless such person shall be or become a Beneficial Owner of more than 50% of the total voting power of the Voting Stock of such parent entityParent Entity (other than a parent entityParent Entity that is a Subsidiary of another parent entityParent Entity), ; (y) any Voting Stock of which any Permitted Holder is the Beneficial Owner shall not in any case be included in any Voting Stock of which any such person is the Beneficial Owner; and (z) any Voting Stock of which any employee benefit plan of the Issuer or any of its Subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan, is the Beneficial Owner shall not in any case be included in any Voting Stock of which any such person is the Beneficial Owner; or (2) the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to a Person (other than the Issuer or any of its Restricted Subsidiaries or one or

7 more Permitted Holders) and any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), (other than (A) one or more Permitted Holders or any parent entity,, (B) any Parent Entity, (C) any entity owned directly or indirectly by the direct or indirect stockholders of the Issuer in substantially the same proportion as their direct or indirect ownership of stock of the Issuer prior to such transaction or (D) any entity formed by the Issuer or its Affiliates) is or becomes the Beneficial Owner of more than 50% of the total voting power of the Voting Stock of the transferee person in such sale or transfer of assets, as the case may be; provided that: (2) (x) so long as the Issuer is a Subsidiary of any parent entityParent Entity, no person shall be deemed to be or become a Beneficial Owner of more than 50% of the total voting power of the Voting Stock of the Issuer unless such person shall be or become a Beneficial Owner of more than 50% of the total voting power of the Voting Stock of such parent entityParent Entity (other than a parent entityParent Entity that is a Subsidiary of another parent entityParent Entity), ; (y) any Voting Stock of which any Permitted Holder is the Beneficial Owner shall not in any case be included in any Voting Stock of which any such person is the Beneficial Owner; and (z) any Voting Stock of which any employee benefit plan of the Issuer or any of its Subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan, is the Beneficial Owner shall not in any case be included in any Voting Stock of which any such person is the Beneficial Owner. For the avoidance of doubt, for purposes of this definition, (i) a merger or consolidation of a Subsidiary of the Issuer into another Subsidiary of the Issuer or (ii) other than, for the avoidance of doubt, a sale of Susquehanna, a sale of a Subsidiary of the Issuer to another person in a transaction permitted pursuant to the terms of this Indenture will not be deemed to be a Change of Control. Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 of the Exchange Act, : (i) a person or group shall not be deemed to Beneficially Own Voting Stock subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or, option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, ; (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Issuer owned, directly or indirectly, by any Permitted Holders that are part of such group shall be treated as beneficially ownedbeing Beneficially Owned by such Permitted Holders and shall not be treated as being

8 beneficially owned byBeneficially Owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, ; (iii) a person or group will not be deemed to Beneficially Own the Voting Stock of another person as a result of its ownership of Voting Stock or other securities of such other person’s parent entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity; and (iv) the right to acquire Voting Stock (so long as such person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a Beneficial Owner. Notwithstanding the foregoing, a Change of Control shall not occur (a) in connection with the consummation of any of the Transactions, any Permitted Reorganization Transaction, any IPO Reorganization Transaction or any Permitted Spin-Out Transaction, (b) as a result of the IPOCo Transactions, a QualifiedQualifying IPO and any transactions relating thereto, including, without limitation, (i) the contribution of the Capital Stock of the Issuer to IPO Listco or (ii) any transaction in which the Issuer remains a subsidiary of IPO Listco but one or more intermediate holding companies between the Issuer and IPO Listco are added, liquidated, merged or consolidated out of existence or (c) if the Issuer becomes a direct or indirect wholly owned Subsidiary of a direct or indirect parent entityParent Entity and immediately following that transaction no person (other than a direct or indirect parent entityParent Entity satisfying the requirements of this sentence or one or more Permitted Holders) is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such direct or indirect parent entityParent Entity (or its general partner, if applicable). No Change of Control will be deemed to have occurred unless and until such Change of Control has actually been consummated. “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline. “Clearstream” means Clearstream Banking S.A., Luxembourg, and any successor thereto. “Code” means the Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code as in effect on the Issue Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefore. “Collateral” means all the assets and properties subject to the Liens created by the Note Security Documents (excluding, for the avoidance of doubt, all Excluded Collateral). “Collateral Agent” means the collateral agent and/or administrative agent under the Credit Agreement. “Collateral Trust Agreement” means the Collateral Trust Agreement to be dated on or about the Effective Date among the Issuer, the other Grantors party thereto, the Trustee as the

9 Senior Notes Representative (as defined in the Collateral Trust Agreement), the Exit Facilities Collateral Agent as Senior Credit Agreement Representative (as defined in the Collateral Trust Agreement), and Citibank, N.A. as Collateral Trustee and each First Lien Representative party thereto from time to time, as amended, restated, amended and restated, supplemented or otherwise modified, renewed, refunded, or replaced or refinanced in whole or in part from time to time. “Collateral Trustee” means Citibank, N.A. and any of its successors in such capacity as collateral trustee under the Collateral Trust Agreement. “Commodity Hedging Agreement” means any agreement, whether financial or physical, (including each transaction or confirmation entered into pursuant to any Master Agreement) providing for one or more swaps, caps, collars, puts, calls, floors, futures, options, spots, forwards, energy, capacity or generation agreements, agreements involving ancillary services or other attributes with an economic value, agreements involving auction revenue rights, tolling or sale agreements (including, without limitation, power purchase agreements and heat rate call options), fuel or other feedstock purchase, storage or sale agreements, energy management agreements, emissions or other environmental credit purchase or sales agreements, power transmission agreements, fuel or other feedstock transportation agreements, fuel or other feedstock storage agreements, netting agreements, commercial or trading agreements or similar transactions, in each case with respect to, or involving, the purchase, processing, transmission, distribution, sale, exchange, lease, finance, or hedge of any Covered Commodity, price or price indices for any such Covered Commodity, or any other similar agreements (including, without limitation, derivative agreements or arrangements and transactions that offset existing transactions or result in a reset of existing transaction prices) entered into with respect to the purchase, sale or exchange of (or the option to purchase, sell or exchange) transmission, transportation, storage, distribution, processing, lease, or financefinancing of, or to manage fluctuations in the price or availability of any Covered Commodity or otherwise to hedge or mitigate commercial risk or exposure in connection with any Covered Commodity, and any agreement (including any guarantee, credit sleeve, or similar arrangement) providing for credit support for the foregoing; and, in each case, whether bilateral, over-the-counter, on or through an exchange or other execution facility, on or through a system, platform or portal operated by an ISO or RTO, cleared through a clearing house, clearing organization or clearing agency, or otherwise. “Completion Date” means the date of the Escrow Release, which shall occur promptly following the receipt by the Escrow Agent and the Trustee of the Escrow Release Officer’s Certificate. “Completion Date Rights Offering” means the rights offering of shares of new common stock of the Issuer to be issued pursuant to the Plan. “Confirmation Order” means the order entered by the U.S. Bankruptcy Court for the Southern District of Texas (Houston Division) on December 20, 2022 at Docket No. 1760 confirming the Plan as in effect on the date of the Offering Circular, together with any amendments, supplements or modifications thereto (Docket No. 1206).

10 “Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income of the Issuer for such period, adjusted by: (A) adding thereto (in each case, to the extent deducted in determining Consolidated Net Income of the Issuer for such period (other than with respect to clauses (7), (12) and, (18), (19) and (20))), without duplication, the amount of: (1) total interest expense (inclusive of amortization of premiums, deferred financing fees and other original issue discount and banking fees, charges and commissions (e.g., letter of credit fees and commitment fees, non-cash interest payments, the interest component of Capitalized Lease Obligations, net payments, if any, pursuant to interest rate protection agreements with respect to Indebtedness, the interest component of any pension or other post-employment benefit expense)) of the Issuer and its Restricted Subsidiaries determined on a consolidated basis for such period; (2) (x) provision for taxes based on income, profits or capital and such federal, foreign, state, local, withholding taxes and franchise, state single business unitary and similar taxes and excise taxes paid or accrued during such period (including, in each case, in respect of repatriated funds and any penalties and interest related to such taxes) for the Issuer and its Restricted Subsidiaries determined on a consolidated basis for such period and (y) the dollar amount of production tax credits generated by or otherwise available to the Issuer and its Restricted Subsidiaries for such period; (3) all depreciation and amortization expense of the Issuer and its Restricted Subsidiaries determined on a consolidated basis for such period, including but not limited to amortization or impairment of intangibles (including, but not limited to goodwill), non-cash write offs of debt discounts and debt issuances, non-cash costs and commissions, non-cash discounts and other non-cash fees and charges with respect to Indebtedness and Hedging Obligations; (4) extraordinary, unusual or non-recurring charges, or expenses or losses (including unusual or non-recurring expenses) of the Issuer and its Restricted Subsidiaries during such period including, without limitation, costs of and payments of legal settlements, fines, judgments or orders; (5) the amount of all other non-cash charges, losses or expenses (including non-cash employee and officer equity compensation expense (including stock and stock options), and expenses related to employee retention plans, employee benefit or management compensation plans, or asset write-offs, write-ups or write-downs) of the Issuer and its Restricted Subsidiaries determined on a consolidated basis for such period (but excluding any additions to bad debt reserves or bad debt expense and any non-cash charge to the extent it represents amortization of a prepaid cash item that was paid in a prior period); (6) cash restructuring costs, charges or reserves, including any restructuring costs and integration costs incurred in connection with the Transactions, any Permitted Reorganization Transaction, any Permitted Spin-Out Transaction, acquisitions or dispositions or other Specified Transactions, and such costs related to the closure and/or consolidation of facilities or plants, retention charges, contract termination costs,

11 recruiting, relocation, severance and signing bonuses and expenses, transaction fees and expenses (including professional and underwriting fees), and consulting fees and any one-time expenses relating to enhanced accounting function, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and non-recurring intellectual property development after the Issue Date, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), Public Company Costs, costs related to the implementation of operational and reporting systems and technology initiatives, project start-up costs or any other costs incurred in connection with any of the foregoing; (7) the amount of expected cost savings, operating expense reductions and synergies projected by the Issuer in good faith to be realizable in connection with specified actions (including, to the extent applicable, resulting from the Transactions), operating improvements, restructurings, cost saving initiatives and any other similar initiatives (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, synergies, operating improvements, restructurings and, cost savings or other initiatives had been realized on the first day of such period and as if such cost savings, operating expense reductions, synergies, operating improvements, restructurings, cost savings initiatives and other similar initiatives were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (7) to the extent duplicative of any expenses or charges otherwise added to Consolidated Adjusted EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that amounts added back pursuant to this clause (7) shall not account for more than 3035% of Consolidated Adjusted EBITDA in any period (calculated beforeafter giving effect to any such add-backs and adjustments); (other than any cost savings, operating expense reductions, operating enhancements, other operating improvements and synergies in connection with the Transactions or that are in compliance with Regulation S-X, in each case, as to which such cap shall not apply); (8) costs, charges, accruals, reserves or expenses, including, retention charges, contract termination costs, recruiting, relocation, severance and signing bonuses and expenses, transaction fees and expenses (including professional and underwriting fees), consulting fees, modifications to pension and post-retirement employee benefit plans and any one-time expenses relating to enhanced accounting function, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and non-recurring intellectual property development after the Issue Date, other business optimization expenses (including software development costs, transition costs and costs related to the closure or consolidation of facilities or plants and curtailments, costs related to entry into new markets, new systems design and implementation costs and project start-up costs) or any other costs incurred in connection with any of the foregoing; (9) other accruals, up-front fees, transaction costs, commissions, expenses, premiums or charges related to the Transactions including fees, costs and expenses of any

12 counsel, consultants or other advisors; any Equity Offering, permitted investment, acquisition, disposition, recapitalization or incurrence, repayment, amendment or modification of Indebtedness (whether or not successful, and including costs and expenses of any administrative agent and lenders that are reimbursed) and up-front or financing fees, transaction costs, commissions, expenses, premiums or charges related to the Transactions and any non-recurring merger or business acquisition transaction costs incurred during such period (in each case whether or not successful); (10) adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” (or similar pro forma non-GAAP measures) as set forth in the section entitled “Summary—Summary Historical Consolidated Financial Data and Certain Prospective Financial Information” in the Offering Circular to the extent adjustments of such nature continue to be applicable during the period in which Consolidated Adjusted EBITDA is being calculated; (11) expenses to the extent covered by contractual indemnification, insurance or refunding provisions in favor of the Issuer or any of its Restricted Subsidiaries and actually paid by such third parties, or, so long as the Issuer has made a determination that a reasonable basis exists for payment and only to the extent that such amount is in fact paid within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so paid within such 365 days); (12) to the extent covered by business interruption insurance and actually reimbursed or otherwise paid, expenses or losses relating to business interruption or any expenses or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, acquisition or any sale, conveyance, transfer or other disposition of assets, in each case, permitted under this Agreement, so long as the Issuer has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); (13) losses on sales or dispositions of assets outside the ordinary course of business (including, without limitation, asset retirement costs); (14) effects of adjustments in the consolidated financial statements of the Issuer pursuant to GAAP (including, without limitation, in the inventory, property and equipment, goodwill, software, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions, any Permitted Reorganization Transaction, any Permitted Spin-Out Transaction or any acquisition or the amortization or write-off of any amounts thereof; (15) adjustments on upfront premiums received or paid by the Issuer and its Restricted Subsidiaries for financial options in periods other than the strike periods;

13 (16) losses (reduced by any gains) attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815 — Derivatives and Hedging; (17) Expenses Relating to a Unit Outage (if positive); provided that the only Expenses Relating to a Unit Outage that may be included as Consolidated Adjusted EBITDA shall be, without duplication, (A) up to $115.0 million an amount equal to the greater of (x) $210.0 million and (y) 20% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated after giving effect to any add-back) per fiscal year of Expenses Relating to a Unit Outage incurred within the first 12 months of any planned or unplanned outage or Operations Failure of any Unit by reason of any action by any regulatory body or other Governmental Authority or to comply with any Applicable Law and (B) up to $70.0 million an amount equal to the greater of (x) $105.0 million and (y) 10% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated after giving effect to any add-back) per fiscal year of Expenses Relating to a Unit Outage incurred within the first 12 months of any planned outage of any Unit for purposes of expanding or upgrading such Unit; and (18) the proceeds of any business interruption insurance (to the extent not included in Consolidated Net Income for such period) and, without duplication of such amounts, all EBITDA Lost as a Result of a Unit Outage and all EBITDA Lost as a Result of a Grid Outage less, in all such cases, the absolute value of Expenses Relating to a Unit Outage (if negative); provided that the amount calculated pursuant to this clause (18) shall not be less than zero; (19) for the first 36 months after the date of the execution of the applicable amendment, contract, increased pricing or initiatives, the amount of incremental contract value of the Issuer and its Restricted Subsidiaries that the Issuer in good faith reasonably believes would have been realized or achieved as a Consolidated Adjusted EBITDA contribution for the period for which Consolidated Adjusted EBITDA is being calculated from (i) increased pricing or volume initiatives and/or (ii) the entry into (and performance under) binding and effective new agreements with new customers or, if generating incremental contract value, new agreements (or amendments to existing agreements) with existing customers (collectively, “New Contracts”) during such period had such New Contracts been effective and had performance thereunder commenced as of the beginning of such period (including, without limitation, such incremental contract value attributable to New Contracts that are in excess of (but without duplication of) contract value attributable to New Contracts that has been actually realized as Consolidated Adjusted EBITDA contribution during such period) as long as such incremental contract value is reasonably identifiable and factually supportable (which contract value shall be added to Consolidated Adjusted EBITDA until fully realized, shall be subject to certification by management of the Issuer and shall be calculated on a Pro Forma Basis as though such “run-rate” contract value had been realized on the first day of such period); (20) adjustments evidenced by or contained in a due diligence quality of earnings or other financial diligence report made available to the Trustee (subject, in each

14 case, to customary access letters) prepared with respect to the target of an acquisition or other Investment permitted hereunder by (x) a “big-four” nationally recognized accounting firm or (y) any other accounting firm that shall be reasonably acceptable to the administrative agent under the Credit Agreement or the Trustee; (21) earn-out, deferred payment or other contingent obligation expense and adjustments thereof incurred in connection with any acquisition or other Investment which is paid or accrued during the applicable period, and any other cash charges resulting from the application of ASC 805; and (22) any non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances) or other inventory adjustments (including any non-cash increase in expenses as a result of last-in first-out and/or first-in first-out methods of accounting); and (B) subtracting therefrom (in each case, to the extent included in determining Consolidated Net Income of the Issuer for such period (other than with respect to clause (i))) the amount of (i) all cash payments or cash charges made (or incurred) by the Issuer or any of its Restricted Subsidiaries for such period on account of any non-cash charges added back to Consolidated Adjusted EBITDA in a previous period, (ii) income and gain items corresponding to those referred to in clauses (A)(4), (A)(5) and (A)(13) above (other than the accrual of revenue in the ordinary course), (iii) gains related to pensions and other post-employment benefits and (iv) federal, state, local and foreign income tax credits (except as provided in clause (A)(2)(y) above); provided that: (A) to the extent included in Consolidated Net Income of the Issuer for such period, there shall be excluded in determining Consolidated Adjusted EBITDA (x) currency translation gains and losses related to currency re-measurements of Indebtedness or intercompany balances and (y) gains or losses on agreements relating to Hedging Obligations; (B) to the extent included in Consolidated Net Income of the Issuer for such period, there shall be excluded in determining Consolidated Adjusted EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standard No. 39 and their respective related pronouncements and interpretations; (C) there shall be included in determining Consolidated Adjusted EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person or business, or attributable to any property, assets, division or line of business acquired by the Issuer or any Restricted Subsidiary during such period (or any property, assets, division or line of business subject to a letter of intent or purchase agreement at such time) (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any property, assets, division or line of business, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Issuer or such Restricted

15 Subsidiary (each such Person, property, assets, division or line of business acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary or Excluded Project Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the actual Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) an adjustment in respect of each Pro Forma Entity equal to the amount of the pro forma adjustmentPro Forma Adjustment with respect to such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition); and (D) to the extent included in Consolidated Adjusted EBITDA, there shall be excluded in determining Consolidated Adjusted EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary or Excluded Project Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by the Issuer or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold, transferred, abandoned or otherwise disposed of, or closed or so classified, a “Disposed Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) and any Restricted Subsidiary that is converted into an Excluded Project Subsidiary during such period (each, a “Converted Excluded Project Subsidiary”), in each case based on the actual Disposed EBITDA of such Disposed Entity or Business, Converted Unrestricted Subsidiary or Converted Excluded Project Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition, closure, classification or conversion). Notwithstanding the above, the Consolidated Adjusted EBITDA of the Issuer for the fiscal quarter ended (in each case, subject to pro forma adjustments for transactions occurring after the Issue Date): (a) June 30, 2022 will be deemed to be $80,200,000; (b) September 30, 2022 will be deemed to be $257,500,000; (c) December 31, 2022 will be deemed to be $151,200,000; and (d) March 31, 2023 will be deemed to be $328,600,000. “Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Net Debt that is secured by a Lien on the Collateral that is pari passu with the Liens securing the Notes as of such date of determination to (b) Consolidated Adjusted EBITDA for the Test Period most recently ended on or prior to such date, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Secured Net Leverage Ratio” and as determined in good faith by the Issuer; provided that (i) any Person that is a Restricted Subsidiary on such date of determination will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference periodTest Period and (ii) any Person that is not a Restricted Subsidiary on such date of determination will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference periodTest Period. “Consolidated Interest Expense” means, with respect to any Person for any period, the consolidated cash interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease

16 Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments or receipts (if any) pursuant to interest rate Hedging Obligations, but not including amortization of original issue discount, deferred financing costs and other non-cash interest payments), net of cash interest income. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Issuer or any Restricted Subsidiary with respect to any interest rate hedging agreements. “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (1) for any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, the amount of dividends or similar distributions (including pursuant to other intercompany payments but excluding cash distributions made concurrently with any Investment in such Person from the Issuer or a Restricted Subsidiary) paid in cash to the specified Person or a Restricted Subsidiary of the Person shall be included; (2) solely for the purpose of determining the amount available for Restricted Payments under Section 4.05(a)(4)(C)(i), the Net Income of any Restricted Subsidiary that is not a Subsidiary Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (3) the cumulative effect of a change in accounting principles will be excluded; (4) any net after-tax non-recurring or unusual gains, losses (less all fees and expenses relating thereto) or other charges or revenue or expenses (including, without limitation, relating to severance, relocation and one-time compensation charges) shall be excluded; (5) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded, whether under FASB 123R or otherwise; (6) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded; (7) any gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions shall be excluded;

17 (8) any impairment charge or asset write-off pursuant to Financial Accounting Statement No. 142 and No. 144 or any successor pronouncement shall be excluded; (9) the effects of all adjustments (including the effects of such adjustments pushed down to the Issuer and the Restricted Subsidiaries) in the Issuer’s consolidated financial statements pursuant to GAAP, net of taxes, resulting from the application of fresh start accounting principles as a result of the Case or the consummation of the Plan shall be excluded; and (10) restructuring-related or other similar charges, fees, costs, commissions and expenses or other charges incurred during such period in connection with this Indenture, the Exit Facilities Credit Agreement and related documents, the Sidecar L/C Facility, the Case, any reorganization plan in connection with the Case, and any and all transactions contemplated by the foregoing, including the write-off of any receivables, the termination or settlement of executory contracts, professional and accounting costs fees and expenses, management incentive, employee retention or similar plans (in each case to the extent such plan is approved by the Bankruptcy Court to the extent required), litigation costs and settlements, asset write-downs, income and gains recorded in connection with the corporate reorganization of the debtors under the Plan shall, in each case, be excluded. In addition, to the extent not already included in Consolidated Net Income of the Issuer and its Restricted Subsidiaries, Consolidated Net Income shall, at the option of the Issuer, include (x) the amount of proceeds received from business interruption insurance in respect of expenses, charges or losses with respect to business interruption, (y) reimbursements of any expenses or charges that are actually received and covered by indemnification or other reimbursement provisions, in each case, to the extent such expenses, charges or losses were deducted in the calculation of Consolidated Net Income and (z) the purchase accounting effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in component amounts required or permitted by GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to the Issuer and the Restricted Subsidiaries), as a result of any acquisition or other similar investment permitted under this Agreement, or the amortization or write-off of any amounts thereof. “Consolidated Net Tangible Assets” means, as of any date of determination, the total consolidated assets of the Issuer and its Subsidiaries, less the sum of goodwill and other intangible assets, in each case determined on a consolidated basis in accordance with GAAP, as shown in the most recentconsolidated balance sheet of the Issuer for the then-most recent fiscal quarter or fiscal year, as applicable, for which financial statements have been delivered pursuant to Section 4.09 or were required to be delivered (or, at the option of the Issuer, are internally available), and after giving pro forma effect to any acquisition or disposal of any property or assets consummated after the date of the applicable balance sheet and on or prior to the date of determination. “Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Net Debt as of such date of determination to (b)

18 Consolidated Adjusted EBITDA for the Test Period most recently ended on or prior to such date; provided that (i) any Person that is a Restricted Subsidiary on such date of determination will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference periodTest Period and (ii) any Person that is not a Restricted Subsidiary on such date of determination will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference periodTest Period. For purposes of calculating the Consolidated Secured Net Leverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of such ratio is made shall be calculated on a Pro Forma Basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated Adjusted EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Issuer or any Restricted Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then the Consolidated Secured Net Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this definition. In the event that the Issuer or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculation of the Consolidated Secured Net Leverage Ratio (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (x) during the applicable Test Period or (y) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of such ratio is made, then the Consolidated Secured Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period. Whenever pro forma effect is to be given to a Specified Transaction or implementation of an operating initiative, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer and include, for the avoidance of doubt, the amount of cost savings, operating expense reductions, other operating improvements and synergies are reasonably identifiable, factually supportable and projected by the Issuer in good faith to be reasonably anticipated to be realizable within 18 months after the closing date of such Specified Transaction or implementation of an operating initiative (provided, that, to the extent any such operational changes are not associated with a transaction, such changes shall be limited to those for which all steps have been taken for realizing such savings and are factually supportable, reasonably identifiable and supported by an Officer’s Certificate delivered to the Trustee) (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions; provided, that any increase in Consolidated Adjusted EBITDA as a result of cost savings, operating expense

19 reductions, other operating improvements and synergies shall be subject to the limitations set forth in the definition of “Consolidated Adjusted EBITDA”. “Consolidated Senior Secured Net Debt” means, as of any date of determination, (a) the aggregate amount of Indebtedness of the Issuer and its Restricted Subsidiaries, consisting only of Indebtedness for borrowed money that is secured by a Lien on the Collateral and obligations in respect of Capitalized Lease Obligations and purchase money Indebtedness that is secured by a Lien on any asset or property of the Issuer or any Restricted Subsidiary outstanding on such date, determined on a consolidated basis in accordance with GAAP minus (b) the aggregate amount of Unrestricted Cash minus (c) amounts in the Term C Collateral Accounts, if any,[reserved] minus (d) cash and cash equivalents of the Issuer and its Restricted Subsidiaries that are restricted in favor of the Exit Facilities Credit Agreement or the Sidecar L/C Facility whether or not held in a pledged account; provided that Consolidated Senior Secured Net Debt shall not include Indebtedness (i) in respect of (x) any cash collateralized letter of credit, or (y) any other letter of credit, except to the extent of unreimbursed amounts drawn thereunder, (ii) of Excluded Subsidiaries (but, for the avoidance of doubt, not secured guarantees of such Indebtedness by the Issuer or the Subsidiary Guarantors) or (iii) in respect of Hedging Obligations. “Consolidated Total Net Debt” means, as of any date of determination, (a) (x) (i) the aggregate outstanding principal amount of all Indebtedness of the types described in clause (a) (solely to the extent such Indebtedness matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the sole option of the Issuer or any Restricted Subsidiary, to a date more than one year from the date of its creation), clause (d) (but, in the case of clause (d), only to the extent of any unreimbursed drawings under any letter of credit which are not cash collateralized or backstopped) and clause (f) of the definition thereof, in each case actually owing by the Issuer and the Restricted Subsidiaries on such date and to the extent appearing on the balance sheet of the Issuer determined on a consolidated basis in accordance with GAAP and (ii) purchase money Indebtedness (and excluding, for the avoidance of doubt, Hedging Obligations and Cash Management Obligations) of the Issuer and its Restricted Subsidiaries and (y) Guarantee Obligations of the Issuer and its Restricted Subsidiaries for the benefit of any Person (other than of the Issuer or any Restricted Subsidiary) of the type described in clause (x) above minus (b) the aggregate amount of Unrestricted Cash minus (c) amounts in the Term C Collateral Accounts, if any,[reserved] minus (d) cash and cash equivalents of the Issuer and its Restricted Subsidiaries that are restricted in favor of the Exit Facilities Credit Agreement or the Sidecar L/C Facility whether or not held in a pledged account. “Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Net Debt as of such date of determination to (b) Consolidated Adjusted EBITDA for the for the Test Period most recently ended on or prior to such date, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Secured Net Leverage Ratio” and as determined in good faith by the Issuer; provided that (i) any Person that is a Restricted Subsidiary on such date of determination will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference periodTest Period and (ii) any Person that is not a

20 Restricted Subsidiary on such date of determination will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference periodTest Period. “Controlling First Lien Representative” means, with respect to one of more Series of First Lien Debt, the First Lien Representative(s) determined or appointed in accordance with, and as more fully described in, the Collateral Trust Agreement. “Converted Excluded Project Subsidiary” has the meaning set forth in the definition of Consolidated Adjusted EBITDA. “Converted Restricted Subsidiary” has the meaning set forth in the definition of the term “Consolidated Adjusted EBITDA”. “Converted Unrestricted Subsidiary” has the meaning set forth in the definition of the term “Consolidated Adjusted EBITDA”. “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Issuer. “Covered Commodity” means any energy, electricity, generation, capacity, power, heat rate, congestion, natural gas, natural gas liquids, nuclear fuel (including enrichment, conversion and fabrication rights), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, feedstock, weather, emissions, carbon, renewable energy and other environmental credits, waste by-products, “cap and trade” related credits, or any other energy related commodity or service (including ancillary services, attributes with an economic value, and related risks (such as location basis)). “Credit Agreement” means the credit agreement to be entered into on or about the Effective Date by and among the Issuer, the applicable administrative agent, and each lender and issuing bank from time to time party thereto, together with the related documents thereto, providing for the term, revolving and letter of credit facilities of the Issuer described under the caption “Description of Other Indebtedness” in the Offering Circular (including any letters of credit and reimbursement obligations related thereto, any guarantees and security documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder, in whole or in part), the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or one or more successors to the Credit Agreement or one or more new credit agreements. “Credit Facility” means one or more credit facilities (including, without limitation, the Exit Facilities Credit Agreement) or commercial paper facilities with banks or other commercial or institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of

21 debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not in one or multiple facilities, with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee, whether provided under the original Exit Facilities Credit Agreement or any other credit or other agreement or indenture, and irrespective of any changes in the terms and conditions thereof, the borrower(s) thereunder or the guarantors thereof) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee Obligation and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantee Obligations, pledges, agreements, security agreements and collateral documents). For the avoidance of doubt, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof. “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto. “Default” means any event, act or condition that with notice or lapse of time, or both, would (without cure or waiver hereunder) constitute an Event of Default. “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto. “Depository” means DTC, its nominees and their respective successors. “Derivative Instrument,” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuer and/or any one or more of the Subsidiary Guarantors (the “Performance References”). “Disposed EBITDA” means, with respect to any Disposed Entity or Business, any Converted Unrestricted Subsidiary or any Converted Excluded Project Subsidiary for any period, the amount for such period of Consolidated Adjusted EBITDA of such Disposed Entity or Business, Converted Unrestricted Subsidiary or Converted Excluded Project Subsidiary (determined as if references to the Issuer and the Restricted Subsidiaries in the definition of “Consolidated Adjusted EBITDA” were references to such Disposed Entity or Business, Converted Unrestricted Subsidiary or Converted Excluded Project Subsidiary, as applicable, and

22 its respective Restricted Subsidiaries), all as determined on a consolidated basis for such Disposed Entity or Business, Converted Unrestricted Subsidiary or Converted Excluded Project Subsidiary, as the case may be. “Disposed Entity or Business” has the meaning set forth in the definition of Consolidated Adjusted EBITDA. “Disposition” means (i) the conveyance, sale, lease (other than an operating lease entered into in the ordinary course of business or consistent with past practice), assignment, transfer, issuance or otherwise the consummation of the disposition of any of property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired or (ii) consummation of the sale to any Person of any Capital Stock of a Restricted Subsidiary, in each case by the Issuer or any Restricted Subsidiary. “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.; provided, that, if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer (or any direct or indirect parent company thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any present or former employee, officer, director, manager or consultant, of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the Issuer or any Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Issuer, in each case, pursuant to any stockholders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement or otherwise in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, officer, director, manager or consultant shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or any of its Subsidiaries. “Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S. “Domestic Subsidiary” means any Subsidiary of the Issuer that was incorporated or organized under the laws of the United States, any state thereof or the District of Columbia. “DTC” means The Depository Trust Company. “EBITDA Lost as a Result of a Grid Outage” means, to the extent that any transmission or distribution lines go out of service (in connection with weather related events or otherwise), the sum of (x) the revenue not actually earned by the Issuer and its Restricted Subsidiaries that would otherwise have been earned (based on the good faith determination of the Issuer) with

23 respect to any Unit within the first 12-month period that such transmission or distribution lines were out of service had such transmission or distribution lines not been out of service during such period and (y) the amount of any penalties or bonuses that are paid by the Issuer and its Restricted Subsidiaries as a result of such outage. “EBITDA Lost as a Result of a Unit Outage” means, to the extent that any Unit (i) is out of service as a result of any unplanned outage or shut down (in connection with weather related events or otherwise) or (ii) is prevented from operating at normal capacity due to extraordinary weather or other unplanned and extraordinary conditions that cause the Unit not to be able to operate at normal capacity (such failure described in this clause (ii), an “Operations Failure”), the sum of (x) the revenue not actually earned by the Issuer and its Restricted Subsidiaries that would otherwise have been earned (based on the good faith determination of the Issuer) with respect to any such Unit during the first 12-month period of any such outage, shut down or Operations Failure had such Unit not been out of service or in Operations Failure during such period and (y) the amount of any penalties or bonuses that are paid by the Issuer and its Restricted Subsidiaries as a result of such outage or Operations Failure. “Effective Date” means the effective date of the Plan. “Enforcement Action” has the meaning set forth in the Collateral Trust Agreement. “Environmental CapEx Debt” means Indebtedness of the Issuer or its Restricted Subsidiaries incurred for the purpose of financing capital expenditures and other costs deemed reasonably necessary by the Issuer or any Restricted Subsidiary or otherwise undertaken voluntarily by the Issuer or any Restricted Subsidiary, to comply with, or in anticipation of having to comply with, applicable Environmental Laws or capital expenditures otherwise undertaken voluntarily by the Issuer or any Restricted Subsidiary in connection with environmental matters (collectively, “Environmental CapEx”). “Environmental Law” means any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and, in each case, as amended, and any legally binding judicial or administrative interpretation thereof, including without limitation any legally binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, or to human health or safety (in each case to the extent relating to human exposure to Hazardous Materials) or Hazardous Materials. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). “Equity Offering” means (a) a public or private sale of Equity Interests of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock) or (b) any cash contribution to the equity capital of the Issuer, other than: (i) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8; and (ii) issuances to any Subsidiary of the Issuer or any such parent, in each case made after the Completion Date. The Completion Date Rights Offering shall not constitute an Equity Offering.

24 “Escrow Agreement” means (a) the escrow agreement, dated as of the Issue Date, as amended, supplemented or modified from time to time in accordance with the terms of this Indenture, among the Issuer, the Trustee and the Escrow Agent, relating to the escrow of proceeds from the offer and sale of the Initial Notes and (b) any escrow agreement relating to the escrow of proceeds from the offer and sale of any Additional Notes. “Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear System, and any successor thereto. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Excluded Collateral” means (a) Excluded Stock and Stock Equivalents and (b) Excluded Property. “Excluded Contribution” means net cash proceeds or fair market value of property or assets received by the Issuer as capital contributions to the equity (other than through the issuance of Disqualified Stock) of the Issuer after the Completion Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of their employees to the extent funded by the Issuer or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Issuer, in each case designated as an Excluded Contribution pursuant to an Officer’s Certificate. Excluded Contributions will be excluded from the calculation set forth in Section 4.05(a)(4)(C). For the avoidance of doubt, any net cash proceeds of the Completion Date Rights Offering shall not constitute an Excluded Contribution. “Excluded Project Subsidiary” means: (1) any Non-Recourse Subsidiary; (2) any Restricted Subsidiary designated by the Issuer as an “Excluded Project Subsidiary” following the Issue Date pursuant to Section 4.10, until its re-designation as a Restricted Subsidiary thereunder; and (3) any Restricted Subsidiary of an Excluded Project Subsidiary. “Excluded Property” has the meaning set forth in the Exit Facilities Credit Agreement. “Excluded Stock and Stock Equivalents” has the meaning set forth in the Exit Facilities Credit Agreement. “Excluded Subsidiary” means: (1) (a) each Domestic Subsidiary that is designated as an Excluded Subsidiary on the Completion Date pursuant to the Exit Facilities Credit Agreement and (b) each future Domestic Subsidiary, in each case, for so long as any such Subsidiary does not constitute a Material Subsidiary (as defined in the Exit Facilities Credit Agreement) as of the most recently ended fiscal quarter or fiscal year, as applicable, for which financial

25 statements have been delivered pursuant to Section 4.09 hereunderor were required to be delivered (or, at the option of the Issuer, are internally available); (2) each Domestic Subsidiary that is not a Wholly Owned Subsidiary or otherwise constitutes a joint venture (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary or joint venture); (3) (a) any Subsidiary of the Issuer that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, and any successor statutes theretoCode (any such Subsidiary, a “CFC”) or (b) a Subsidiary of the Issuer that has no material assets other than (i) the Capital Stock (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in (x) one or more Foreign Subsidiaries that are CFCs or (y) one or more other CFC Holding Companies and (ii) cash and cash equivalents, and other assets, being held on a temporary basis incidental to the holding of assets described in clause (3)(b)(i) of this definition (each, a “CFC Holding Company”); (4) each Domestic Subsidiary that is (i) prohibited by any applicable (x) contractual requirement, (y) Applicable Law (including without limitation as a result of applicable financial assistance, directors’ duties or corporate benefit requirements) or (z) organizational document (in the case of clauses (x) and (z), in effect on the Completion Date or any date of acquisition of such Subsidiary (to the extent such prohibition was not entered into in contemplation of the Subsidiary Guaranteesuch acquisition)) from guaranteeing or granting Liens to secure the Notes Obligations under this Indenture and the Notes at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), or (ii) required to obtain consent, approval, license or authorization of a Governmental Authority for such guarantee or grant (unless such consent, approval, license or authorization has already been received); provided that there shall be no obligation to obtain such consent; (5) each Domestic Subsidiary of a CFC Holding Company or a Foreign Subsidiary that is a CFC or CFC Holding Company; (6) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Issuer, the cost or other consequences (including any material adverse tax or, regulatory or accounting consequences) of guaranteeing the Notes Obligations under this Indenture and the Notes shall be excessive in view of the benefits to be obtained by the secured parties therefrom; (7) each Unrestricted Subsidiary; (8) any Foreign Subsidiary; (9) any special purpose “bankruptcy remote” entity, including any receivables entity and any securitization subsidiary;

26 (10) any other Domestic Subsidiary to the extent that the guarantee of the Notes Obligations under this Indenture and the Notes by such Subsidiary could reasonably be expected to result in a materialan adverse tax or, regulatory consequencesor accounting consequence to the Issuer or any of its Restricted Subsidiaries (asor, in the case of tax consequences, any Parent Entity) that is not de minimis (as reasonably determined by the Issuer in consultation with the Exit Facilities Collateral Agent for purposes of the Exit Facilities Credit Agreement); (11) any captive insurance subsidiary; (12) any non-profit Subsidiary; (13) any broker-dealer Subsidiary; or (14) any Excluded Project Subsidiary. “Existing Secured Financing Agreements” means (a) the Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of May 11, 2022, among the Issuer, Citibank, N.A., as administrative agent and as collateral trustee, and each lender and each issuing lender from time to time party thereto (as amended, restated, supplemented or otherwise modified), (b) the Superpriority Secured Debtor-in-Possession Letter of Credit Facility Agreement, dated as of May 11, 2022 among the Issuer, Citibank, N.A., as administrative agent and as collateral trustee, and each lender from time to time party thereto (as amended, restated, supplemented or otherwise modified), (c) the Credit Agreement, entered into as of December 14, 2021, among the Issuer, Talen Energy Marketing, LLC, a Pennsylvania limited liability company, Susquehanna Nuclear, LLC, a Delaware limited liability company, Alter Domus (US) LLC, as administrative agent, and each lender from time to time party thereto (as amended, restated, supplemented or otherwise modified), (d) the Term Loan Credit Agreement, entered into as of July 8, 2019, among the Issuer, Wilmington Trust, National Association (as successor to JPMorgan Chase bank, N.A.), as administrative agent, and each lender from time to time party thereto (as amended, restated, supplemented or otherwise modified prior to the date hereof), (e) the Credit Agreement, entered into as of June 1, 2015, among the Issuer, Citibank, N.A., as administrative agent and as collateral trustee, and each lender and each issuing lender from time to time party thereto (as amended, restated, supplemented or otherwise modified), (f) the Indenture, dated as of May 21, 2019 (as amended, restated, supplemented or otherwise modified), among the Issuer, the guarantors party thereto and The Bank of New York Mellon, as trustee, governing the Issuer’s 7.25% Senior Secured Notes due 2027, (g) the Indenture, dated as of July 8, 2019 (as amended, restated, supplemented or otherwise modified), among the Issuer, the guarantors party thereto and The Bank of New York Mellon, as trustee, governing the Issuer’s 6.625% Senior Secured Notes due 2028 and (h) the Indenture, dated as of May 22, 2020 (as amended, restated, supplemented or otherwise modified), among the Issuer, the guarantors party thereto and The Bank of New York Mellon, as trustee, governing the Issuer’s 7.625% Senior Secured Notes due 2028. “Exit Facilities Collateral Agent” means the collateral agent and/or administrative agent under the Exit Facilities Credit Agreement.

27 “Exit Facilities Credit Agreement” means the credit agreements to be entered into on or about the Effective Date by and among the Issuer, the applicable administrative agent, and each lender and issuing bank from time to time party thereto, together with the related documents thereto, providing for the term, revolving and letter of credit facilities of the Issuer described under the caption “Description of Other Indebtedness” in the Offering Circular (including any letters of credit and reimbursement obligations related thereto, any guarantees and security documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder, in whole or in part), the borrowings and commitments then outstanding or permitted to be outstanding under such Exit Facilities Credit Agreement or one or more successors to the Exit Facilities Credit Agreement or one or more new credit agreements. “Expenses Relating to a Unit Outage” means an amount (which may be negative) equal to (x) the sum of any expenses or other charges as a result of any (i) outage or shut-down (in connection with weather related events or otherwise) or (ii) Operations Failure of any Unit, including any expenses or charges relating to (a) restarting any such Unit so that it may be placed back in service after such outage, shut-down or Operations Failure, (b) purchases of power, natural gas or heat rate to meet commitments to sell, or offset a short position in, power, natural gas or heat rate that would otherwise have been met or offset from production generated by such Unit during the period of such outage, shut-down or Operations Failure, (c) starting up, operating, maintaining and shutting down any other Unit that would not otherwise have been operating absent such outage, shut-down or Operations Failure, including the fuel and other operating expenses, incurred to start-up, operate, maintain and shut-down such Unit and that are required during the period of time that such Unit suffering an outage, shut-down or Operations Failure is out of service or in Operations Failure in order to meet the commitments of such Unit suffering an outage, shut-down or Operations Failure to sell, or offset a short position in, power, natural gas or heat rate and (d) penalties that are paid by the Issuer and its Restricted Subsidiaries as a result of such outage, shut-down or Operations Failure less (y) any expenses or charges not in fact incurred (including fuel and other operating expenses) that would have been incurred absent such outage, shut-down or Operations Failure. “First Lien” shall have the meaning assigned to it in the Collateral Trust Agreement. “First Lien Debt” means (a) the Notes issued on the Issue Date and the related Subsidiary Guarantees, (b) Indebtedness incurred under the Exit Facilities Credit Agreement (including unutilized revolving commitments and the undrawn amount of letters of credit, whether or not then available to be drawn) and any guarantees thereof, (c) Additional First Lien Debt (other than certain cash management obligations and hedging obligations described in the Collateral Trust Agreement), (d) certain cash management obligations described in the Collateral Trust Agreement and (e) certain Hedging Obligations under secured hedging agreements described in the Collateral Trust Agreement.

28 “First Lien Documents” means, collectively, the Note Documents and any additional indenture, credit agreement or other agreement pursuant to which any other First Lien Debt is incurred or secured in accordance with the terms of each applicable First Lien Document and the Note Security Documents related thereto (other than any Note Security Documents that do not secure First Lien Obligations). “First Lien Obligations” means the First Lien Debt and all other Obligations (as defined under the applicable First Lien Document) in respect thereof. “First Lien Representative” means, with respect to any Series of First Lien Debt, the representative determined or appointed in accordance with the Collateral Trust Agreement and, if applicable, the relevant First Lien Documents. “First Lien Secured Parties” means each holder of a First Lien Obligation, including each First Lien Representative and the Collateral Trustee. “Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization. “Fixed Charge Coverage Ratio” means on any date of determination, the ratio of (a) the Consolidated Adjusted EBITDA for the most recent four fiscal quarter period for which financial statements have been delivered pursuant to Section 4.09recently ended Test Period to (b) the Fixed Charges of the Issuer for such period, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Secured Net Leverage Ratio” and as determined in good faith by the Issuer. “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of: (a) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries; plus (b) any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus (c) the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Capital Stock payable in Capital Stock of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; provided, that, “Fixed Charges” as defined in this definition, of any Person, the Consolidated Adjusted EBITDA of which is excluded from the Consolidated Adjusted EBITDA of such Person, shall be excluded for all purposes of this definition.

29 “Foreign Subsidiary” of any Person means any Subsidiary of such Person that is not a Domestic Subsidiary. “Fourth Supplemental Indenture” means the fourth supplemental indenture by and among the Issuer, the Subsidiary Guarantors and the Trustee, to be dated on or about January 13, 2025. “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Issuer notifies the Trustee that the Issuer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Issue Date in GAAP or in the application thereof on the operation of such provision (an “Accounting Change”), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such Accounting Change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. “Global Note Legend” means the legend set forth in Section 2.06(f)(2), which is required to be placed on all Global Notes issued under this Indenture. “Global Notes” means, individually and collectively, each of the Global Notes substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01 hereof. “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option. “Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government or any governmental or non-governmental authority regulating the generation and/or transmission of energy, including the U.S. Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, PJM, a central bank, stock exchange or any other ISO or RTO. “Grantor” means each of and “Grantors” means, collectively, the Issuer, the Subsidiary Guarantors and any other Person that at any time provides collateral security for the First Lien Obligations. “Guarantee Obligations” means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect

30 thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Issue Date or entered into in connection with any acquisition or disposition of assets permitted under this Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. “Hazardous Materials” means (a) any petroleum or petroleum products spilled or released into the environment, radioactive materials, friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, for which a release into the environment is prohibited, limited or regulated by any Environmental Law. “Hedging Obligations” means, with respect to any Person, the obligations of such Person under (a) any transaction (whether financial or physical) (including an agreement with respect to any such transaction) (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (whether financial or physical) (including any option with respect to any of these transactions), (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made or (iii) any other similar transactions or any combination of any of the foregoing (whether financial or physical) (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, annexes, supplements, definitional sets, and other documents, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) any agreement (whether financial or physical) (including each

31 transaction or confirmation entered into pursuant to any Master Agreement) providing for one or more swaps, caps, collars, puts, calls, floors, futures, options, spots, forwards, energy, capacity or generation agreements, agreements involving ancillary services or other attributes with an economic value, tolling or sale agreements (including, without limitation, power purchase agreements and heat rate call options), fuel or other feedstock purchase, storage or sale agreements, emissions or other environmental credit purchase or sales agreements, power transmission agreements, fuel or other feedstock transportation agreements, fuel or other feedstock storage agreements, netting agreements, commercial or trading agreements, in each case with respect to, or involving, the purchase, processing, transmission, distribution, sale, exchange, lease, finance, or hedge of any Covered Commodity, price or price indices for any such Covered Commodity, or any other similar agreements (including, without limitation, derivative agreements or arrangements) entered into with respect to the sale or exchange of (or the option to purchase, sell or exchange) transmission, transportation, storage, distribution, processing, lease, or finance, or to manage fluctuations in the price or availability of any Covered Commodity or otherwise hedge or mitigate commercial risk or exposure in connection with any Covered Commodity, and any agreement (including any guarantee, credit sleeve, or similar arrangement) providing for credit support for the foregoingCommodity Hedging Agreement; and, in the case of clauses (a), (b) and (c), whether bilateral, over-the-counter, financial or physical, on or through an exchange or other execution facility, on or through a system, platform or portal operated by an ISO or RTO, cleared through a clearing house, clearing organization or clearing agency, or otherwise. “Holder” means the Person in whose name a Note is registered on the Registrar’s books. “IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto, as applicable, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors. “Indebtedness” of any Person means (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person, (d) the face amountavailable balance of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) all Indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (f) the principal component of all Capitalized Lease Obligations of such Person, (g) the Swap Termination Value of Hedging Obligations of such Person, (h) without duplication, all Guarantee Obligations of such Person, (i) Disqualified Stock of such Person and (j) Receivables Indebtedness of such Person; provided that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) amounts payable by and between the Issuer and any of its Subsidiaries in connection with retail clawback or other regulatory transition issues, (v) any Indebtedness defeased by such Person or by any Subsidiary of such Person, (vi) contingent

32 obligations incurred in the ordinary course of business, (vii) Performance Guaranties, and (viii) earnouts until earned, due and payable and not paid for a period of thirty (30) days (solely to the extent reflected as a liability on the balance sheet of such Person in accordance with GAAP). The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, (i) the Indebtedness of the Issuer and the Restricted Subsidiaries shall exclude all intercompany Indebtedness among the Issuer and its Subsidiaries having a term not exceeding 365 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (ii) obligations constituting Non-Recourse Debt shall only constitute “Indebtedness” for purposes of Sections 4.04 and 4.06 and not for any other purpose hereunder. “Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time in accordance with its terms. “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant. “Initial Notes” means the $1,200,000,000 aggregate principal amount of 8.625% Senior Secured Notes due 2030 issued under this Indenture as of the Issue Date. “Insolvency or Liquidation Proceeding” has the meaning set forth in the Collateral Trust Agreement. “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs. “Investment” means, with respect to any Person, an investment by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.05 hereunder: (1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to: (a) the Issuer’s “Investment” in such Subsidiary at the time of such designation less

33 (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer. “Investment Grade” in respect of the Notes means a rating of: (a) Baa3 or better by Moody’s; (b) BBB- or better by Fitch; or (c) BBB- or better from S&P (or the equivalent of such rating by such rating organization or, if no rating of Moody’s, Fitch or S&P exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization selected by the Issuer as a replacement agency). “Investment Grade Event” means (i) the senior, unsecured, long-term debt securities of the Issuer are rated Investment Grade by any two of the three Rating Agencies; (ii) the Notes are rated Investment Grade by any two of the three Rating Agencies after giving effect to the proposed release of all of the Collateral securing such Notes; and (iii) no Event of Default shall have occurred and be continuing with respect to the Notes. “IPO Listco” means a Wholly Owned Subsidiary of the Issuer or any parent entity of the IssuerParent Entity formed in contemplation of any QualifiedQualifying IPO. “IPO Reorganization Transaction” shall meanmeans transactions taken in connection with and reasonably related to consummating a QualifiedQualifying IPO, so long as, after giving effect thereto, the security interest of the Holders in the Collateral, taken as a whole, is not materially impaired. “IPOCo Transactions” means the transactions in connection with the formation and capitalization of IPO Listco prior to and in connection with and reasonably related to a QualifiedQualifying IPO, including, without limitation, (1) the legal formation of IPO Listco and one or more Subsidiaries of the Permitted Holders to own interests therein, (2) the contribution, directly or indirectly, of the Capital Stock of the Issuer and other Subsidiaries of the Issuer to IPO Listco, or the other acquisition by IPO Listco thereof, (3) the conversion of the outstanding Capital Stock in the Issuer into a new class of Equity Interests in the Issuer, (4) the distribution by the Issuer to the Permitted Holders of any proceeds from the offering and cash generated from operations, (5) the issuance of Capital Stock of IPO Listco or the Issuer to the public and the use of proceeds therefrom to pay transaction expenses, distribute funds as a reimbursement for capital expenditures, and other purposes approved by a Permitted Holder, (6) the execution, delivery and performance of customary documentation (and amendments to existing documentation) governing the relations between and among the Issuer, IPO Listco, the Permitted Holders and their respective Subsidiaries, and (7) any other transactions and documentation reasonably related to the foregoing or necessary or appropriate in the view of the Permitted Holders or the Board of Directors of the Issuer or any direct or indirect parent entityParent Entity in connection with a QualifiedQualifying IPO.

34 “ISO” means “independent system operator,” as further defined by the Federal Energy Regulatory Commission’s policies, orders and regulations. “Issue Date” means May 12, 2023. “Issuer” means Talen Energy Supply, LLC and any and all successors thereto. “Issuer Order” means a written order signed in the name of the Issuer by one Authorized Officer. “Lien” means, with respect to any asset, any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other) or similar encumbrance (including any conditional sale or other title retention agreement or any lease or license in the nature thereof); provided that in no event shall an operating lease be deemed to be a Lien. “Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References. “Management Investors” means the officers, directors, employees and other members of the management of any parent of the Issuer, the Issuer or any of the Issuer’s respective Subsidiaries, or family members or relatives of any thereof (provided that, solely for purposes of the definition of “Permitted Holders,” such family members or relatives shall include only those Persons who are or become Management Investors in connection with estate planning for or inheritance from other Management Investors, as determined in good faith by the Issuer), or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially ownBeneficially Own or have the right to acquire, directly or indirectly, Capital Stock of the Issuer or any parent of the Issuer. “Material Indebtedness” shall meanmeans at any time any Indebtedness (other than the Notes Obligations) of the Issuer or any Restricted Subsidiary in an outstanding principal amount exceeding the greater of (x) $160.0315.0 million and (y) solely on or after the Q2 2024 Financials Date, 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period at anysuch time. “Material Intellectual Property” shall meanmeans any intellectual property that is, in the good faith determination of the Issuer, material to the operation of the business of the Issuer and its Restricted Subsidiaries, taken as a whole. “Minority Investment” means any Person (other than a Subsidiary) in which the Issuer or any Restricted Subsidiary owns Capital Stock or Stock Equivalents, including any joint venture (regardless of form of legal entity).

35 “Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization. “Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act. “Necessary CapEx” means capital expenditures that are required by Applicable Law (other than Environmental Laws) or otherwise undertaken voluntarily for health and safety reasons (other than as required by Environmental Law). The term “Necessary CapEx” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility. “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or accretion, excluding, however: (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Disposition or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss. “Net Short” means, with respect to a Holder or Beneficial Owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Subsidiary Guarantor immediately prior to such date of determination. “New Contracts” has the meaning set forth in the definition of Consolidated Adjusted EBITDA. “Non-Recourse Debt” means any Indebtedness incurred by any Non-Recourse Subsidiary to finance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or provide financing for a project, which Indebtedness does not provide for recourse against the Issuer or any Restricted Subsidiary of the Issuer (excluding, for the avoidance of doubt, a Non-Recourse Subsidiary and such recourse as exists under a Performance Guaranty) or any property or asset of the Issuer or any Restricted Subsidiary of the Issuer (other than the Equity Interests in, or the property or assets of, a Non-Recourse Subsidiary); provided, however, that the following shall be deemed to be Non-Recourse Debt: (i) guarantees with respect to debt service reserves established with respect to a Non-Recourse Subsidiary to the extent that such guarantee shall result in the immediate payment of funds, pursuant to dividends or otherwise, in the amount of such guarantee; (ii) contingent obligations of the Issuer or any Restricted Subsidiary to make capital contributions to a Non-Recourse Subsidiary; (iii) any credit support or

36 liability consisting of reimbursement obligations in respect of letters of credit issued hereunder to support obligations of a Non-Recourse Subsidiary, (iv) agreements of the Issuer or any Restricted Subsidiary to provide, or guarantees or other credit support (including letters of credit) by the Issuer or any Restricted Subsidiary of any agreement of another Restricted Subsidiary to provide, corporate, management, marketing, administrative, technical, energy management or marketing, engineering, procurement, construction, operation and/or maintenance services to such Non-Recourse Subsidiary, including in respect of the sale or acquisition of power, emissions, fuel, oil, gas or other supply of energy, (v) any agreements containing Hedging Obligations, and any power purchase or sale agreements, fuel purchase or sale agreements, emissions credit purchase or sales agreements, power transmission agreements, fuel transportation agreements, fuel storage agreements, commercial or trading agreements and any other similar agreements entered into between the Issuer or any Restricted Subsidiary with or otherwise involving any other Non-Recourse Subsidiary, including any guarantees or other credit support (including letters of credit) in connection therewith, (vi) any Investments in a Non-Recourse Subsidiary and, for the avoidance of doubt, pledges by the Issuer or any Restricted Subsidiary of the Equity Interests of any Non-Recourse Subsidiary that are directly owned by the Issuer or any Restricted Subsidiary in favor of the agent or lenders in respect of such Non-Recourse Subsidiary’s Non-Recourse Debt and (vii) any Performance Guaranties related to clauses (i) through (viivi). “Non-Recourse Subsidiary” means (i) any Restricted Subsidiary of the Issuer whose principal purpose is to incur Non-Recourse Debt and/or construct, lease, own or operate the assets financed thereby, or to become a direct or indirect partner, member or other equity participant or owner in a Person created for such purpose, and substantially all the assets of which Subsidiary and such Person are limited to (x) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by Non-Recourse Debt, or (y) Equity Interests in, or Indebtedness or other obligations of, one or more other such Subsidiaries or Persons, or (z) Indebtedness or other obligations of the Issuer or its Subsidiaries or other Persons and (ii) any Restricted Subsidiary of a Non-Recourse Subsidiary. “Note Documents” means this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Trust Agreement and any other Note Security Documents. “Note Security Documents” means the Collateral Trust Agreement, each joinder to the Collateral Trust Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements or other grants or transfers for security executed and delivered by the Issuer or any other Grantor creating (or purporting to create) a First Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the First Lien Secured Parties and the Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time. “Notes” means the Initial Notes and any Additional Notes. “Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit, whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default

37 rate even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), penalties, fees, charges, expenses, indemnifications, reimbursements, damages, guarantees, other liabilities, amounts payable, or obligations under the documentation governing any First Lien Debt or other obligations in respect thereof. “Offering Circular” means the Offering Circular, dated April 28, 2023, related to the issuance and sale of the Initial Notes. “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice-President of such Person. “Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Authorized Officer that meets the requirements set forth in this Indenture. “Operations Failure” has the meaning set forth in the definition of “EBITDA Lost as a Result of a Unit Outage.” “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.03 herein. The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer. “Parent Entity” means any Person that is a direct or indirect parent company (which may be organized as, among other things, a partnership) of the Issuer. “Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream. “Participating Receivables Grantor” shall meanmeans the Issuer or any Restricted Subsidiary that is or that becomes a participant or originator in a Permitted Receivables Financing. “Paying Agent” means the office or agency where Notes may be presented for payment. The term “Paying Agent” includes any additional paying agent. “Performance Guaranty” means any guaranty issued in connection with any Non-Recourse Debt that (i) if secured, is secured only by assets of, or Capital Stock in, an Excluded Project Subsidiary, and (ii) guarantees to the provider of such Non-Recourse Debt or any other Person the (a) performance of the improvement, installation, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Non-Recourse Debt, (b) completion of the minimum agreed equity contributions to the relevant Excluded Project Subsidiary, or (c) performance by an Excluded Project Subsidiary of obligations to Persons other than the provider of such Non-Recourse Debt.

38 “Performances References” has the meaning set forth in the definition of “Derivative Instrument.” “Permitted Holders” means (a) any of the Management Investors, (b) each participant holding at least 5% of the Capital Stock of the Issuer (or a parent entity of the IssuerParent Entity) as of the Completion Date after giving effect to the Completion Date Rights Offering (and their respective Affiliates and any funds, partnerships or other co-investment and continuation vehicles managed, advised or controlled by the foregoing or their respective Affiliates); provided that this clause (b) shall not include any investor that had a controlling equity interest in the Issuer as of May 9, 2022, (c) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the persons set forth in clauses (a) and (b), collectively, have beneficial ownershipBeneficial Ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any other direct or indirect parent entityParent Entity, (d) any direct or indirect parent entityParent Entity, for so long as more than 50% of the total voting power of the Voting Stock of such direct or indirect parent entity is beneficially ownedParent Entity is Beneficially Owned, directly or indirectly, by one or more of the Persons described in the foregoing clauses (a) through (c), (e) any entity (other than a parent entityParent Entity) through which a parent entityParent Entity described in clause (d) directly or indirectly holds Capital Stock of the Issuer and has no other material operations other than those incidental thereto, (f) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Capital Stock of the Issuer (or any parent company of the IssuerParent Entity) and (g) any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) whose acquisition of Beneficial Ownership or assets or properties of the Issuer constitutes a Change of Control that is either (i) not a Change of Control Triggering Event or (ii) in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder. “Permitted Investment” means (in each case, by the Issuer or any of the Restricted Subsidiaries): (a) any Investment in the Issuer or a Restricted Subsidiary (including the Capital Stock of, or guarantees of obligations of, a Restricted Subsidiary); (b) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged, directly or indirectly, in a Similar Business if as a result of such Investment: (1) such Person becomes a Restricted Subsidiary (including by re-designation of an Unrestricted Subsidiary as a Restricted Subsidiary); or (2) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

39 (c) extensions of trade credit, asset purchases (including purchases of inventory, fuel (including all forms of nuclear fuel), supplies, materials and equipment) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements or development agreements with other Persons, in each case in the ordinary course of business (including in respect of construction or restoration activities); (d) Investments in cash or Cash Equivalents; (e) loans and advances to officers, directors, employees and consultants of the Issuer (or any direct or indirect parent thereofParent Entity) or any Subsidiary of the Issuer; (f) Investments (i) contemplated by the Plan or to consummate the Transactions and (ii) existing on, or made pursuant to legally binding written commitments in existence on, the Completion DateDecember 13, 2024 and any supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension thereof, only to the extent that the amount of any Investment made pursuant to this clause (f)(ii) does not at any time exceed the amount of such initial Investment (except by an amount equal to the unpaid accrued interest and premium thereon plus any unused commitments plus amounts paid in respect of fees, premiums, costs and expenses incurred in connection with such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension or as otherwise permitted hereunder); (g) any Investment acquired by the Issuer or any Restricted Subsidiary (i) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization, or recapitalization of, or settlement of delinquent accounts or disputes with or judgments against, the issuer, obligor or borrower of such original Investment or accounts receivable, (ii) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (iii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates; (h) Investments to the extent that payment for such Investments is made with (i) Capital Stock or Stock Equivalents (other than Disqualified Stock) of the Issuer (or any direct or indirect parent thereofParent Entity) or (ii) the proceeds from the issuance of Capital Stock or Stock Equivalents (other than Disqualified Stock of the Issuer (or any direct or indirect parent thereofParent Entity)); provided that such Capital Stock or Stock Equivalents or proceeds of such Capital Stock or Stock Equivalents will not increase the amount available for Restricted Payments under Section 4.05(a)(4)(C); (i) Investments constituting: (i) Investments constituting (i) Minority Investments and Investments in Unrestricted Subsidiaries and Excluded Project Subsidiaries and ;

40 (ii) Investments in joint ventures (regardless of the form of legal entity) or similar Persons that do not constitute Restricted Subsidiaries, ; and (iii) Investments in Subsidiaries that are not Subsidiary Guarantors, in each case valued at the fair market value (determined the Issuer acting in good faith) of such Investment at the time each such Investment is made, in an aggregate amount at any one time outstanding pursuant to this clause (i) that, at the time each such Investment is made, would not exceed, an annual amount equal to (i) at any time on or prior to December 31, 2025, the greater of (x) $200.0315.0 million and (y) solely on or after the Q2 2024 Financials Date, 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) or (ii) at time on or after January 1, 2026, an annual amount equal to the greater of (x) $75.0 million and (y) 15% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis),, with unused amounts being caried forward for up to three subsequent fiscal years; provided that, to the extent the Consolidated Total Net Leverage Ratio is not greater than (i) at any time prior to the Q2 2024 Financials Date, 1.75:1.00 or (ii) at any time on or after the Q2 2024 Financials Date, 2.25less than or equal to 2.75:1.00 (calculated on a Pro Forma Basis at the time of such Investment), such Investments pursuant to this clause (i) shall be unlimited; plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments (without duplication for purposes of Section 4.05 of any amounts applied pursuant to Section 4.05(a)(4)(C)); provided, however, that if any Investment pursuant to this clause is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) or (b) above and shall cease to have been made pursuant to this clause (i); (j) Investments made as a result of the receipt of non-cash consideration from any Disposition; (k) Investments made to repurchase or retire Capital Stock or Stock Equivalents of the Issuer or any direct or indirect parent thereofParent Entity owned by any employee or any stock ownership plan or key employee stock ownership plan of the Issuer (or any direct or indirect parent thereofParent Entity) in an aggregate amount, when combined with distributions made pursuant to Section 4.05(b)(7), not to exceed the limitations set forth in such Section 4.05(b)(7); (l) Investments consisting of or resulting from transactions, Indebtedness, Liens, dividends or other payments, fundamental changes and dispositions permitted or not otherwise prohibited by Section 4.04 (other than Section 4.04(b)(5), Section 4.04(b)(6) and Section 4.04(b)(7)(ii) hereof), Section 4.06, Section 5.01 and Section 4.05 (other than this clause (l)); (m) loans and advances to any direct or indirect parent of the IssuerParent Entity in lieu of, and not in excess of the amount of, dividends or other payments to the extent permitted to be made to such parentParent Entity in accordance with Section 4.05; provided that the aggregate amount of such loans and advances shall reduce the ability of the Issuer and the

41 Restricted Subsidiaries to make dividends under the applicable clauses of Section 4.05 by such amount; (n) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business; (o) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices; (p) advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business; (q) Guarantee Obligations of the Issuer or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business; (r) Investments held by a Person acquired (including by way of merger, amalgamation or consolidation) after the Completion Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; (s) Investments in agreements relating to Hedging Obligations; (t) Investments in or by a Receivables Entity or a Securitization Subsidiary arising out of, or in connection with, any Permitted Receivables Financing or Qualified Securitization Financing, as applicable; provided, however, that any such Investment in a Receivables Entity or a Securitization Subsidiary is in the form of a contribution of additional Receivables Facility Assets or Securitization Assets, as applicable, or as equity, or the lending of cash or cash equivalents to finance the purchase of assets from Issuer or Restricted Subsidiary or otherwise fund required reserves and other accounts permitted or required by the arrangements governing the Permitted Receivables Financing or Qualified Securitization Financing; (u) Investments consisting of deposits of cash and Cash Equivalents; (v) other Investments in an amount at any one time outstanding equal to the greater of (i) $150.0470.0 million and (ii) solely on or after the Q2 2024 Financials Date, 2540% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments (without duplication for purposes of Section 4.05 of any amounts applied pursuant to Section 4.05(a)(4)(C)); provided, however, that if any Investment pursuant to this clause is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary

42 after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) or (b) above and shall cease to have been made pursuant to this clause (v); (w) Investments consisting of purchases and acquisitions of assets and services in the ordinary course of business (including in respect of construction or restoration activities); (x) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practice; (y) Investments made as a part of, or in connection with or to otherwise fund the Transactions; (z) any issuance of letters of credit or surety bonds by, or for the account of, the Issuer and/or any of its Restricted Subsidiaries to support the obligations of any of the Excluded Subsidiaries; (aa) Investments relating to pension trusts; (bb) Investments relating to nuclear decommissioning trusts and nuclear insurance and self-insurance organizations or arrangements; (cc) Investments in the form of, or pursuant to, operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas or other fuel or commodities, unitization agreements, pooling agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into in the ordinary course of business; (dd) to the extent constituting Investments, transactions pursuant to the Shared Services and Tax Agreements; (ee) Investments in connection with Permitted Reorganization Transactions, IPOCo Transactions or an IPO Reorganization Transaction; (ff) Investments in deposit accounts, commodities and securities accounts opened in the ordinary course of business; (gg) Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Indenture; (hh) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

43 (ii) Investments in the Notes or any other Indebtedness of the Issuer or any Restricted Subsidiary permitted to be incurred pursuant to this Indenture; (jj) loans to, or letters of credit to be issued on behalf of, any of the Issuer’s direct or indirect parent companies or such parents’Parent Entity or such Parent Entity’s Subsidiaries for working capital purposes, in each case so long as made in the ordinary course of business or consistent with past practices and in an amount not to exceed $50.0 million at any time outstanding; (kk) other Investments in an unlimited amount, provided that, at the time such Investment is made, the Consolidated Total Net Leverage Ratio of the Issuer (calculated on a Pro Forma Basis at the time of such Investment) shall not be greater than (i) at any time prior to the Q2 2024 Financials Date, 1.75:1.00 or (ii) at any time on or after the Q2 2024 Financials Date, 2.25:1.00; be equal to or less than the greater of (x) 3.00:1.00 and (y) the Consolidated Total Net Leverage Ratio of the Issuer (calculated on a Pro Forma Basis at the time of such Investment) immediately prior to the making of such Investment; (ll) Investments in connection with a Permitted Spin-Out Transaction; and (mm) to the extent constituting Investments: (i) employment, consulting and severance arrangements between the Issuer and the Restricted Subsidiaries (or any direct or indirect parent of the IssuerParent Entity) and their respective officers, employees, directors or consultants in the ordinary course of business (including payments, loans and advances in connection therewith) and (ii) issuances of securities, or other payments, awards or grants in cash, securities or otherwise and other transactions pursuant to any equityholder, employee or director equity plan or stock or other equity option plan or any other management or employee benefit plan or agreement, other compensatory arrangement or any stock or other equity subscription, co-invest or equityholder agreement; (ii) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Issuer (or, to the extent attributable to the ownership of the Issuer and its Restricted Subsidiaries, any direct or indirect parent thereofParent Entity) and the Subsidiaries of the Issuer; (iii) any customary transactions with a Receivables Entity effected as part of a Permitted Receivables Financing and any customary transactions with a Securitization Subsidiary effected as part of a Qualified Securitization Financing; (iv) the performance of any and all obligations pursuant to the Shared Services and Tax Agreements and other ordinary course transactions under the intercompany cash management systems with Affiliates and subleases of property from any Affiliate to the Issuer or any of the Restricted Subsidiaries;

44 (v) the existence and performance of agreements and transactions with any Unrestricted Subsidiary or Excluded Project Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary or Excluded Project Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary or Excluded Project Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary or Excluded Project Subsidiary as a Restricted Subsidiary; provided that (i) such transaction was not entered into in contemplation of such designation or redesignation, as applicable, and (ii) in the case of an Excluded Project Subsidiary, such agreements and transactions comply with the requirements of the definitions of “Non-Recourse Subsidiary” and “Non-Recourse Debt”; (vi) (i) investments by Permitted Holders in securities of the Issuer or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as the investment is being offered by the Issuer or such Restricted Subsidiary generally to other investors on the same or more favorable terms, and (ii) payments to Permitted Holders in respect of securities or loans of the Issuer or any Restricted Subsidiary contemplated in the foregoing clause (i) or that were acquired from Persons other than the Issuer and the Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans; provided, that with respect to securities of the Issuer or any Restricted Subsidiary contemplated in clause (i) above, such investment constitutes less than 10% of the proposed or outstanding issue amount of such class of securities; and (vii) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, Capital Stock in, or controls, such Person.; and (nn) any Investments made prior to December 13, 2024 that were, at the time made, permitted under this Indenture. “Permitted Liens” means: (1) Liens in favor of the Issuer or any Subsidiary Guarantor; (2) Liens created for the benefit of or to secure the Notes or the Subsidiary Guarantees; (3) Liens on property, assets or Capital Stock of a Person existing at the time such Person is merged with or into or consolidated with, or becomes a Subsidiary of, the Issuer or any Subsidiary of the Issuer; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any property or assets or Capital Stock other than property, assets or Capital Stock of the Person merged into or consolidated with, or that becomes a Subsidiary of, the Issuer or the Subsidiary;

45 (4) Liens on property, assets or Capital Stock existing at the time of acquisition thereof by the Issuer or any of its Subsidiaries and purchase money or similar Liens; provided that such Liens were in existence (or were required to extend to such assets, including by way of an after-acquired property provision) prior to, and not incurred in contemplation of, or to finance, such acquisition, and such Liens do not extend to any property or assets other than such property or assets; (5) (a) Liens to secure any purchase money obligations or mortgage financings incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of design, construction, lease, installation or improvement of property (real or personal), plant or equipment or other assets, or the Capital Stock of any Person owning such property or assets, or to secure Indebtedness incurred to provide funds for the reimbursement or refinancing of funds expended for the foregoing purposes, provided that the Liens securing Indebtedness shall not extend to any property or assets other than that being so acquired, leased, developed, constructed, altered, repaired, improved, purchased, designed, leased or installed, or the Capital Stock of any Person owning such property or assets, except (1) for accessions to the property financed with the proceeds of such Indebtedness and the proceeds and the products thereof and (2) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (b) any interest or title of a lessor under, or any Lien as a consequence of, any Capitalized Lease Obligation, finance lease obligation or operating lease obligation (including, for the avoidance of doubt, any interest or title of a lessor in any property or assets); (6) Liens existing on, or provided for or required to be granted under (or existing as a result of) written agreements on, the Issue DateDecember 13, 2024 (other than under the Exit Facilities Credit Agreement); (7) Liens arising in relation to any securitization or other structured finance transaction where (a) the primary source of payment of any obligations of the issuer is linked or otherwise related to cash flow from particular property or assets (or where payment of such obligations is otherwise supported by such property or assets) and (b) recourse to the issuer in respect of such obligations is conditional on cash flow from such property or assets; (8) any extensions, substitutions, replacements or renewals of Liens permitted by this Indenture; provided that (a) such Indebtedness (including Indebtedness to renew, refund, refinance, replace, defease or discharge any Indebtedness that such Liens initially secured) is not increased (other than any increase for all accrued interest, premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith) and (b) if the assets securing any such Indebtedness are changed in connection with any such extension, substitution, replacement or renewal, the value of the assets securing such Indebtedness is not increased; (9) limited recourse Liens in respect of the ownership interests in, or assets owned by, any joint ventures which are not Subsidiaries securing obligations of such joint

46 ventures, and Liens on Capital Stock of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary; (10) Liens to secure Indebtedness or other obligations incurred to finance Necessary CapEx that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Indebtedness; (11) Liens relating to current or future escrow arrangements securing Indebtedness of the Issuer or any Subsidiary Guarantor; (12) Liens to secure Environmental CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt; (13) Liens permitted to remain outstanding under the Plan; (14) Liens securing Hedging Obligations; (15) Liens securing Indebtedness under Section 4.04(b)(1)(A) and Section 4.04(b)(1)(B); (16) Liens securing Indebtedness under Section 4.04(b)(17) and, Section 4.04(b)(41) and Section 4.04(b)(42); (17) Liens securing Indebtedness under Section 4.04(b)(18), provided that such Liens shall rank junior to the Lien on the Collateral securing the Notes Obligations under this Indenture and the Notes and the holder(s) of such Liens (or a representative thereof) shall have entered into the Collateral Trust Agreement, a junior lien intercreditor agreement and/or other intercreditor agreements or arrangements that reflects market terms or is otherwise reasonably acceptable to the Issuer; and (18) Liens securing indebtedness in respect of borrowed money of the Issuer and the Subsidiary Guarantors, in an aggregate principal amount as would not cause (such that (on a Pro Forma Basis): (18) (x) in the case of Indebtedness secured by Liens on the Collateral that rank pari passu with the Liens securing the Notes, the Consolidated First Lien Net Leverage Ratio on the date of incurrence of such Indebtedness (on a Pro Forma Basis) to exceed (i) at any time prior to the Q2 2024 Financials Date, 2.00:1.00 or (ii) at any time on or after the Q2 2024 Financials Date, 2.50:1.00 (or, to the extent incurred in connection with or in contemplation of an acquisition (including by way of merger, amalgamation or consolidation), the Consolidated First Lien Net Leverage Ratio (on a Pro Forma Basis) shall not be higher than the greater of (a) (i) at any time prior to the Q2 2024 Financials Date, 2.00:1.00 or (ii) at any time on or after the Q2 2024 Financials Date,does not exceed the greater of (x) 2.50:1.00 and (by) the

47 Consolidated First Lien Net Leverage Ratio immediately prior to such transaction) and the incurrence of such Indebtedness and use of proceeds thereof; (y) in the case of other secured Indebtedness secured by Liens that are junior in right of security to the Liens securing the Notes, the Consolidated Secured Net Leverage Ratio on the date of incurrence of such Indebtedness (on a Pro Forma Basis) to exceed (i) at any time prior to the Q2 2024 Financials Date, 2.50:1.00 or (ii) at any time on or after the Q2 2024 Financials Date, 3.00:1.00 (or, to the extent incurred in connection with or in contemplation of an acquisition (including by way of merger, amalgamation or consolidation), the Consolidated Secured Net Leverage Ratio (on a Pro Forma Basis) shall not be higher than the greater of (a) (i) at any time prior to the Q2 2024 Financials Date, 2.50:1.00 or (ii) at any time on or after the Q2 2024 Financials Date,does not exceed the greater of (x) 3.00:1.00 and (by) the Consolidated Secured Net Leverage Ratio immediately prior to such transaction).the incurrence of such Indebtedness and use of proceeds thereof; or (z) in the case of Indebtedness secured only by Liens on assets that do not constitute Collateral, either (I) the Consolidated Total Net Leverage Ratio does not exceed the greater of (A) 3.75:1.00 and (B) the Consolidated Total Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and use of proceeds thereof or (II) the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries is equal to or greater than the lesser of (i) 2.00 to 1.00 and (ii) the Fixed Charge Coverage Ratio immediately prior to the incurrence of such Indebtedness and use of proceeds thereof; and (19) Liens for Taxes, assessments or governmental charges or claims not yet delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP. For purposes of determining compliance with Section 4.06 and this definition of “Permitted Liens”, in the event that a Lien meets the criteria of more than one of the categories of Permitted Liens described above in clauses (1) through (1819), the Issuer will be permitted, in its sole discretion, (a) to classify such Lien on the date of incurrence and may later reclassify such Lien in any manner (based on the circumstances existing at the time of any such reclassification), (b) may divide and later redivide the amount of such Lien among more than one of such clauses and (c) will only be required to include such Lien in one of any such clauses. “Permitted Post-Release Liens” means: (1) Liens in favor of the Issuer or any Subsidiary Guarantor; (2) Liens (a) in effect as of, or provided for or required to be granted under (or existing as a result of) written agreements on, the effective date of the Release Event (other than Permitted Liens incurred pursuant to clause (15) of the definition thereof) or (b) created for the benefit of or to secure the Notes or the Subsidiary Guarantees;

48 (3) Liens on property, assets or Capital Stock of a Person existing at the time such Person is merged with or into or consolidated with, or becomes a Subsidiary of, the Issuer or any Subsidiary of the Issuer; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any property or assets or Capital Stock other than property, assets or Capital Stock of the Person merged into or consolidated with, or that becomes a Subsidiary of, the Issuer or the Subsidiary; (4) Liens on property, assets or Capital Stock existing at the time of acquisition thereof by the Issuer or any of its Subsidiaries and purchase money or similar Liens; provided that such Liens were in existence (or were required to extend to such assets, including by way of an after-acquired property provision) prior to, and not incurred in contemplation of, or to finance, such acquisition, and such Liens do not extend to any property or assets other than such property or assets; (5) (a) Liens to secure any purchase money obligations or mortgage financings incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of design, construction, lease, installation or improvement of property (real or personal), plant or equipment or other assets, or the Capital Stock of any Person owning such property or assets, or to secure Indebtedness incurred to provide funds for the reimbursement or refinancing of funds expended for the foregoing purposes, provided that the Liens securing Indebtedness shall not extend to any property or assets other than that being so acquired, leased, developed, constructed, altered, repaired, improved, purchased, designed, leased or installed, or the Capital Stock of any Person owning such property or assets, except (1) for accessions to the property financed with the proceeds of such Indebtedness and the proceeds and the products thereof and (2) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (b) any interest or title of a lessor under, or any Lien as a consequence of, any Capitalized Lease Obligation, finance lease obligation or operating lease obligation (including, for the avoidance of doubt, any interest or title of a lessor in any property or assets); (6) Liens existing on, or provided for or required to be granted under (or existing as a result of) written agreements on, the Issue DateDecember 13, 2024 (other than under the Exit Facilities Credit Agreement); (7) Liens arising in relation to any securitization or other structured finance transaction where (a) the primary source of payment of any obligations of the issuer is linked or otherwise related to cash flow from particular property or assets (or where payment of such obligations is otherwise supported by such property or assets) and (b) recourse to the issuer in respect of such obligations is conditional on cash flow from such property or assets; (8) any extensions, substitutions, replacements or renewals of Liens permitted by this Indenture; provided that (a) such Indebtedness (including Indebtedness to renew, refund, refinance, replace, defease or discharge any Indebtedness that such Liens initially secured) is not increased (other than any increase for all accrued interest, premiums (including tender premiums), defeasance costs and fees and expenses in connection

49 therewith) and (b) if the assets securing any such Indebtedness are changed in connection with any such extension, substitution, replacement or renewal, the value of the assets securing such Indebtedness is not increased; (9) limited recourse Liens in respect of the ownership interests in, or assets owned by, any joint ventures which are not Subsidiaries securing obligations of such joint ventures, and Liens on Capital Stock of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary; (10) Liens to secure Indebtedness or other obligations incurred to finance Necessary CapEx that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Indebtedness; (11) Liens relating to current or future escrow arrangements securing Indebtedness of the Issuer or any Subsidiary Guarantor; (12) Liens to secure Environmental CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt; (13) Liens permitted to remain outstanding under the Plan; (14) Liens securing Hedging Obligations; (15) Liens securing Indebtedness under Section 4.04(b)(1)(aA) and Section 4.04(b)(1)(bB); and (16) Liens securing Indebtedness in respect of borrowed money of the Issuer and the Subsidiary Guarantors in an aggregate principal amount not to exceed at any one time outstanding the greater of (a) 15% of Consolidated Net Tangible Assets as of June 30, 2023 and (b) 15% of Consolidated Net Tangible Assets.; and (17) Liens for Taxes, assessments or governmental charges or claims not yet delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP. For purposes of determining compliance with this definition of “Permitted Post-Release Liens”, in the event that a Lien meets the criteria of more than one of the categories of Permitted Post-Release Liens described above in clauses (1) through (1617), the Issuer will be permitted, in its sole discretion, (a) to classify such Lien on the date of incurrence and may later reclassify such Lien in any manner (based on the circumstances existing at the time of any such reclassification), (b) may divide and later redivide the amount of such Lien among more than one of such clauses and (c) will only be required to include such Lien in one of any such clauses.

50 “Permitted Prior Liens” means, in the case of the First Lien Obligations, Liens permitted by the First Lien Documents to be incurred on a senior basis to the First Lien Obligations. “Permitted Receivables Financing” means any of one or more receivables financing programs as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants, guarantees, purchase obligations and indemnities and other customary forms of support, in each case made in connection with such facilities) to the Issuer and the Restricted Subsidiaries (other than a Receivables Entity) providing for the sale, conveyance, or contribution to capital of Receivables Facility Assets by Participating Receivables Grantors in any transactions or series of transactions purporting to be sales of Receivables Facility Assets, directly or indirectly, to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Entity that in turn funds such purchase by the direct or indirect sale, transfer, conveyance, pledge, or grant of participation or other interest, including security interest, in such Receivables Facility Assets to a Person that is not a Restricted Subsidiary. “Permitted Reorganization Transactions” means re-organizations and other activities related to tax planning and re-organization, so long as, after giving effect thereto, the security interest for the benefit of the Holders in the Collateral, taken as a whole, is not materially impaired (as determined by the Issuer in good faith). “Permitted Sale Leaseback” means any Sale Leaseback existing on the Completion Date or consummated by the Issuer or any Restricted Subsidiary after the Completion Date; provided that any such Sale Leaseback consummated after the Completion Date not between or among (a) the Issuer and the Subsidiary Guarantors or (b) a Restricted Subsidiary that is not a Subsidiary Guarantor and another Restricted Subsidiary that is not a Subsidiary Guarantor is consummated for fair value as determined at the time of consummation in good faith by (i) the Issuer or such Restricted Subsidiary and (ii) in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $50.075.0 million, the Board of Directors of the Issuer or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Issuer or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback). “Permitted Spin-Out Entities” has the meaning provided in the definition of “Permitted Spin-Out Transactions”. “Permitted Spin-Out Transactions” means (x) the spin-out (through distribution, transfer or otherwise) from the group consisting of the Issuer and its Restricted Subsidiaries of any of the following entities and assets (including the assets of the following entities): (i) Talen Montana Holdings LLC, (ii) Raven Power Generation Holdings LLC (including, without limitation, H.A. Wagner LLC and Brandon Shores LLC) and, (iii) Camden Plant Holding, LLC, (iv) Dartmouth Plant Holding, LLC and (v) one or more to-be-formed entities holding the Issuer’s undivided interests in the Keystone and Conemaugh plants and associated membership interests in Keystone Fuels, LLC, Conemaugh Fuels, LLC and Keystone – Conemaugh Projects, LLC (collectively, the “Permitted Spin-Out Entities”), which may be done in multiple “spin-out” transactions and may be done at separate intervals and (y) from and after any “spin-out” as described in preceding clause (x), (i) the establishment of one or more revolving credit facilities

51 provided by the Issuer or any of its Restricted Subsidiaries to one or more of (a) the Permitted Spin-Out Entities (or any direct or indirect parent entity of a Permitted Spin-Out Entity or Subsidiary of any such parent entity) and/or (b) any other entity (or any direct or indirect parent entity of such entity or Subsidiary of any such parent entity) that is spun out or holds assets that are spun out to the extent the spin out of such entity or assets is not prohibited by the terms of this Indenture and (ii) the issuance of any letters of credit, bank guarantees, surety or performance bonds or similar instruments for which the Issuer or any Restricted Subsidiary is obligated to reimburse upon any drawing or payment thereunder (as a primary obligor, guarantor or otherwise), in each case, to support obligations of (a) the Permitted Spin-Out Entities (or any direct or indirect parent entity of a Permitted Spin-Out Entity or Subsidiary of any such parent entity) and/or (b) any other entity (or any direct or indirect parent entity of such entity or Subsidiary of any such parent entity) that is spun out or holds assets that are spun out to the extent the spin out of such entity or assets is not prohibited by the terms of this Agreement, in an aggregate principal amount under clauses (i) and (ii) (or in the case of any letters of credit, bank guarantees, surety or performance bonds or similar instruments, face amount) at any time outstanding not to exceed $100.0 million; provided that, solely with respect to clause (x) above, after giving pro forma effectPro Forma Effect to any such Permitted Spin-Out Transaction, no Event of Default shall have occurred or be continuing. “Person” means any individual, corporation, partnership, joint venture, firm, association, joint-stock company, trust, unincorporated organization, limited liability company or government, governmental authority, or other enterprise or entity. “Plan” means the Joint Chapter 11 Plan of Reorganization of Talen Energy Supply, LLC and Its Affiliated Debtors, confirmed on December 20, 2022, together with any amendments, supplements, or modifications thereto. “Post-Transaction Period” shall meanmeans, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated. “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up. “Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution owned by the Issuer or any of its Subsidiaries, in each case, located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 2.0% of Total Assets, other than any such facility (or portion thereof) that the Issuer reasonably determines is not material to the business of the Issuer and its Subsidiaries taken as a whole. “Private Placement Legend” means the legend set forth in Section 2.06(f)(1)(A) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

52 “Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Transaction Period, with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated Adjusted EBITDA of the Issuer, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated Adjusted EBITDA (including as the result of any “run-rate” synergies, operating expense reductions and improvements and cost savings and other adjustments), as the case may be, projected by the Issuer in good faith as a result of (a) actions taken or with respect to which substantial steps have been taken or are expected to be taken, prior to or during such Post-Transaction Period for the purposes of realizing cost savings or (b) any additional costs incurred prior to or during such Post-Transaction Period, in each case in connection with the combination of the operations of such Pro Forma Entity with the operations of the Issuer and the Restricted Subsidiaries; provided that (A) at the election of the Issuer, such Pro Forma Adjustment shall not be required to be determined for any Pro Forma Entity to the extent the aggregate consideration paid in connection with such acquisition was less than $25,000,00025.0 million or the aggregate Pro Forma Adjustment would be less than $25.0 million and (B) so long as such actions are taken, or to be taken, prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated Adjusted EBITDA, as the case may be, that the applicable amount of such synergies, operating expense reductions and improvements and cost savings and other adjustments will be realizable during the entirety of such Test Period, or the applicable amount of such additional synergies, operating expense reductions and improvements and cost savings and other adjustments, as applicable, will be incurred during the entirety of such Test Period; provided, further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated Adjusted EBITDA, as the case may be, shall be without duplication for synergies, operating expense reductions and improvements and cost savings and other adjustments or additional costs already included in such Acquired EBITDA or such Consolidated Adjusted EBITDA, as the case may be, for such Test Period. “Pro Forma Basis” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Capital Stock in any Subsidiary of the Issuer or any division, product line, or facility used for operations of the Issuer or any Subsidiary of the Issuer, shall be excluded, and (ii) in the case of an acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement or repayment of Indebtedness, and (c) any incurrence or assumption of Indebtedness by the Issuer or any Restricted Subsidiary in connection therewith (it being agreed that (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (y) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by an Authorized Officer of the Issuer to be the rate of interest implicit in

53 such Capitalized Lease Obligation in accordance with GAAP and (z) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate as the Issuer or any applicable Restricted Subsidiary may designate); provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated Adjusted EBITDA” and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction and (y) reasonably identifiable and factually supportable in the good faith judgment of the Issuer or (ii) otherwise consistent with the definition of “Pro Forma Adjustment”. “Pro Forma Entity” has the meaning set forth in the definition of the term “Acquired EBITDA”. “Public Company Costs” means costs relating to compliance with the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees. “Q2 2024 Financials Date” means the date on which financial statements for the fiscal quarter ending June 30, 2024 have been or were required to have been delivered pursuant to Section 4.09. “QIB” means a “qualified institutional buyer” as defined in Rule 144A. “Qualified IPO” means any transaction or series of transactions, including a SPAC IPO, that results in, or following which, any common Equity Interests of the Issuer or any direct or indirect parent company, any SPAC IPO Entity (or its successor by merger, amalgamation or other combination) or any IPO Listco that the Issuer will distribute to its direct or indirect parent company in connection with a Qualified IPO being publicly traded on any United States national securities exchange or over-the-counter market. “Qualified Securitization Financing” means any Securitization Facility (and any guarantee of such Securitization Facility), that meets the following conditions: (i) the Issuer shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Restricted Subsidiaries; (ii) all sales, conveyances, assignments or contributions of Securitization Assets and related assets by the Issuer or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Issuer); (iii) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings; and (iv) the obligations under such Securitization Facility are nonrecourse (except for customary representations, warranties,

54 covenants, guarantees, purchase obligations and indemnities made in connection with such facilities) to the Issuer or any Restricted Subsidiary (other than a Securitization Subsidiary). “Qualifying Equity Interests” means Equity Interests of the Issuer other than Disqualified Stock. “Qualifying IPO” means any transaction or series of transactions that results in, or following which, any common Equity Interests of the Issuer or any Parent Entity, or any IPO Listco that the Issuer will distribute to its Parent Entity in connection with a Qualifying IPO being publicly traded on any United States national securities exchange or over-the-counter market. “Rating Agencies” means (1) Moody’s, (2) Fitch, (3) S&P and (4) if any of Moody’s, Fitch or S&P shall not make a rating of the Notes available, a Nationally Recognized Statistical Rating Organization selected by the Issuer which shall be substituted for Moody’s, Fitch or S&P, as the case may be. “Rating Date” means the earlier of (1) the consummation of a Change of Control, and (2) public announcement of the occurrence of a Change of Control or of the intention of the Issuer to effect a Change of Control. “Rating Decline” means the decrease in the rating of a series ofthe Notes by two or more Rating Agenciesboth S&P and Moody’s by one or more gradations (including gradations within rating categories as well as between rating categories) from its rating on the Rating Date, or the withdrawal of a rating of the Notes by two or more Rating Agenciesboth S&P and Moody’s, in each case on, or within 60 days after, the Rating Date (which period shall be extended so long as the rating of the Notes is under publicly announced consideration by any of the Rating Agenciesfor a possible downgrade by either S&P or Moody’s); provided that such Rating AgenciesS&P and Moody’s have confirmed that such decrease in or withdrawal of rating is solely a result of the Change of Control, and; provided, further, that no Rating Decline shall occur if following such decrease in rating, (x) the Notes are rated Investment Grade by at least two Rating Agencies or (y) the ratings of the Notes by at least two Rating Agencies are equal to or better than their respective ratings on the Issue Date. “Receivables Entity” means any Person formed solely for the purpose of (i) facilitating or entering into one or more Permitted Receivables Financings, and (ii) in each case, engaging in activities reasonably related or incidental thereto. “Receivables Facility Assets” means currently existing and hereafter arising or originated Accounts, Payment Intangibles and Chattel Paper (as each such term is defined in the UCC) owed or payable to any Participating Receivables Grantor, and to the extent related to or supporting any Accounts, Chattel Paper or Payment Intangibles, or constituting a receivable, all General Intangibles (as each such term is defined in the UCC) and other forms of obligations and receivables owed or payable to any Participating Receivables Grantor, including the right to payment of any interest, finance charges, late payment fees or other charges with respect thereto (the foregoing, collectively, being “receivables”), all of such Participating Receivables Grantor’s rights as an unpaid vendor (including rights in any goods the sale of which gave rise to any

55 receivables), all security interests or liens and property subject to such security interests or liens from time to time purporting to secure payment of any receivables or other items described in this definition, all guarantees, letters of credit, security agreements, insurance and other agreements or arrangements from time to time supporting or securing payment of any receivables or other items described in this definition, all customer deposits with respect thereto, all rights under any contracts giving rise to or evidencing any receivables or other items described in this definition, and all documents, books, records and information (including computer programs, tapes, disks, data processing software and related property and rights) relating to any receivables or other items described in this definition or to any obligor with respect thereto and all proceeds of such receivables and any other assets customarily transferred together with receivables in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed assigned or otherwise transferred or pledge in connection with a Permitted Receivables Financing, and all proceeds of the foregoing. “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any Receivables Facility Assets or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Restricted Subsidiary in connection with any Permitted Receivables Financing. “Receivables Indebtedness” means, at any time, with respect to any receivables, securitization or similar facility (including any Permitted Receivables Financing or any Securitization Facility but excluding any account receivable factoring facility entered into incurred in the ordinary course of business), the aggregate principal, or stated amount, of the “indebtedness,” fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such receivables, securitization or similar facility, at such time, in each case outstanding at such time, owing to any Person who is not the Issuer or any Restricted Subsidiary. “Registrar” means the office or agency where Notes may be presented for registration of transfer or for exchange. The term “Registrar” includes any co-registrar. “Regulation S” means Regulation S promulgated under the Securities Act. “Regulation S Global Note” means a Regulation S Permanent Global Note or Regulation S Temporary Global Note, as appropriate. “Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period. “Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and Regulation S Temporary Global Note Legend and deposited with or on behalf of, and registered in the name

56 of, the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 903 of Regulation S. “Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(3) to be placed on all Regulation S Temporary Global Notes issued under this Indenture. “Release Event” means, with respect the Notes, the occurrence of an event as a result of which all Collateral securing the Notes is permitted to be released in accordance with the terms of this Indenture and the Note Security Documents, it being understood that any action taken by the Issuer or its Affiliates to, solely at its option, provide Collateral to secure the Notes that is not required to be provided pursuant to the terms of this Indenture and the Note Security Documents, shall not be deemed to cause such Release Event to not have occurred; provided that the Issuer will be permitted to elect that the occurrence of an Investment Grade Event will not constitute a Release Event for purposes of this Indenture. “Release Period” means the period of time between the Release Event and the Reversion Date. “Responsible Officer” means (i) when used with respect to the Trustee, any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case, who at such time shall have direct responsibility for the administration of this Indenture and, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (ii) when used with respect to any other Person, the chief executive officer, chief financial officer, treasurer or general counsel of such person. “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend. “Restricted Global Note” means a Global Note bearing the Private Placement Legend. “Restricted Investment” means any Investment other than a Permitted Investment. “Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary; provided, however, that, after any Restricted Subsidiary is designated as an “Excluded Project Subsidiary” in accordance with the definition thereof (and until such time as such “Excluded Project Subsidiary” is redesignated as a “Restricted Subsidiary”), such Excluded Project Subsidiary shall not constitute a Restricted Subsidiary for purposes of the provisions set forth in this Indenture, other than under Section 4.06. “Reversion Date” means the date on which any two Rating Agencies withdraw their Investment Grade rating of the senior, unsecured, long-term debt securities of the Issuer or downgrade such rating below Investment Grade. “RTO” means “regional transmission organization” as further defined by the Federal Energy Regulatory Commission’s policies, orders and regulations.

57 “Rule 144” means Rule 144 adopted by the SEC under the Securities Act. “Rule 144A” means Rule 144A adopted by the SEC under the Securities Act. “S&P” means S&P Global Ratings (a division of S&P Global, Inc.) or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization. “Sale Leaseback” means any transaction or series of related transactions pursuant to which the Issuer or any Restricted Subsidiary (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed. “Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes. “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Securitization Asset” means (a) any accounts receivable, inventory or related assets and the proceeds thereof, in each case, subject to a Securitization Facility and (b) all collateral securing such receivable, inventory or related asset, all contracts and contract rights, guaranties or other obligations in respect of such receivable, inventory or related asset, lockbox accounts and records with respect to such account or asset and all proceeds of such assets and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in a securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged in connection with a Qualified Securitization Financing. “Securitization Facility” means any transaction or series of securitization financings that may be entered into by the Issuer or any Restricted Subsidiary pursuant to which the Issuer or any such Restricted Subsidiary may sell, convey, assign, contribute or otherwise transfer, or may grant a security interest in, Securitization Assets, directly or indirectly, to either (a) a Person that is not the Issuer or a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not the Issuer or a Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of the Issuer or any of its Subsidiaries.

58 “Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not the Issuer or a Restricted Subsidiary in connection with, any Qualified Securitization Financing. “Securitization Repurchase Obligation” means any obligation of a seller or servicer (or any guaranty of such obligation) of (i) Receivables Facility Assets under a Permitted Receivables Financing to repurchase, or otherwise make payments with respect to, Receivables Facility Assets or (ii) Securitization Assets in a Qualified Securitization Financing to repurchase, or otherwise make payments with respect to, Securitization Assets, in either case, arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller or servicer. “Securitization Subsidiary” means any Subsidiary of the Issuer, in each case, formed for the purpose of, and that solely engages in, one or more Qualified Securitization Financings and other activities reasonably related thereto or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Issuer or any Restricted Subsidiary makes an Investment and to which the Issuer or such Restricted Subsidiary sells, conveys, assigns or otherwise transfers Securitization Assets and related assets. “Series of First Lien Debt” means, severally, the Exit Facilities Credit Agreement, the Notes, certain Hedging Obligations under secured hedging agreements described in the Collateral Trust Agreement, and each other issue or series of First Lien Debt. “Shared Services and Tax Agreements” means, collectively, (i) any shared services or similar agreement to which the Issuer or any of its Restricted Subsidiaries is a party and (ii) any tax sharing agreements to which the Issuer or any of its Restricted Subsidiaries is a party. “Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References. “Sidecar L/C Facility” means the senior secured letter of credit facility, dated as of May 17, 2023, among the Issuer, Barclays Bank PLC, as letter of credit issuer, and the other parties from time to time party thereto (as amended, restated, amended and restated, restructured, supplemented, refunded, replaced, refinanced, renewed, extended, waived and/or otherwise modified from time to time). “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

59 “Similar Business” means any business conducted or proposed to be conducted by the Issuer and the Restricted Subsidiaries, taken as a whole, on the Completion Date or any other business activities which are reasonable extensions thereof or otherwise similar, incidental, corollary, complementary, synergistic, reasonably related, or ancillary to any of the foregoing (including non-core incidental businesses acquired in connection with any acquisition or Investment), in each case as determined by the Issuer in good faith. “SPAC IPO” means the acquisition, purchase, merger, amalgamation or other combination of the Issuer or any direct or indirect parent companyParent Entity, by, or with, a publicly traded special purpose acquisition company or targeted acquisition company or any entity similar to the foregoing (a “SPAC IPO Entity”) that results in any common Equity Interests of the Issuer, any Parent Entity or direct or indirect parent company of the Issuer or such SPAC IPO Entity (or its successor by merger, amalgamation or other combination) being publicly traded on any United States national securities exchange or over-the-counter market. “Specified Transaction” means any, with respect to any period, any Investment, the signing of a letter of intent or purchase agreement with respect to any investment, any merger, consolidation or Disposition of assets, Permitted Sale Leaseback, incurrence, prepayment or repayment of Indebtedness (other than for working capital purposes) or any Investment that results in a Person becoming a Subsidiary of the Issuer, any acquisition permitted under this Indenture, any asset disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Issuer, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person, or any asset sale of a business unit, line of business or division of the Issuer or a Restricted Subsidiary, in each case whether by merger,, dividend, incurrence of Lien, Subsidiary designation, merger, consolidation, amalgamation or otherwise., or other event that by the terms of this Indenture requires a test or covenant to be calculated on a “Pro Forma Basis.” “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary which the Issuer has determined in good faith to be customary in a Securitization Facility, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking. “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for payment thereof provided that, with respect to any pollution control revenue bonds or similar instruments, the Stated Maturity of any series thereof shall be deemed to be the date set forth in any instrument governing such Indebtedness for the remarketing of such Indebtedness. “Stock Equivalents” means all securities convertible into or exchangeable for Capital Stock and all warrants, options or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable or exercisable, provided that any instrument

60 evidencing Indebtedness convertible or exchangeable for Stock Equivalents shall not be deemed to be Stock Equivalents unless and until such instrument is so converted or exchanged. “Subordinated Indebtedness” means, with respect to the Notes and the Subsidiary Guarantees, (1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and (2) any Indebtedness of any Subsidiary Guarantor which is by its terms subordinated in right of payment to the Subsidiary Guarantee of such entity. “Subsidiary” means, with respect to any specified Person: (1) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Capital Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries; and (2) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time or is a controlling general partner or controlling member. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Issuer. “Subsidiary Guarantee” means the guarantee by each Subsidiary Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture or a supplemental indenture thereto. On the Issue Date, there will be no Subsidiary Guarantors. As of the Completion Date, the Issuer and each of its Restricted Subsidiaries that guarantees the Obligations under the Exit Facilities Credit Agreement will be required to execute and deliver a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, pursuant to which each such Restricted Subsidiary shall provide a Subsidiary Guarantee. “Subsidiary Guarantor” means any of the Issuer’s current and future Wholly Owned Domestic Subsidiaries that guarantees the Notes pursuant to the provisions of this Indenture, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of this Indenture; provided, for the avoidance of doubt, Subsidiary Guarantor shall not include any Excluded Subsidiary unless the Issuer otherwise affirmatively elects to have such Excluded Subsidiary become a Subsidiary Guarantor. “Susquehanna” means Susquehanna Nuclear, LLC and any of its successors and assigns. “Susquehanna Assets” means (a) any Equity Interests of Susquehanna and (b) any assets (other than cash and Cash Equivalents) owned by Susquehanna as of the Completion Date. “Swap Termination Value” means, in respect of any one or more hedging agreements, after taking into account the effect of any legally enforceable netting agreement relating to such

61 hedging agreements, (a) for any date on or after the date such hedging agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined in accordance with GAAPas mark-to-market value(s) for such agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such agreements. “Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdingfees, withholdings (including backup withholdingswithholding) or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing. “Term C Collateral Account” means one or more cash collateral accounts or securities accounts established for the purpose of cash collateralizing any Obligations in respect of term letters of credit pursuant to the Exit Facilities Credit Agreement. “Test Period” means, for any determination under this Indenture, the four consecutive fiscal quarters of the Issuer then last ended and for which (a) financial statements have been or were required to have been delivered pursuant to Section 4.09 (or, before the first delivery of such financial statements, the four fiscal quarter period ended December 31, 2022) or (b) at the sole option of the Issuer, for purposes of any calculation of Consolidated Adjusted EBITDA and/or any financial ratio under this Indenture, financial statements are internally available. “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb). “Total Assets” means, as of any date of determination, the total consolidated assets of the Issuer and its Subsidiaries, determined in accordance with GAAP, as shown on the most recentconsolidated balance sheet of the Issuer for the then-most recent fiscal quarter or fiscal year, as applicable, for which financial statements have been delivered pursuant to Section 4.09 or were required to be delivered (or, at the option of the Issuer, are internally available), and after giving pro forma effect to any acquisition or disposal of any property or assets consummated after the date of the applicable balance sheet and on or prior to the date of determination. “Transaction Expenses” means any fees, costs, liabilities or expenses incurred or paid by the Issuer or any of its Subsidiaries in connection with the Transactions, the Note Documents, the Exit Facilities Credit Agreement and related documents and the transactions contemplated thereby including in respect of the commitments, negotiation, syndication, documentation and closing (and post-closing actions in connection with the Collateral) of the foregoing. “Transactions” means collectively, the (i) transactions contemplated by the Offering Circular to occur on or around the Completion Date (including the refinancing of the Existing Secured Financing Agreements), (ii) the entry into the Exit Facilities Credit Agreement and other letter of credit facilities, and the funding thereunder, (iii) the consummation of the Completion Date Rights Offering, (iv) the issuance of the Notes and (v) the transactions in connection with the consummation of the Plan, and the payment of fees, costs, liabilities and expenses in

62 connection with each of the foregoing and the consummation of any other transaction connected with the foregoing. “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee. “UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the security interests in any Collateral. “Unit” means an individual power plant generation system (or any operating unit thereof) comprised of all necessary physically connected generators, reactors, boilers, combustion turbines and other prime movers operated together to independently generate electricity. “Unrestricted Cash” shall meanmeans, without duplication, (a) all cash and cash equivalents included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Issuer and the Restricted Subsidiaries as at such date (other than any such amounts listed as “restricted cash” thereon) and (b) all margin deposits related to commodity positions listed as assets on the consolidated balance sheet of the Issuer and the Restricted Subsidiaries; provided that Unrestricted Cash shall not include any amounts on deposit in or credited to any Term C Collateral Account. “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend. “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend. “Unrestricted Subsidiary” means: (1) as of the Issue Date, Cumulus Digital Holdings LLC, Cumulus Digital LLC, Cumulus Data Holdings LLC, Cumulus Data LLC, Cumulus Coin Holdings LLC, Cumulus Coin LLC, Nautilus Cryptomine LLC, Cumulus Compute Holdings LLC, Barney Davis Coin LLC, Montour Coin LLC, Lonestar Coin LLC, Cumulus Battery Storage Holdings LLC, Cumulus Battery Storage LLC, Cumulus PT Energy Transitions Holdings LLC, Cumulus Real Estate Holdings LLC, Cumulus Renewables Holdings LLC, Cumulus Renewables LLC, Brandon Shores Battery Storage LLC, Newark Bay Battery Storage LLC, Camden Battery Storage LLC, Fishbach Battery Storage LLC, Wagner Battery Storage LLC, Wagner Battery Storage Two LLC, Harwood Battery Storage LLC, West Shore Battery Storage LLC, Jenkins Battery Storage LLC, Williamsport Battery Storage LLC, Lower Mount Bethel Battery Storage LLC, York Battery Storage LLC, Martins Creeks Battery Storage LLC, Cumulus PJM Renewables LLC, Cumulus Northwest Renewables LLC, Silverthorn Solar LLC, Silverthorn Wind Two LLC, Cumulus Texas Renewables LLC, Noria Hondo Solar LLC, Cumulus MS Holdings LLC, Cumulus MS Holdings Two LLC, Cumulus HS Holdings LLC, Cumulus SS Holdings LLC, Martins Creek Solar LLC, Brunner Island Solar LLC, LMBE-MC

63 “Change of Control Payment Date” Section 4.11(a)(2) “Applicable Premium Deficit” Defined in Section “Covenant Defeasance” Section 3.07 Section 8.03 Holdco I LLC, LMBE-MC Holdco II LLC, LMBE Project Company LLC, and MC Project Company LLC; (2) any Subsidiary of the Issuer that is designated as an Unrestricted Subsidiary after the Issue Date pursuant to Section 4.10; (3) (2) any Restricted Subsidiary subsequently designated by the Issuer as an “Unrestricted Subsidiary” following the Issue Date pursuant to Section 4.10 until its re-designation as a Restricted Subsidiary thereunder; and (4) (3) any Subsidiary of an Unrestricted Subsidiary. “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person under ordinary circumstances. “Weighted Average Life to Maturity” means, when applied to any Indebtedness or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing: (1) the sum of the products of the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment; by (2) the sum of all such payments. “Wholly Owned Domestic Subsidiary” means, as to any Person, any Wholly Owned Subsidiary of such Person which is a Domestic Subsidiary. “Wholly Owned Subsidiary” means, as to any Person, (i) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person has a 100% Equity Interest at such time (other than, in the case of a Foreign Subsidiary of the Issuer with respect to the preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Issuer and its Subsidiaries under Applicable Law). Section 1.02 Other Definitions. “Change of Control Offer” Section 4.11(a) “Additional Notes Special Mandatory Redemption” “Change of Control Payment” Section 2.07(a)(5) Section 4.11(a) Term

64 Section 6.09(a) “Directing Holder” Section 4.06(c) “Notes Obligations” “Covenant Satisfaction Officer’s Certificate” Section 12.01(a) Section 6.09(a) “Payment Default” “incur” Section 6.01(a)(4)(A) “Covenant Failure Officer’s Certificate” Section 4.04(a) “Position Representation” Section 6.09(a) Section 6.09(b) “Refinancing Indebtedness” “Incurrence-Based Amounts” Section 4.04(b)(9) “Event of Default” Section 1.05 “Subsequent Transaction” Section 1.04(a) Section 6.01 “Successor Issuer” “LCT Election” Section 5.01(a)(1)(B) Section 1.04(a) “Successor Subsidiary Guarantor” Section 5.02(a)(1)(B) Section 6.09(b) “Suspended Covenants” “LCT Test Date” Section 4.13(a) “Final Decision” Section 1.04(a) “Suspension Period” “Covenant Suspension Event” Section 4.13(b) Section 6.09(b) “Tax Group” “Legal Defeasance” Section 4.05(b)(9)(i) Section 8.02 “Verification Covenant” Section 6.09(a) Section 4.13 “Verification Covenant Officer’s Certificate” “Limited Condition Transaction” Section 6.09(b) “Fixed Amounts” Section 1.03 Rules of Construction. Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (3) “or” is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) “will” shall be interpreted to express a command; (6) “including” or “include” means including or include without limitation; Section 1.04(a) Section 1.05 “Litigation” Section 6.09(b) “Noteholder Direction” “Increased Amount”

65 (7) provisions apply to successive events and transactions; and (8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.; (9) all references in this instrument to Articles, Sections and Exhibits are references to the corresponding Articles, Sections and Exhibits in and of this instrument; and (10) the words “herein,” hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms and provisions contained in this Indenture will apply to any Notes issued from time to time pursuant to this Indenture and any Subsidiary Guarantees thereof, except as may be otherwise provided in a supplemental indenture with respect to such Notes. Section 1.04 Limited Condition Transactions; Measuring Compliance. (a) With respect to any (x) Investment or, acquisition, merger or other similar, asset sale, fundamental change, designation of any Restricted Subsidiaries or Unrestricted Subsidiaries or other transaction that the Issuer or one or more of its Restricted Subsidiaries is contractually committed to consummate and whose consummation is not conditioned on the availability of, or on obtaining, third-party financing and (y) redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness or Preferred StockRestricted Payment requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or, repayment or payment (any transaction described in clauses (x) or (y), a “Limited Condition Transaction”), in each case for purposes of determining: (1) whether any Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock that is being incurred or issued in connection with such Limited Condition Transaction is permitted to be incurred in compliance with Section 4.04; (2) whether any Lien being incurred in connection with such Limited Condition Transaction or to secure any such Indebtedness or Preferred Stock is permitted to be incurred in accordance with Section 4.06 or the definitions of “Permitted Liens” or “Permitted Post-Release Liens”; (3) whether any other transaction (including any Investment or Restricted Payment) undertaken or proposed to be undertaken in connection with such Limited Condition Transaction complies with the covenants or agreements contained in this Indenture or the Notes; and (4) any calculation of the Fixed Charge Coverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated First Lien Net Leverage Ratio, Consolidated Total Net Debt, Consolidated Senior Secured Net

66 Debt, Consolidated Net Income, Consolidated Adjusted EBITDA, Consolidated Net Tangible Assets and/or Total Assets and, ; (5) whether a Default or Event of Default exists in connection with the foregoing, in each case, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder (such date, the “LCT Test Date”) shall be deemed, in each case, to be at the option of the Issuer: (i) in the case of any acquisition, Investment or other similar Limited Condition Transaction (including with respect to any Indebtedness contemplated or incurred in connection therewith) or any other Limited Condition Transaction (other than as described in clauses (ii) or (iii) below): (x) at the option of the Issuer, (i) the date that the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transactiontransaction is entered into (or the date of the effectiveness of any documentation or agreement with a substantially similar effect as a binding acquisition agreement), ; (iiy) at the time that binding commitments to provide any debt contemplated or incurred in connection therewith are provided or at the time such debt is incurred; or (iii) at the time of the consummation of the relevant Limited Condition Transaction (the “Transaction Agreement Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”, “Consolidated Secured Net Leverage Ratio” or “Consolidated Adjusted EBITDA” (z) at the time of the consummation of the relevant transaction; (ii) in the case of any dividend or similar Limited Condition Transaction (including with respect to any Indebtedness contemplated or incurred in connection therewith): (x) at the time such dividend or similar Limited Condition Transaction is declared; (y) at the time that binding commitments to provide any Indebtedness contemplated or incurred in connection therewith are provided or at the time such Indebtedness is incurred; or (z) at the time of the making of such dividend or Limited Condition Transaction; and/or

67 (iii) in the case of any irrevocable Indebtedness repurchase, repayment or similar Limited Condition Transaction (including with respect to any Indebtedness contemplated or incurred in connection therewith): (x) at the time of delivery of notice with respect to such repurchase, repayment or similar Limited Condition Transaction; (y) at the time that binding commitments to provide any Indebtedness contemplated or incurred in connection therewith are provided or at the time such Indebtedness is incurred; or (z) at the time of the making of such repurchase, repayment or Limited Condition Transaction; and if, in each case, if, after giving Pro Forma Effect to the Limited Condition Transaction, the Issuer or the Subsidiary Guarantorsany of its Restricted Subsidiaries could have takenbeen permitted to take such action on the relevant Transaction AgreementLCT Test Date in compliance with the applicable ratios, test, basket or other provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, if the Issuer elects to use the Transaction Agreement Date as the applicable date of determination in accordance with the foregoing, (a) such election may not be revoked, (b) any fluctuation or change in the Fixed Charge Coverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated First Lien Net Leverage Ratio, Consolidated Total Net Debt, Consolidated Senior Secured Net Debt, Consolidated Net Income, Consolidated Adjusted EBITDA, Consolidated Net Tangible Assets and/or Total Assets of the Issuer, the target business, or assets to be acquired subsequent to the Transaction Agreement Date and prior to the consummation of such Limited Condition Transaction, will not be taken into account For the avoidance of doubt, if the Issuer has made an LCT Election and, following the LCT Test Date, any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date could have failed to have been satisfied as a result of fluctuations in any such ratios, tests or baskets, including due to fluctuations in Consolidated Adjusted EBITDA, Consolidated Interest Expense or Total Assets following the LCT Test Date but at or prior to the consummation of the relevant Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations. for purposes of determining whether any Investment, Restricted Payment, Indebtedness, Preferred Stock or Lien that is being made, incurred or issued in connection with suchIf the Issuer has made an LCT Election for any Limited Condition Transaction is permitted to be made, incurred or issued or, then in connection with compliance by the Issuer or any of the Subsidiary Guarantors with any other provision of this Indenture or the Notes or any other action or transaction undertaken in connection with such Limited Condition Transaction and (c) untilany event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreements related thereto are terminated, such Limited Condition Transaction and all transactions proposed to be undertaken in connection therewith (including the making of any Restricted Payment or Investment or the incurrence or issuance of Indebtedness, Preferred Stock

68 and Liens) will be given pro forma effect when determining compliance of other transactions (including the making of any Restricted Payment or Investment or the incurrence or issuance of Indebtedness, Preferred Stock and Liens unrelated to such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness) that are consummated after the Transaction Agreement Date and on or prior to theagreement or date for redemption, repurchase, defeasance, satisfaction and discharge, repayment or consummation of such Limited Condition Transaction and any such transactions (including any incurrence or issuance of Indebtedness, or Preferred Stock and the use of proceeds thereof) will be deemed to have occurred on the Transaction Agreement Date and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before thespecified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving Pro Forma Effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Indenture, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated; provided that for purposes of any such calculation of Consolidated Adjusted EBITDA, total interest expense will be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Issuer in good faith. (b) Notwithstanding anything herein to the contrary, if the Issuer or any of the Subsidiary Guarantors (x) incurs Indebtedness, issues Preferred Stock, creates Liens, makes Investments, makes Restricted Payments, designates any Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or repays any Indebtedness or Preferred Stock in connection with any Limited Condition Transaction under a ratio-based basket and (y) incurs Indebtedness, issues Preferred Stock, creates Liens, makes Investments or Restricted Payments, designates any as a Restricted Subsidiary or an Unrestricted Subsidiary or repays any Indebtedness or Preferred Stock in connection with any Limited Condition Transaction under a non-ratio-based basket (which shall occur within five (5) Business Days of the events in clause (x) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket without regard to any such action under such non-ratio-based basket made in connection with such Limited Condition Transaction. (b) (c) Notwithstanding anything herein to the contrary, for the purposes of this Section 1.04, compliance with any requirement relating to absence of Default or Event of Default may be determined as of the Transaction AgreementLCT Test Date and not as of any later date as would otherwise be required under this Indenture. (d) In the event any Indebtedness, Preferred Stock or Lien is incurred or issued or other transaction is undertaken on the same date that any other Indebtedness, Preferred Stock or Lien is incurred or issued or other transaction is undertaken on reliance on a ratio basket based on the

69 Fixed Charge Coverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated First Lien Net Leverage Ratio, then such ratio(s) will be calculated with respect to such incurrence, issuance or other transaction without regard to any other incurrence, issuance or transaction. Each item of Indebtedness, Preferred Stock or Lien incurred or issued and each other transaction undertaken will be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the relevant Fixed Charge Coverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or Consolidated First Lien Net Leverage Ratio test. Section 1.05 Measuring Compliance. Notwithstanding anything herein to the contrary, with respect to any amounts incurred (including any baskets, thresholds, exceptions and any related builder or grower component) or transactions entered into (or consummated) in reliance on a provision of this Indenture that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that any Fixed Amount (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the relevant Incurrence-Based Amount in connection with such substantially concurrent incurrence and amounts incurred, or transactions entered into or consummated, in reliance on a Fixed Amount (including Section 4.04(b)(1)(B)(i)) in a concurrent transaction, a single transaction or a series of related transactions with the amount incurred, or transaction entered into or consummated, under the applicable Incurrence-Based Amount, shall not be given effect in calculating the applicable Incurrence-Based Amount (but giving pro forma effect to all applicable and related transactions (including the use of proceeds of all Indebtedness to be incurred and any repayments, repurchases and redemptions of Indebtedness) and all other Pro Forma Adjustments). ARTICLE 2 THE NOTES Section 2.01 Form and Dating. (a) General. The Notes shall be issued in registered global form (except as otherwise permitted herein with respect to Definitive Notes) without interest coupons. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer shall furnish any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

70 (b) Global Notes. (1) Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The Trustee’s records shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof. (2) Notes sold within the United States of America to QIBs pursuant to Rule 144A under the Securities Act shall be issued initially in the form of one or more 144A Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Issuer and authenticated by the Trustee or the authenticating agent as provided herein. The aggregate principal amount of the 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided. (3) Notes transferred to Institutional Accredited Investors shall be initially in the form of one or more IAI Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Issuer and authenticated by the Trustee or the authenticating agent as provided herein. The aggregate principal amount of the IAI Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided. (4) Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Temporary Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Issuer and authenticated by the Trustee or the authenticating agent as provided herein. In no event shall any Issuer hold an interest in a Regulation S Temporary Global Note other than directly or indirectly in or through accounts maintained at Euroclear or Clearstream as indirect participants in DTC. Prior to the termination of the Distribution Compliance Period, an interest in a Regulation S Temporary Global Note may not be

71 transferred to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor” (as defined in Rule 902(d) of Regulation S)). (5) Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of such Regulation S Permanent Global Note, the Trustee shall, upon receipt of an Issuer Order, cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided. (c) Book-Entry Provisions. Ownership of beneficial interests in the Global Notes shall be limited to persons that have accounts with DTC or persons that may hold interests through such participants, including through Euroclear and Clearstream. Ownership of beneficial interests in the Global Notes and transfers thereof shall be subject to restrictions on transfer and certification requirements as set forth herein. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depository or by the Trustee as custodian for the Depository, and the Depository shall be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note. (d) DTC, Euroclear and Clearstream Procedures Applicable. Transfers of beneficial interests in the Global Notes between participants in DTC, participants in Euroclear or participants in Clearstream shall be effected by DTC, Euroclear or Clearstream pursuant to customary procedures and subject to the applicable rules and procedures established by DTC, Euroclear or Clearstream and their respective participants. Section 2.02 Execution and Authentication. One Officer must sign the Notes for the Issuer by manual, facsimile or .pdf signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid. A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture. A Note shall be dated the date of its authentication. The Trustee shall, upon receipt of an Issuer Order, authenticate Notes for original issue under this Indenture. The aggregate principal amount of Notes outstanding at any time may not

72 exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Issuer Orders, except as provided in Section 2.07 hereof. The Trustee shall not be required to authenticate such Notes if the issue thereof will adversely affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee. The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Issuer or an Affiliate of the Issuer. Section 2.03 Registrar and Paying Agent. (a) The Issuer will maintain a Registrar and a Paying Agent with respect to the Notes issued pursuant to this Indenture. The Registrar will keep a register of the Holders and the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents and may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Issuer or any of the Issuer’s Subsidiaries may act as Paying Agent or Registrar. (b) The Issuer initially appoints DTC to act as Depository with respect to the Global Notes. (c) The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Global Notes. Section 2.04 Paying Agent to Hold Money in Trust. The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent (i) will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on such Notes and (ii) will notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) will have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes. For the avoidance of doubt, the Paying Agent shall be held harmless and have no liability with respect to payments or disbursements to be made by the Paying Agent until the Paying Agent has confirmed receipt of funds sufficient to make such relevant payment.

73 Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders. Section 2.06 Transfer and Exchange. (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Issuer shall exchange Global Notes for Definitive Notes if at any time: (1) the Issuer delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Issuer within 90 days after the date of such notice from the Depository; or (2) upon the written request of a Holder if a Default or Event of Default shall have occurred and be continuing with respect to the Notes. Upon the occurrence of any of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names and in any approved denominations as the Depository shall instruct the Trustee. In no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon the exchange of a Global Note for Definitive Notes, such Global Note shall, upon receipt of an Issuer Order, be cancelled by the Trustee. Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depository, pursuant to written instructions from its Participants or its Applicable Procedures, shall instruct the Trustee in writing. The Trustee shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depository. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) and (d) hereof.

74 (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable: (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor” (as defined in Rule 902(d) of Regulation S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1). (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either: (A) both: (i) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or (B) both: (i) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and (ii) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above;

75 provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, and upon receipt of an Officer’s Certificate in form reasonably satisfactory to the Trustee, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof. (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following: (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, as the case may be, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable. (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and: (A) the Registrar receives the following: (i) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or

76 (ii) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Issuer Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note. (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. Transfers or exchanges of beneficial interests in Global Notes for Definitive Notes shall in each case be subject to the satisfaction of any applicable conditions set forth in Section 2.06(b)(2) hereof, and to the requirements set forth below in this Section 2.06(c). (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation: (A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof; (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; (C) if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation

77 S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; (E) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act in compliance with the prospectus delivery requirements of the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof; or (G) if such beneficial interest is being transferred to an Institutional Accredited Investor pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, or Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and, upon receipt of an Issuer Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. (2) Beneficial Interests in Regulation S Temporary Global Notes to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the

78 Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904. (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if: (A) the Registrar receives the following: (i) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or (ii) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. The Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and, upon receipt of an Issuer Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the Issuer Order a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Depository shall instruct, pursuant to written instruction from its Participants or its Applicable Procedures. The Trustee shall deliver such Definitive Notes to, or as directed by, the Persons in whose names such Definitive Notes are so registered. (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer

79 shall execute and, upon receipt of an Issuer Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend. (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation: (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (2)(b) thereof; (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; (C) if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; (E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act in compliance with the

80 prospectus delivery requirements of the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof; or (G) if such beneficial interest is being transferred to an Institutional Accredit Investor pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, or Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; the Trustee, upon receipt of an Issuer Order, shall cancel the Restricted Definitive Note, and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g) the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, and, in the case of clause (C) above, a Regulation S Global Note, and in the case of clause (G) above, the IAI Global Note. (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if: (A) the Registrar receives the following: (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee, upon receipt of an Issuer Order, will cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

81 (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. (4) Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(A) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Issuer Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred. (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e). (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following: (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; (B) if the transfer will be made pursuant to Rule 903 or Rule 904 of Regulation S, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

82 (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if: (A) the Registrar receives the following: (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (A), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e), the Trustee shall, upon receipt of an Issuer Order, cancel the prior Restricted Definitive Note and the Issuer will execute, and upon receipt of an Issuer Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in written instructions delivered to the Registrar by such Holder. (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. (f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture. (1) Private Placement Legend. (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

83 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF TALEN ENERGY SUPPLY, LLC THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO TALEN ENERGY SUPPLY, LLC, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF $250,000, OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(F) ABOVE, TALEN ENERGY SUPPLY, LLC RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS

84 BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend. (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form: “THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF TALEN ENERGY SUPPLY, LLC. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL

85 INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.” (3) Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note will bear a legend in substantially the following form: “THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, DELIVERED OR EXCHANGED FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR OTHER NOTE EXCEPT UPON DELIVERY OF THE CERTIFICATIONS SPECIFIED IN THE INDENTURE.” (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and a notation will be made on the records maintained by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and a notation will be made on the records maintained by the Trustee or by the Depository at the direction of the Trustee to reflect such increase. (h) General Provisions Relating to Transfers and Exchanges. (1) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Issuer Order in accordance with Section 2.02 hereof or at the Registrar’s request. (2) No service charge shall be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.11 and 9.04 hereof and Section 2.11 of this Indenture). (3) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of

86 the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. (5) Neither the Registrar nor the Issuer shall be required: (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date. (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary. (7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof. (8) All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile. (9) Notwithstanding anything herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer or exchange complies with the registration provisions of or exemptions from the Securities Act or applicable state securities laws. Section 2.07 Additional Notes. (a) The aggregate amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series (any such Notes issued subsequent to the Issue Date, the “Additional Notes”), subject, in the case of Additional Notes, in compliance with Section 4.04 and Section 4.06. Any Additional Notes issued will have terms that are substantially identical to the terms of the Notes issued on the Issue Date, except in respect of any of the following terms, which shall be set forth in a supplemental indenture: (1) the aggregate principal amount of such Additional Notes;

87 (2) the date or dates on which such Additional Notes will be issued; (3) the price at which the Additional Notes will be issued; (4) the first interest payment date and the first date from which interest will accrue on the Additional Notes; (5) the date or dates and price or prices at which, the period or periods within which, and the terms and conditions upon which, such Additional Notes may be redeemed, in whole or in part pursuant to any special mandatory redemption using amounts released from any escrow account into which proceeds of the issuance of such Additional Notes are deposited pending consummation of any acquisition, Investment, refinancing or other transaction (such redemption, an “Additional Notes Special Mandatory Redemption”); (6) the provisions relating to the escrow of all or a portion of the proceeds of such Additional Notes and the granting of Liens described in clause (11) of the definition of “Permitted Liens” and in clause (11) of the definition of “Permitted Post-Release Liens” in favor of the Trustee solely for the benefit of the Trustee and the Holders of such Additional Notes (and not, for the avoidance of doubt, for the benefit of the Holders of any other Notes), together with all necessary authorizations for the Trustee to enter into such arrangements; provided that, for so long as the proceeds of such Additional Notes are in escrow, such Additional Notes shall benefit only from such Liens and shall not be subject to any intercreditor agreement, including the Collateral Trust Agreement; and (7) the ISIN, Common Code, CUSIP or other securities identification numbers with respect to such Additional Notes, and the relevant clearing systems. (b) Any Additional Notes that are substantially identical in all material respects to any other series of Notes but for being subject to an Additional Notes Special Mandatory Redemption shall be deemed to be substantially identical to such series of Notes only following the date on which any such Special Mandatory Redemption provision ceases to apply. If any Additional Notes are not fungible with such Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP or other identifying number. The Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Section 2.08 Replacement Notes. (a) If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Issuer Order, will authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any

88 Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note. (b) Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Section 2.09 Outstanding Notes. (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof or any applicable supplemental indenture, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note. (b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. (d) If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest. Section 2.10 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent pursuant to the Note Documents, Notes owned by the Issuer or any Subsidiary Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Subsidiary Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded. Section 2.11 Temporary Notes. (a) Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Issuer Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.

89 (b) Holders of temporary Notes will be entitled to all of the benefits of this Indenture as the Definitive Notes. Section 2.12 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon receipt of an Issuer Order, the Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in its customary manner. Certification of the disposition of all canceled Notes will be delivered to the Issuer at the Issuer’s written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. Section 2.13 CUSIP / ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers. ARTICLE 3 REDEMPTION AND PREPAYMENT Section 3.01 Notices to Trustee. The Issuer may, with respect to the Notes, reserve the right to redeem and pay the Notes or may covenant to redeem and pay the Notes or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Notes. If a Note is redeemable and the Issuer elects or is obligated to redeem such Notes pursuant to the provisions of such Notes, it must furnish to the Trustee, at least 2two days prior to the date of the notice of redemption pursuant to Section 3.03, unless a shorter period is acceptable to the Trustee, an Officer’s Certificate setting forth: (1) the clause of the Notes pursuant to which the redemption shall occur; (2) the redemption date; (3) the principal amount of the Notes to be redeemed; (4) the redemption price; and (5) the applicable CUSIP numbers, if any.

90 Section 3.02 Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed will be selected on a pro rata pass-through distribution basis to the extent practicable or by lot or such other similar method in accordance with the Applicable Procedures, unless otherwise required by law or applicable stock exchange requirements (so long as the Trustee has actual knowledge of such listing). The Trustee shall not be liable for any selections made in accordance with this paragraph. In the event of partial redemption by lot, the Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption by the Trustee from the outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in minimum amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to the Notes called for redemption also apply to portions of Notes called for redemption. No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first-class mail or delivered electronically at least 10 but not more than 60 days before the redemption date to each Holder to be redeemed, except that redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount of that Note that is to be redeemed. In the case of certificated Notes, a new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder upon cancellation of the original Note. Section 3.03 Notice of Redemption. At least 10 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first-class mail or delivered electronically, a notice of redemption to each Holder whose Notes are to be redeemed, except that redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or Article 10 hereof. The notice will identify the Notes to be redeemed and will state: (1) the redemption date;

91 (2) the redemption price; (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, in the case of certificated Notes, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder upon cancellation of the original Note; (4) the name and address of the Paying Agent; (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (6) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; (7) the applicable section of this Indenture and/or the Note pursuant to which the Notes called for redemption are being redeemed; (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and (9) if such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed. At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 2 days prior to the date of the notice of redemption (or such shorter period as the Trustee in its sole discretion may allow), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. Notice of any redemption of the Notes may, at the Issuer’s discretion, be given prior to the consummation of a transaction or event (including an Equity Offering, an incurrence of Indebtedness, a Change of Control Triggering Event or other transaction or event), and any such redemption may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent (including the consummation of an Equity Offering, an incurrence of Indebtedness, a Change of Control Triggering Event or other transaction or event). If such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), such redemption may not occur and such notice may be

92 rescinded in the event that any or all of such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed. If any such condition precedent has not been satisfied, the Issuer shall provide notice to the Trustee and each Holder prior to the close of business two Business Days prior to the redemption date. Upon receipt of such notice, unless the Issuer has elected to delay, the notice of redemption shall be rescinded and the redemption of the Notes shall not occur. If requested by the Issuer, upon receipt of the rescission notice, the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given if such notice was delivered by the Trustee. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed or delivered electronically in accordance with Section 3.03 hereof, Notes called for redemption become, subject to any conditions precedent set forth in the notice of redemption, irrevocably due and payable on the redemption date at the redemption price. Section 3.05 Deposit of Redemption Price. One Business Day prior to the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, accrued interest to but excluding the redemption date, and premium, if any, on all Notes to be redeemed on that date. Promptly after the Issuer’s written request, the Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, accrued interest, and premium, if any, on, all Notes to be redeemed. If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof. Section 3.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon receipt of an Issuer Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

93 Section 3.07 Calculation of Redemption Price. The Trustee shall have no obligation to calculate the redemption price of any Note. Upon any redemption that requires the payment of the Applicable Premium (as defined in the relevant Note) (including, without limitation, in connection with the Issuer’s exercise of its Legal Defeasance option or Covenant Defeasance option as set forth in Article 8 or the discharge of the Issuer’s obligations under the Note Documents in accordance with Article 10), the amount deposited with the Trustee shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption. ARTICLE 4 COVENANTS Section 4.01 Payment of Notes. The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m. New York City time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Section 4.02 Maintenance of Office or Agency. (a) The Issuer shall, for the benefit of Holders, maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. (b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. (c) The Issuer hereby designates the Corporate Trust Office of the Trustee for such Notes as one such office or agency of the Issuer in accordance with Section 2.03 hereof;

94 provided, however, the Trustee shall not be deemed an agent of the Issuer for the service of legal process. Section 4.03 Compliance Certificate. (a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2023, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto. (b) So long as any of the Notes are outstanding, the Issuer shall deliver to the Trustee, promptly upon the Issuer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto. Section 4.04 Limitation on Indebtedness. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuer and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), if on the date thereof and after giving effect thereto on a Pro Forma Basis (after giving effect to the application of the proceeds of such incurrence) either: (a) (x) the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries (calculated on a Pro Forma Basis) would have been at leastis equal to or greater than the lesser of (i) 2.00 to 1.00 and (ii) the Fixed Charge Coverage Ratio immediately prior to the incurrence of such Indebtedness and use of proceeds thereof; or (y) the Consolidated Total Net Leverage Ratio of the Issuer and its Restricted Subsidiaries (calculated on a Pro Forma Basis) would have been equal to or less than (i) at any time prior to the Q2 2024 Financials Date, 3.25 to 1.00 or (ii) at any time on or after the Q2 2024 Financials Date, 3.75 to 1.00. does not exceed the greater of (i) 3.75 to 1.00 and (ii) the Consolidated Total Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and use of proceeds thereof.

95 (b) Section 4.04(a) will not prohibit the incurrence of the following (collectively “Permitted Debt”): (1) Indebtedness of the Issuer or any Restricted Subsidiary incurred under one or more Credit Facilities and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with undrawn trade letters of credit and reimbursement obligations relating to trade letters of credit satisfied within 30 days being excluded, and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), in an aggregate principal amount outstanding at any one time not to exceed (A) $1,825.0 million (provided that such principal amount will increase by up to $100.0 million if the Issuer procures a revolving facility or an upsize of the revolving facility in the Exit Facilities Credit Agreement, or a commitment thereto, from a relationship bank, in the amount of such facility or commitment, in each case at or prior to the Completion Date) plus : (A) $3,310.0 million plus (1) (B) the greater of (i) $440.01,050.0 million and (ii) solely on or after the financial statements required pursuant to Section 4.09 for the fiscal year ending December 31, 2024, 75an amount equal to 100% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance plus (C) an additional amount such that on a Pro Forma Basis, (i) in the case of Indebtedness secured by Liens on the Collateral that rank pari passu with the Liens securing the Notes, the Consolidated First Lien Net Leverage Ratio is less than or equal to (x) at any time prior to the Q2 2024 Financials Date, 2.00 to 1.00 or (y) at any time on or after the Q2 2024 Financials Date, 2.50 to 1.00 and does not exceed the greater of (x) 2.50 to 1.00 and (y) the Consolidated First Lien Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and use of proceeds thereof; and (ii) in the case of other Indebtedness, the Consolidated Secured Net Leverage Ratio is less than or equal to (x) at any time prior to the Q2 2024 Financials Date, 2.50 to 1.00 or (y) at any time on or after the Q2 2024 Financials Date, 3.00 to 1.00 does not exceed the greater of (x) 3.00 to 1.00 and (y) the Consolidated Secured Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and use of proceeds thereof (assuming, to the extent incurred pursuant to this clause (C)(ii), that all such Indebtedness is secured whether or not so secured); (2) Indebtedness of the Issuer and any Subsidiary Guarantor of Indebtedness represented by the Notes (including any Subsidiary Guarantee thereof) (other than any Additional Notes, if any, or Subsidiary Guarantees with respect thereto);

96 (3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Completion DateDecember 13, 2024 (other than Indebtedness described in clauses (1) and (2) of this Section 4.04(b)) after giving effect to the Transactions; (4) Indebtedness of the Issuer or any Restricted Subsidiary owed to the Issuer or any Restricted Subsidiary; provided that all such Indebtedness owed to any Restricted Subsidiary that is not a Subsidiary Guarantor is expressly subordinated in right of payment (but only to the extent permitted by Applicable Law) to the Notes; (5) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of construction and restoration activities and in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims and similar obligations); (6) any Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Issuer or any other Restricted Subsidiary that is permitted to be incurred under this Indenture and (ii) the Issuer in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Indenture; provided that (A) if the Indebtedness being guaranteed under this clause (6) is by its express terms subordinated in right of payment to the Notes or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable, any such Guarantee Obligations shall be subordinated in right of payment to the Notes or such Subsidiary Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Notes or the Subsidiary Guarantee, as applicable and (B) the aggregate outstanding principal amount of Guarantee Obligations incurred by Restricted Subsidiaries that are not Subsidiary Guarantors under this clause (6), shall not at the time of incurrence or issuance thereof exceed the greater of (x) $100.0210.0 million and (y) solely on or after the Q2 2024 Financials Date, 20% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, in each case at any time outstanding; (7) Guarantee Obligations (i) incurred in the ordinary course of business (including in respect of construction or restoration activities) in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees, (ii) otherwise constituting Restricted Payments permitted under this Indenture or Permitted Investments or (iii) contemplated by the Plan; (8) (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred to finance the purchase price, cost of design, acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of fixed or capital assets or otherwise in respect of capital expenditures, so long as such Indebtedness, except in the case of Environmental CapEx or Necessary CapEx, is incurred within 270 days of the acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of such fixed or capital assets or incurrence of such capital expenditure, (ii)

97 Indebtedness arising under Capital Leases entered into in connection with Permitted Sale Leasebacks and (iii) Indebtedness arising under Capital Leases, other than Capital Leases in effect on the Completion Date and Capital Leases entered into pursuant to subclauses (i) and (ii) above; provided, that the aggregate outstanding principal amount of Indebtedness incurred pursuant to this clause (iii) shall not at the time of incurrence or issuance thereof exceed the greater of (x) $200.0370.0 million and (y) solely on or after the Q2 2024 Financials Date, 35% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, in each case at any time outstanding; (9) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or Preferred Stock of a Restricted Subsidiary of the Issuer which serves to refund, refinance, replace, renew, extend or defease any Indebtedness or Preferred Stock incurred as permitted under Section 4.04(a) and clauses (2), (3), (8), (12), (14), (16), (17), (18), (30), (36), (37) and (38) of this Section 4.04(b) or any Indebtedness or Preferred Stock incurred to so refund or refinance such Indebtedness or Preferred Stock, including any Indebtedness or Preferred Stock incurred to pay accrued interest, premiums (including call and tender premiums), defeasance costs, underwriting discounts, fees, commissions, costs and expenses (including original issue discount, upfront fees and similar items) (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness: (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness or Preferred Stock being refunded or refinanced, replaced, renewed, extended or defeased; provided, that this clause (A) shall not apply to Refinancing Indebtedness which serves to refund, refinance, replace, renew, extend or defease any Indebtedness or Preferred Stock incurred as permitted under clauses (3), (8), (16) and (17) of this Section 4.04(b); (B) to the extent such Refinancing Indebtedness refinances Indebtedness junior in right of payment to the Notes or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness has a Stated Maturity which is no earlier than 91 days after the Stated Maturity of the Notes; provided, that this clause (B) shall not apply to Refinancing Indebtedness which serves to refund, refinance, replace, renew, extend or defease any Indebtedness or Preferred Stock incurred as permitted under clauses (8), (16) and (17) of this Section 4.04(b); (C) to the extent such Refinancing Indebtedness refinances (x) Indebtedness junior in right of payment to the Notes or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior in right of payment to the Notes or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable, or (y) Preferred Stock, such Refinancing Indebtedness is Preferred Stock; provided, that this clause (C) shall not apply to Refinancing Indebtedness which serves to refund, refinance, replace, renew,

98 extend or defease any Indebtedness or Preferred Stock incurred as permitted under clauses (8), (16) and (17) of this Section 4.04(b); (D) is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus accrued interest, premiums (including call and tender premiums), defeasance costs, underwriting discounts, fees, commissions, costs and expenses (including original issue discount, upfront fees and similar items) incurred in connection with such refinancing; and (E) shall not include (x) Indebtedness of a Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor that refinances Indebtedness of an Issuer or a Subsidiary Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; provided, further, that Refinancing Indebtedness in respect of any Indebtedness may be incurred from time to time after the termination, discharge or repayment of any such Indebtedness. (10) Indebtedness in respect of agreements relating to, and letters of credit issued to support, Hedging Obligations; provided that, (i) with respect to Commodity Hedging Agreements, such Commodity Hedging Agreements are entered into in the ordinary course of business and consistent with prudent industry practice irrespective of whether or not any such Commodity Hedging Agreement was speculative (in each case, as determined by the Issuer at the time any such agreement was entered into in its reasonable discretion acting in good faith) and (ii) with respect to any hedging agreements (other than Commodity Hedging Agreements), are not entered into for speculative purposes (in each case, as determined by the Issuer at the time any such agreement was entered into in its reasonable discretion acting in good faith) or otherwise consistent with prudent industry practice; (11) [reserved]; (12) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) or (ii) Indebtedness attaching to assets that are acquired by the Issuer or any Restricted Subsidiary, in each case after the Completion Date as the result of an acquisition or Investment permitted under or not otherwise prohibited by this Indenture (including through merger or consolidation); provided that (x) such Indebtedness existed at the time such Person became a Subsidiary of the Issuer or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by the Issuer or any Restricted Subsidiary (other than by any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person

99 or any of its Subsidiaries), unless such Guarantee Obligation is separately permitted under this Indenture; (13) [reserved]; (14) Indebtedness or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition, Investment or capital expenditure or (y) Persons that are acquired by the Issuer or a Restricted Subsidiary or merged into, amalgamated with or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture (including designating an Unrestricted Subsidiary as a Restricted Subsidiary); provided that on a Pro Forma Basis after giving pro forma effect to the incurrence of Indebtedness and application proceeds thereof and such Investment (including a prospective Investment as contemplated by the definition of Specified Transaction), acquisition, merger, amalgamation, consolidation or capital expenditure, either: (A) (i) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.04(a) or (ii) the Fixed Charge Coverage Ratio of the Issuer for the Test Period is equal to or greater than immediately prior to such Investment, acquisition, merger, amalgamation, consolidation or capital expenditure;(x); or (B) (i) either the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Total Net Leverage Ratio test set forth in Section 4.04(a) or (ii) the Consolidated Total Net Leverage Ratio of the Issuer for the Test Period is equal to or less than immediately prior to such Investment, acquisition, merger, amalgamation, consolidation or capital expenditure; (y); or (C) (i) either the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Secured Net Leverage Ratio test set forth in clause (1) of this Section 4.04(b) or (1)(C)(ii) the Consolidated Secured Net Leverage Ratio of the Issuer for the Test Period is equal to or less than immediately prior to such Investment, acquisition, merger, amalgamation, consolidation or capital expenditure; provided that all Indebtedness incurred under this clause (C) shall be deemed to be secured; or (D) in the case of Indebtedness secured by Liens on the Collateral that rank pari passu with the Liens securing the Notes, (i) either the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated First Lien Net Leverage Ratio test set forth in clause (1) of this Section 4.04(b) or (ii) the Consolidated First Lien Net Leverage Ratio of the Issuer for the Test Period is equal to or less than immediately prior to such Investment, acquisition merger, amalgamation, consolidation or capital expenditure(1)(C)(i);

100 (15) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business (including in respect of construction or restoration activities) or consistent with past practice or in respect of coal mine reclamation, including those incurred to secure health, safety and environmental obligations in the ordinary course of business (including in respect of construction or restoration activities) or consistent with past practice; (16) Indebtedness incurred in connection with any Permitted Sale Leaseback; (17) Indebtedness of the Issuer and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (17) and then outstanding, and any outstanding Refinancing Indebtedness under clause (9) of this Section 4.04(b) incurred to refinance Indebtedness initially incurred pursuant to this clause (17), not exceed the greater of (x) $200.0315.0 million and (y) solely on or after the Q2 2024 Financials Date, 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis), in each case at any time outstanding at the time of incurrence or issuance; (18) Indebtedness secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Notes; provided, that the aggregate amount of Indebtedness permitted under this clause (18), when aggregated with all outstanding Indebtedness under clause (9) of this Section 4.04(b) incurred to refinance Indebtedness initially incurred in reliance on this clause (18), shall not exceed the greater of (x) $100.0160.0 million and (y) solely on or after the Q2 2024 Financials Date, 15% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time; (19) Cash Management Obligations and other Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business; (20) (i) Indebtedness incurred in the ordinary course of business in respect of obligations of the Issuer or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services, including turbines, transformers and similar equipment and (ii) Indebtedness in respect of intercompany obligations of the Issuer or any Restricted Subsidiary with the Issuer or any Restricted Subsidiary of the Issuer in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money; (21) Indebtedness arising from agreements of the Issuer or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case entered into in connection with

101 acquisitions, Investments and any Disposition that do not violate the provisions of this Indenture; (22) Indebtedness of the Issuer or any Restricted Subsidiary consisting of (i) financing of insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business (including in respect of construction or restoration activities); (23) Indebtedness representing deferred compensation, or similar arrangement, to employees, consultants or independent contractors of the Issuer (or, to the extent such work is done for the Issuer or its Subsidiaries, any direct or indirect parent thereofParent Entity) and the Restricted Subsidiaries incurred in the ordinary course of business; (24) Indebtedness consisting of promissory notes issued by the Issuer or any Subsidiary Guarantor to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Capital Stock or Stock Equivalents of the Issuer (or any direct or indirect parent thereofParent Entity) permitted by Section 4.05(b)(7); (25) Indebtedness consisting of obligations of the Issuer and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and acquisitions or any Investment permitted under or not otherwise prohibited by this Indenture; (26) Indebtedness in respect of (i) Permitted Receivables Financings owed by a Receivables Entity or Qualified Securitization Financings owed by a Securitization Subsidiary and (ii) accounts receivable factoring facilities in the ordinary course of business; provided that the aggregate principal amount of Receivables Indebtedness pursuant to this clause (26) shall not exceed the greater of (x) $250.0 million and (y) solely on or after the Q2 2024 Financials Date, 45% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any time outstanding;; (27) [reserved]; (28) [reserved]; (29) [reserved]; (30) Indebtedness of the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount or liquidation preference of up to 100% of the net cash proceeds received by the Issuer since immediately after the Completion Date from the issue or sale of Equity Interests of the Issuer or a direct or indirect parent entityParent Entity or cash contributed to the capital of the Issuer (in each case, other than the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer in connection with the Completion Date Rights Offering, Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its

102 Subsidiaries) as determined in accordance with Section 4.05(a)(4)(C)(ii) and Section 4.05(a)(4)(C)(vi) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.05(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (a), (b) and (d) of the definition thereof); (31) Indebtedness incurred to finance Necessary CapEx; (32) [reserved]; (33) intercompany Indebtedness among the Issuer and its Subsidiaries constituting any part of any Permitted Reorganization Transaction; (34) to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; (35) (i) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit, in a principal amount not in excess of the stated amountavailable balance of such letter of credit so long as such letter of credit is otherwise permitted to be incurred pursuant to this Section 4.04 or (ii) obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of the Issuer or any Subsidiary of the Issuer in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than the United States; (36) Indebtedness owing to the seller of any business or assets to be acquired by the Issuer or any Restricted Subsidiary; provided that the aggregate principal amount of Indebtedness permitted under this clause (36), when aggregated with all outstanding Indebtedness under clause (9) of this Section 4.04(b) incurred to refinance Indebtedness initially incurred in reliance on this clause (36), shall not exceed the greater of (x) $65.0160.0 million and (y) solely on or after the Q2 2024 Financials Date, 15% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time; (37) obligations in respect of Disqualified Stock and Preferred Stock in an aggregate principal amount, when aggregated with all outstanding Indebtedness under clause (9) of this Section 4.04(b) incurred to refinance Indebtedness initially incurred in reliance on this clause (37), not to exceed the greater of (x) $65.0160.0 million and (y) solely on or after the Q2 2024 Financials Date, 15% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time; (38) Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors under this clause (38), when aggregated with all outstanding Indebtedness under clause (9) of this Section 4.04(b) incurred to refinance Indebtedness initially incurred in reliance on this clause (38), in an aggregate principal amount not to exceed the greater of (x) $100.0210.0 million and (y) solely on or after the Q2 2024 Financials

103 Date, 20% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, in each case at any time outstanding; (39) Non-Recourse Debt; (40) Environmental CapEx Debt; (41) the incurrence by the Issuer or any Restricted Subsidiary of one or more Credit Facilities (which shall be in the form of credit default swap-collateralized facilities, letter of credit facilities, or other revolving credit facilities) in an aggregate outstanding principal amount at anythe time outstandingof incurrence not to exceed the greater of (x) $200.0370.0 million and (B) solely on or after the Q2 2024 Financials Date,y) 35% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis); (42) Indebtedness incurred in connection with a Permitted Spin-Out Transaction; and (43) all premiums (if any), interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations described in clauses (1) through (42) above. (c) Notwithstanding the foregoing, Restricted Subsidiaries that are not Subsidiary Guarantors may not incur Indebtedness pursuant to Section 4.04(a) hereof or sub-clause (y) of Section 4.04(b)(14) above if, after giving pro forma effect to such incurrence (including the pro forma application of the proceeds therefrom), the aggregate principal amount of Indebtedness then outstanding of Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Section 4.04(a) hereof or sub-clause (y) of Section 4.04(b)(14) above (excluding intercompany Preferred Stock issued between or among the Issuer and the Restricted Subsidiaries) exceeds the greater of (a) $160.0315.0 million and (b) solely on or after the Q2 2024 Financials Date, 30% of Consolidated Adjusted EBITDA of the Issuer for the most recently ended Test Period (calculated on a Pro Forma Basis). (d) For purposes of determining compliance with this Section 4.04, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt or is entitled to be incurred pursuant to Section 4.04(a), the Issuer shall, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.04 and such item of Indebtedness will be treated as having been incurred pursuant to only one of the clauses in Section 4.04(b) or pursuant to Section 4.04(a), but may be incurred partially under one clause and partially under one or more other clauses; provided that all Indebtedness under the Exit Facilities Credit Agreement which is in existence on the Completion Date shall be deemed to have been incurred on the Completion Date pursuant to Section 4.04(b)(1)(A) hereof, and the Issuer shall not be permitted to reclassify all or any portion of such Indebtedness. (e) Accrual of interest or dividends, the accretion of accreted value, the amortization or accretion of original issue discount, and the payment of interest or dividends in the form of

104 additional Indebtedness with the same terms, the payment of dividends on PreferredDisqualified Stock in the form of additional shares of PreferredDisqualified Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.04 or Section 4.06. Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or similar instruments relating to, or Liens securing, Indebtedness which are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.04. Indebtedness that is cash collateralized shall not be deemed to be Indebtedness hereunder to the extent of such cash collateralization. The principal amount of any Disqualified Stock or Preferred Stock will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof. (f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in another currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced (plus unused commitments thereunder) plus (ii) the aggregate amount of accrued interest, premiums (including call and tender premiums), defeasance costs, underwriting discounts, fees, commissions, costs and expenses (including original issue discount, upfront fees and similar items) incurred in connection with such refinancing. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. (g) This Indenture will not treat (1) unsecured Indebtedness as subordinated in right of payment or junior in right of payment to secured Indebtedness merely because such Indebtedness is unsecured or (2) Indebtedness as subordinated in right of payment or junior in right of payment to any other Indebtedness solely because such Indebtedness has a junior priority with respect to shared collateral or because it is guaranteed by other obligors. Section 4.05 Limitation on Restricted Payments. (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

105 (1) declare or pay any dividend or make any payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than: (A) dividends, payments or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock); or (B) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities; (2) redeem, purchase, repurchase, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any parent entity of the IssuerParent Entity, including in connection with any merger, amalgamation or consolidation, in each case, held by a Person other than the Issuer or a Restricted Subsidiary; (3) make any principal payment on, or redeem, purchase, repurchase, defease, discharge or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness that constitutes Material Indebtedness, other than: (A) Indebtedness permitted to be incurred or issued under clause (4) of Section 4.04(b); or (B) the prepayment, redemption, purchase, repurchase, defeasance, discharge or other acquisition or retirement of Subordinated Indebtedness that constitutes Material Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of prepayment, redemption, purchase, repurchase, defeasance, discharge or acquisition or retirement; or (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment: (A) only in the case of reliance on clause (C)(i) below, no Event of Default specified in Section 6.01(1), Section 6.01(2) or Section 6.01(6) shall have occurred and be continuing (or would immediately thereafter result therefrom);

106 (B) other than in the case of a Restricted Payment under clauses (3) and (4) above, and only in reliance on clause (cC)(i) below, immediately after giving effect to such transaction on a Pro Forma Basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of Section 4.04(a)(x)(i) or Section 4.04(a)(y)(i); and (C) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (including Restricted Payments permitted by clauses (3) and (6) of Section 4.05(b) but excluding Restricted Payments permitted by all other clauses of Section 4.05(b)) would not exceed the sum of (without duplication): (i) Consolidated Adjusted EBITDA of the Issuer, minus 140% of Consolidated Interest Expense of the Issuer and its Restricted Subsidiaries, in each case, for the period (taken as one accounting period) from June 1, 2023 until the last day of the then-most recent fiscal quarter or fiscal year, as applicable, for which financial statements have been delivered pursuant to Section 4.09 or were required to be delivered (or, at the option of the Issuer, are internally available) (which amount, if less than zero, shall not be taken into account for any such period); (ii) all cash repayments of principal received by the Issuer or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries on account of loans made by the Issuer or any Restricted Subsidiary to such Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Completion Date through and including the time of determination; (iii) 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of (a) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Investments made pursuant to this clause (C) by the Issuer or any Restricted Subsidiary and repurchases and redemptions of such Investments from the Issuer or any Restricted Subsidiary and repayments of loans or advances, and releases of guarantees constituting such Investments made by the Issuer or any Restricted Subsidiary, in each case, after the Completion Date; and (b) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock or other ownership interest of Minority Investments, any Unrestricted Subsidiary or Excluded Project Subsidiary or a dividend or distribution from a Minority Investment, Unrestricted Subsidiary or Excluded Project Subsidiary (other than in each case to the extent the Investment in such Minority Investment, Unrestricted Subsidiary or Excluded Project Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to the proviso in clause (i) of the definition of “Permitted Investment” and other than to the extent such dividend or distribution from an Unrestricted Subsidiary or Excluded Project Subsidiary is applied to make a Restricted Payment pursuant to this Section 4.05 to fund taxTax or other liabilities of such Unrestricted Subsidiary or Excluded Project Subsidiary that are payable by a direct or indirect

107 parent of the IssuerParent Entity on behalf of such Unrestricted Subsidiary or Excluded Project Subsidiary), in each case, after the Completion Date; (iv) in the case of the redesignation of an Unrestricted Subsidiary or an Excluded Project Subsidiary (including any Unrestricted Subsidiary or Excluded Project Subsidiary in existence on the Completion Date) as, or merger, consolidation or amalgamation of an Unrestricted Subsidiary or Excluded Project Subsidiary with or into, a Restricted Subsidiary after the Completion Date, the fair market value of the Investment in such Unrestricted Subsidiary or Excluded Project Subsidiary at the time of the redesignation of such Unrestricted Subsidiary or Excluded Project Subsidiary as, or merger, consolidation or amalgamation of such Unrestricted Subsidiary or Excluded Project Subsidiary with or into, a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary or Excluded Project Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to the proviso in clause (i) of the definition of “Permitted Investment”; (v) 100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer since immediately after the Completion Date (other than net cash proceeds from the Completion Date Rights Offering) from the issue or sale of Indebtedness or Disqualified Stock of the Issuer or a Restricted Subsidiary that has been converted into or exchanged for Capital Stock of the Issuer or any direct or indirect parent of the IssuerParent Entity; provided that this clause (v) shall not include the proceeds from (a) Capital Stock or Stock Equivalents or Indebtedness that has been converted or exchanged for Capital Stock or Stock Equivalents of the Issuer sold to a Restricted Subsidiary, as the case may be or (b) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock or (c) any Excluded Contribution; (vi) 100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Completion Date (including (A) the aggregate principal amount of any Indebtedness of the Issuer or a Restricted Subsidiary contributed to the Issuer or a Restricted Subsidiary for cancellation and (B) proceeds from the issuance of Capital Stock or Stock Equivalents of any direct or indirect parent of the IssuerParent Entity (to the extent the proceeds of any such issuance are contributed to the Issuer)) or that becomes part of the capital of the Issuer or a Restricted Subsidiary through consolidation or merger subsequent to the Completion Date (other than (x) net cash proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Issuer or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; (y)

108 Excluded Contributions and (z) net cash proceeds received from the Completion Date Rights Offering); (vii) the aggregate amount of proceeds to be used for mandatory prepayment of any Credit Facilities that has been declined by any lenders thereunder and retained by the Issuer during the period from and including the Business Day immediately following the Completion Date through and including the time of determination; and (viii) the greater of (x) $150.0525.0 million and (y) solely on or after the Q2 2024 Financials Date, 2550% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis). (b) The provisions of the preceding paragraph will not prohibit the following: (1) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Equity Interests, Disqualified Stock or Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Issuer, or of a parent entityParent Entity that is contributed to the Issuer (other than Disqualified Stock and other than Equity Interests issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the net cash proceeds from such sale of Capital Stock will be excluded from Section 4.05(a)(4)(C)(vi); (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor, so long as such refinancing Subordinated Indebtedness are permitted to be incurred pursuant to Section 4.04; (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Issuer or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Issuer or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be incurred pursuant to Section 4.04; (4) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control Triggering Event in accordance with provisions similar to Section 4.11, provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer as provided in Section 4.11 with respect to the Notes and has

109 completed the repurchase of all Notes validly tendered for payment in connection with such Change of Control Offer; (5) any purchase or redemption of Subordinated Indebtedness from net sale proceeds of any Disposition; (6) dividends paid within 90 days after the date of declaration if at such date of declaration such dividend would have complied with this Section 4.05 or the redemption of Indebtedness within 90 days after giving notice of redemption thereof if, at the date of such redemption notice, such redemption would have complied with this Section 4.05; (7) the Issuer may (or may make Restricted Payments to permit any direct or indirect parent thereofParent Entity to) redeem, acquire, retire or repurchase shares of its (or such parent’sParent Entity’s) Capital Stock or Stock Equivalents held by any present or former officer, manager, consultant, director or employee (or their respective Affiliates, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Issuer (or any direct or indirect parent thereofParent Entity) and any Subsidiaries, so long as such repurchase is pursuant to, and in accordance with the terms of, any stock option or stock appreciation rights plan, any management, director and/or employee benefit, stock ownership or option plan, stock subscription plan or agreement, employment termination agreement or any employment agreements or stockholders’ or shareholders’ agreement; provided, however, that the aggregate amount of payments made under this clause (7), when combined with Investments made pursuant to clause (k) of the definition of “Permitted Investment”, do not exceed in any calendar year the greater of (x) $25.0105.0 million and (y) 10% of Consolidated Adjusted EBITDA for the most recently ended Test Period (which shall increase to the greater of (x) $50.0210.0 million and (y) 20% of Consolidated Adjusted EBITDA for the most recently ended Test Period subsequent to the consummation of an initial public offering of, or registration of, Capital Stock by the Issuer (or any direct or indirect parent company `of the IssuerParent Entity)) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of the greater of (x) $60.0210.0 million in any calendar year and (y) 20% of Consolidated Adjusted EBITDA for the most recently ended Test Period (which shall increase to the greater of (x) $100.0420.0 million and (y) 40% of Consolidated Adjusted EBITDA for the most recently ended Test Period subsequent to the consummation of an underwritten public offering of, or registration of, Capital Stock by the Issuer or any direct or indirect parent company of the IssuerParent Entity)); provided, further, that such amount in any calendar year may be increased by an amount not to exceed: (A) the cash proceeds from the sale of Capital Stock (other than Disqualified Stock, any sale or issuance to any Subsidiary and any contribution or issuance applied by virtue of Section 4.05(a)(4)(C)) of the Issuer and, to the extent contributed to the Issuer, Capital Stock of any of the Issuer’s direct or indirect parent companiesParent Entity, in each case to present or former officers, managers, consultants, directors or employees (or their respective Affiliates,

110 spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Issuer (or any of its direct or indirect parent companiesParent Entity) or any Subsidiary of the Issuer that occurs after the Completion Date; provided that such Capital Stock or proceeds of such Capital Stock will not increase the amount available for Restricted Payments under clause (c) of the preceding paragraph); plus (B) the cash proceeds of key man life insurance policies received by the Issuer or any Restricted Subsidiary after the Completion Date; less (C) the amount of any dividends or distributions previously made with the cash proceeds described in clauses (A) and (B) above; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from present or former officers, managers, consultants, directors or employees (or their respective Affiliates, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Issuer (or any of its direct or indirect parent companiesParent Entity), or any Subsidiary of the Issuer in connection with a repurchase of Capital Stock or Stock Equivalents of the Issuer or any of its direct or indirect parent companiesParent Entity will not be deemed to constitute a dividend for purposes of this Section 4.05 or any other provision of this Indenture; (8) Restricted Payments that are made (a) in an amount not to exceed the amount of Excluded Contributions or (b) in an amount equal to the amount of net cash proceeds from an asset sale or disposition in respect of property or assets acquired, if the acquisition of such property or assets were financed with Excluded Contributions; (9) Restricted Payments to any direct or indirect parent company of the IssuerParent Entity in amount required for any such direct or indirect parentParent Entity to pay, in each case without duplication: (A) foreign, federal, state and local, and other similar(i) (A) for any taxable period ending after the Issue Date in which the Issuer is treated as (or is disregarded as an entity separate from) a partnership for U.S. federal and/or applicable state, local or foreign income tax purposes, any such U.S. federal and/or applicable state, local or foreign income Taxes, as applicable, to the extent such income Taxes are attributable to the taxable income of the Issuer and(including, as appropriate and without duplication, the taxable income of any of its Subsidiaries that are pass-through entities for purposes of the applicable Tax); provided that for purposes of this clause (9)(i)(A), such Taxes shall be deemed to equal the amount that the Issuer andwith respect to each such taxable period, the aggregate amount of such payments shall not exceed the amount equal to the product of (x) the taxable income of the Issuer (including, as appropriate and without duplication, the income of any of its Subsidiaries would be required to pay in respect of foreign,that are pass-through entities for purposes of the applicable Tax) for such taxable period, and (y) the highest combined marginal U.S. federal, state and local, and other similar income Taxes if the Issuer were the

111 parent of a standalone income tax rate applicable to any individual resident in New York City, New York, U.S.A., taking into account the character of such income (long-term capital gain, qualified dividend income, tax exempt income, etc.) and including any net investment tax under Section 1411 of the Code and disregarding Section 199A of the Code; or (B) for any taxable period ending after the Issue Date in which, for U.S. federal and/or applicable state, local or foreign income tax purposes, the Issuer and/or any of its Subsidiaries is a member (including by virtue of being an entity disregarded as separate for purposes of the applicable Tax from a regarded member) of a consolidated, combined, affiliated, unitary or similar income or similar tax group including its Subsidiaries; of which a Parent Entity is the common parent (a “Tax Group”) or the Issuer is disregarded as an entity separate from a Parent Entity that is treated as a C corporation, any such U.S. federal and/or applicable state, local or foreign income Taxes of such Tax Group or Parent Entity, as applicable, to the extent such income Taxes are attributable to the taxable income of the Issuer and/or any of its applicable Subsidiaries, as applicable; provided, that, for purposes of this clause (9)(i)(B), with respect to each such taxable period, the aggregate amount of such payments shall not exceed the amount that the Issuer and/or its applicable Subsidiaries, as applicable, would have been required to pay in respect of such Taxes for such taxable period had such entities filed such income Tax return or returns as stand-alone corporate taxpayers or a stand-alone Tax Group for all taxable periods ending after the Issue Date; provided, further, that the permitted payment pursuant to this clause (9)(Ai) with respect to any taxesTaxes of any Unrestricted Subsidiary or Excluded Project Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary or Excluded Project Subsidiary to the Issuer or its Restricted Subsidiaries for the purposes of paying such taxesTaxes; (B) (iii) (A) such parentsParent Entities’ and their respective Subsidiaries’ general operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries and (to the extent of cash actually paid by Unrestricted Subsidiaries or Excluded Project Subsidiaries to the Issuer or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries and Excluded Project Subsidiaries, (iiB) any indemnification claims made by directors or officers of the Issuer (or any parent thereofParent Entity) to the extent such claims are attributable to the ownership or operation of the Issuer or any Restricted Subsidiary and (to the extent of cash actually paid by Unrestricted Subsidiaries or Excluded Project Subsidiaries to the Issuer or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries and Excluded Project Subsidiaries or (iiiC) fees and expenses otherwise due and payable by the Issuer (or any parent thereofParent Entity and such parent’sParent Entity’s Subsidiaries) or any Restricted Subsidiary and not prohibited to be paid by the Issuer and its Restricted Subsidiaries under this Indenture;

112 (C) (iii) franchise, licensing and excise Taxes, and other fees, Taxes and expenses, required to maintain the corporate existence of any direct or indirect parent of the IssuerParent Entity; (D) (iv) to finance any Investment permitted to be made by the Issuer or any Restricted Subsidiary under this Indenture; provided that (iA) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (iiB) such parentParent Entity shall, immediately following the closing thereof, cause (x1) all property acquired (whether assets, Capital Stock or Stock Equivalents) to be contributed to the Issuer or such Restricted Subsidiary or (y2) the merger, amalgamation or consolidation of the Person formed or acquired into the Issuer or any Restricted Subsidiary and (iiiC) any property received in connection with such transaction shall not increase the amount available for Restricted Payments under Section 4.05(a)(4)(C); (E) (v) customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering or acquisition or disposition transaction payable by the Issuer or the Restricted Subsidiaries; (F) (vi)customary salary, bonus, severance and other benefits payable to officers, employees or consultants of any direct or indirect parent companyParent Entity (and such parent’sParent Entity’s Subsidiaries) of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer, its Restricted Subsidiaries and (to the extent of cash actually paid by Unrestricted Subsidiaries or Excluded Project Subsidiaries to the Issuer or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries and Excluded Project Subsidiaries; (G) (vii) [reserved]; (H) (viii) to the extent constituting Restricted Payments, amounts that would be permitted to be paid directly by the Issuer or its Restricted Subsidiaries pursuant to any transactions on terms that are, taken as a whole, not materially less favorable to the Issuer or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate (as determined in good faith by the Issuer); (I) (ix) AHYDO catch-up payments with respect to Indebtedness of any direct or indirect parent of the IssuerParent Entity; provided that the proceeds of such Indebtedness have been contributed to the Issuer as a capital contribution; and (J) (x) expenses incurred by any direct or indirect parent of the IssuerParent Entity in connection with any public offering or other sale of Capital Stock or Stock Equivalents or Indebtedness (iA) where the net proceeds of such offering or sale are intended to be received by or contributed to the Issuer or a Restricted Subsidiary, (iiB) in a pro-rated amount of such expenses in proportion

113 to the amount of such net proceeds intended to be so received or contributed or (iiiC) otherwise on an interim basis prior to completion of such offering so long as any direct or indirect parent of the IssuerParent Entity shall cause the amount of such expenses to be repaid to the Issuer or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed; (10) Restricted Payments in connection with a Permitted Spin-Out Transaction; (11) payments made in connection with the IPOCo Transactions, the QualifiedQualifying IPO and the transactions relating thereto, and the payment of all reasonable and customary fees and expenses incurred in connection therewith or owed by the Issuer, a direct or indirect parentParent Entity or Restricted Subsidiaries of the Issuer to Affiliates; (12) the payment of customary fees for management, monitoring, consulting, advisory, underwriting, placement and financial services or other similar services rendered to the Issuer and its Restricted Subsidiaries and customary investment banking fees paid for services rendered to the Issuer and its Restricted Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, whether or not consummated; (13) repurchases of Capital Stock or Stock Equivalents of the Issuer (or any direct or indirect parent thereofParent Entity) deemed to occur upon exercise of stock options or warrants if such Capital Stock or Stock Equivalents represents a portion of the exercise price of such options or warrants, and any Restricted Payments to any direct or indirect parent thereofParent Entity as and when necessary to enable such parentParent Entity to effect such repurchases; (14) the Issuer may (i) pay cash in lieu of fractional shares in connection with any dividend, distribution, split, reverse share split, merger, consolidation, amalgamation or other combination thereof or any acquisition, and any Restricted Payment to the Issuer’s direct or indirect parentany Parent Entity in order to effect the same and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms; (15) Restricted Payments in connection with a Permitted Reorganization Transaction or an IPO Reorganization Transaction; (16) following the one year anniversary of the Completion Date, so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Issuer may make Restricted Payments following the registration or first public offering of the Issuer’s Capital Stock or Stock Equivalents or the Capital Stock or Stock Equivalents of any of its direct or indirect parentsParent Entity or the commencement of trading of the Issuer’s (or any Parent Entity’s) Stock on The Nasdaq Global Select Market (or similar exchange) after the Completion Date (which, for the avoidance of doubt, has occurred prior to December 13, 2024), so long as the aggregate amount of all such Restricted

114 Payments in any calendar year does not exceed the greatersum of (x) 6.07.0% of the market capitalization of the Issuer (or its direct or indirect parentParent Entity, as applicable, to the extent attributable to the Issuer and its Subsidiaries, as determined in good faith by the Issuer) calculated on a trailing twelve-month12-month average basis andplus (y) 6.07.0% of the net cash proceeds of such public offering; (17) the Issuer may make Restricted Payments in an amount equal to withholding or similar Taxes payable or expected to be payable by any future, present or former employee, director, manager or consultant (or their respective Affiliates, estates or immediate family members) andin connection with any repurchases of Capital Stock or Stock Equivalents in consideration of such payments including deemed repurchases in connection with the exercise of stock options; (18) the Issuer may make Restricted Payments in relation to the purchase, redemption, acquisition, cancellation or other retirement (and any distribution to a parentParent Entity to effect the foregoing) for a nominal value per right of any rights granted to all the holders of Capital Stock of the Issuer (or any direct or indirect parent thereofParent Entity) pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided, that any such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this Section 4.05 (all as determined in good faith by the Issuer); (19) the payment of indemnities and reasonable expenses incurred by the Permitted Holders and their Affiliates in connection with services provided to the Issuer (or any direct or indirect parent thereofParent Entity), or any of the Subsidiaries of the Issuer; (20) the Issuer may make Restricted Payments (i) in connection with the Transactions or as contemplated by the Plan, ; (21) and (ii)(i) the Issuer and the Subsidiaries of the Issuer may make Restricted Payments to any Parent Entity in an amount sufficient so as to allow any direct or indirect parent of the IssuerParent Entity to make when due (but without regard to any permitted deferral on account of financing agreements) any payment pursuant to any Shared Services and Tax Agreements and (ii) the Issuer (and any Parent Entity) and the Subsidiaries of the Issuer may make Restricted Payments pursuant to the Shared Services and Tax Agreements among the Issuer (and any Parent Entity) and the Subsidiaries of the Issuer, to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that, in each case, solely in the case of theany such payment in respect of Taxes of the type described in clause Section 4.05(b)(9)(A) of this Section 4.05(b)i) or (iii) under a Shared Services and Tax Agreement (and in lieu of making a Restricted Payment thereunder as contemplated by clause (9)(A) of this Section 4.05(b)), the amount of such payments shall not exceed the amount permitted to be paid as Restricted Payments under clause (9)(A) of this Section 4.05(b);be reduced by the amount actually paid as dividends or distributions under Section 4.05(b)(9)(i) or (iii), as

115 applicable, with respect to the same income that results in the Taxes giving rise to the permitted payment under such Shared Services and Tax Agreement; (22) (21) so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Issuer may make Restricted Payments in amounts up to the greater of (x) $160.0420.0 million and (y) solely on or after the Q2 2024 Financials Date, 3040% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis); (23) (22) the Issuer may make Restricted Payments in connection with Receivables Fees and Securitization Fees; (24) (23) declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Preferred Stock that is issued as permitted under this Indenture; (25) (24) so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Issuer may make Restricted Payments in an unlimited amount, provided that the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis) shall not be greater than (i) at any time prior to the Q2 2024 Financials Date, 1.50 to 1.00 or (ii) at any time on or after the Q2 2024 Financials Date, 2.002.50 to 1.00; (26) (25) the Issuer may make distributions of, or Investments in, Receivables Facility Assets for purposes of inclusion in any Permitted Receivables Financing and Securitization Assets for purposes of inclusion in any Qualified Securitization Financing, in each case made in the ordinary course of business or consistent with past practices; (27) (26) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary, in each case, issued in accordance with Section 4.04(b)(37); (28) (27) any dividends made in connection with the Transactions (and the fees and expenses related thereto) or used to fund amounts owed to Affiliates in connection with the Transactions (including dividends or distributions to any direct or indirect company of the IssuerParent Entity to permit payment by such parentParent Entity of such amount), and dividends in respect of working capital adjustments or purchase price adjustments pursuant to any acquisition or Investment permitted under or not otherwise prohibited by this Indenture and to satisfy indemnity and other similar obligations in connection with any acquisition or other Investment permitted under or not otherwise prohibited by this Indenture; (29) (28) the distribution, by dividend or otherwise, of shares of Capital Stock or Stock Equivalents of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries or the proceeds thereof; and

116 (30) (29) any redemption, defeasance, repurchase, exchange or other acquisition or retirement of Subordinated Indebtedness in an aggregatea principal amount not to exceed the sum of: (i) the greater of (x) $160.0315.0 million and (y) solely on or after the Q2 2024 Financials Date, 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis). less the principal amount of any redemption, defeasance, repurchase, exchange or other acquisition or retirement of Subordinated Indebtedness made in reliance on this clause (30)(i) prior thereto; and (ii) additional unlimited amounts; provided that the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis) shall not be greater than 2.75:1.00; and (31) any Restricted Payments made on or prior to December 13, 2024 that were, at the time made, permitted under this Indenture. (c) For purposes of determining compliance with this Section 4.05, in the event that a proposed Restricted Payment or Permitted Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (29)(31) of Section 4.05(b) and/or is entitled to be made pursuant to Section 4.05(a) and/or one or more of the clauses contained in the definition of “Permitted Investment”, the Issuer will be entitled to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or Permitted Investment (or a portion thereof) among such clauses (1) through (29)(31) of Section 4.05(b) and/or Section 4.05(a) and/or one or more of the clauses contained in the definition of “Permitted Investment”, in a manner that otherwise complies with this Section 4.05. (d) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of such Restricted Payment of the assets or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The amount of any Restricted Payment paid in cash shall be its face amount. (e) If the Issuer or a Restricted Subsidiary makes a Restricted Payment which at the time of the making of such Restricted Payment would in the good faith determination of the Issuer be permitted under the provisions of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Issuer’s financial statements affecting Consolidated Net Income or Consolidated Adjusted EBITDA of the Issuer for any period. (f) Notwithstanding anything to the contrary set forth herein, in no event shall the Issuer or any Restricted Subsidiary be permitted to make a disposition or Investment in the form of a transfer of Material Intellectual Property to any Unrestricted Subsidiary; provided that the Issuer and its Restricted Subsidiaries shall be permitted to grant non-exclusive licenses to any Unrestricted Subsidiary in the ordinary course of business.

117 Section 4.06 Limitation on Liens. (a) The Issuer will not, and will not permit any Subsidiary Guarantor to, create, incur, assume or permit to exist or become effective any mortgage, pledge or other Lien (other than (1) prior to a Release Event, Permitted Liens and (2) following a Release Event, Permitted Post-Release Liens) upon any Principal Property to secure indebtedness for borrowed money of the Issuer and the Subsidiary Guarantors, unless all payments due under this Indenture and the Notes issued thereunder are secured equally and ratably with (or prior to) the Obligations so secured prior to or simultaneously with the creation of such Lien until such time as such Obligations are no longer secured by a Lien. (b) Any Lien created for the benefit of the Holders pursuant to this Section 4.06 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes. (c) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness. Section 4.07 Limitations on Susquehanna Transactions. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, make a Restricted Payment of all or a portion of the Susquehanna Assets; (b) The Issuer will not, and will not permit any Restricted Subsidiary to, make an Investment in any Person using all or a portion of the Susquehanna Assets; (c) The sale or other Disposition of all or a portion of the Susquehanna Assets shall constitute the sale of “all or substantially all” of the assets of the Issuer and Restricted Subsidiaries for purposes of Article 5 and the definition of “Change of Control”; and (d) The Issuer will not, and will not permit any Restricted Subsidiary to, enter into any transaction in which Susquehanna ceases to be a Subsidiary Guarantor other than a transaction that complies with of Article 5 and Section 4.11; provided that the foregoing shall not prohibit: (1) any sale or other Disposition of Susquehanna Assets with an aggregate fair market value per 12-month period equal to or less than $2.0 million;

118 (2) any sale or other Disposition of Susquehanna Assets that occurs in the ordinary course of business and consistent with past practice; and (3) any sale or other Disposition, Restricted Payment or Investment involving Susquehanna Assets among the Issuer and one or more Subsidiary Guarantors, provided, further that, in the case of clauses (1) and (2) above, any such Susquehanna Assets not transferred or disposed shall be held by the Issuer or one or more Subsidiary Guarantors. Section 4.08 Additional Subsidiary Guarantees. (a) If any Wholly Owned Domestic Subsidiary (that does not constitute an Excluded Subsidiary) of the Issuer other than a Subsidiary Guarantor (i) guarantees any Indebtedness under the Exit Facilities Credit Agreement or (ii) if the Issuer has no Indebtedness outstanding under the Exit Facilities Credit Agreement, guarantees any Additional Indebtedness, then within 60 days thereof the Issuer shall cause such Wholly Owned Domestic Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes on the same terms and conditions as those applicable to the Subsidiary Guarantors under this Indenture and will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel that such supplemental indenture is authorized or permitted by this Indenture, and an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered and constitutes a legally valid and enforceable obligation (subject to customary qualifications and exceptions). (b) Other than during a Release Period, any such Wholly Owned Domestic Subsidiary (that does not constitute an Excluded Subsidiary) will, within 45 days after the execution of such supplemental indenture, to the extent that any existing or future assets of such Wholly Owned Domestic Subsidiary would constitute Collateral under the Note Security Documents, pledge all such existing or future assets constituting Collateral to secure its guarantee, and the Issuer will cause all of the Capital Stock in such Wholly Owned Domestic Subsidiary (that does not constitute an Excluded Subsidiary) owned by the Issuer or any Subsidiary Guarantor to be pledged to secure the Notes and the Subsidiary Guarantees and shall cause the Liens thereon to be valid and perfected, subject to the limitations set forth in this Indenture and the Note Security Documents. (c) Thereafter (unless and until an additional Release Period occurs), such Wholly Owned Domestic Subsidiary will be a Subsidiary Guarantor until such Wholly Owned Domestic Subsidiary’s Subsidiary Guarantee is released in accordance with this Indenture. Section 4.09 Reports. (a) The Issuer shall: (1) within 120 days (150 days in the case of the fiscal year ending after the Issue Date) after the end of each fiscal year of the Issuer commencing with the fiscal year ending December 31, 2023, provide Holders with (i) a copy of the annual audit report for such year for the Issuer, including a consolidated balance sheet of the Issuer and its

119 Subsidiaries as of the end of such fiscal year and a consolidated statement of operations and a statement of cash flows of the Issuer and its Subsidiaries for such fiscal year, in each case accompanied by an opinion as to such audit report of an independent public accountant of recognized standing and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year which shall be prepared on a basis consistent with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Year Ended December 31, 2022” in the Offering Circular, as determined in good faith by the Issuer; (2) within 60 days (75 days in the case of the first three fiscal quarters ending after the Issue Date) after the end of each of the first three quarters of each fiscal year, commencing with the quarter ended March 31, 2023, provide Holders with a consolidated balance sheet of each of the Issuer and its Subsidiaries as of the end of such quarter and a consolidated statement of income and a consolidated statement of cash flows of the Issuer and its Subsidiaries; and (3) hold a quarterly conference call for Holders to discuss financial information (it being understood that such quarterly conference call may be the same conference call as with the Issuer’s (or as applicable, any direct or indirect parent company’sParent Entity’s) equity investors and analysts) delivered pursuant to clauses (1) and (2) of this Section 4.09(a) not later than 20 Business Days after the delivery of such information and will provide notice to Holders through the facilities of the Depository or by issuing a press release to an internationally recognized wire service at least three Business Days prior to the date of the conference call, announcing the time and date of such conference call and either including all information necessary to access the call or directing Holders to the appropriate contact at the Issuer to obtain such information. (b) If the Issuer is a Subsidiary of any direct or indirect parent companyParent Entity, the financial information required by the preceding paragraph may be those of such direct or indirect parent companyParent Entity instead of the Issuer; provided that, if there are material differences (as determined in good faith by the Issuer) between the consolidated results of operations and financial condition of such direct or indirect parent companyParent Entity and its consolidated Subsidiaries, on the one hand, and of the Issuer and its consolidated Subsidiaries, on the other hand, the quarterly and annual information required by the preceding paragraph will include a discussion of such material differences in reasonable detail as determined in good faith by the Issuer. For the avoidance of doubt, the information referred to in the proviso in the preceding sentence need not be audited. (c) The Issuer will be deemed to have satisfied its obligation to deliver information under this Section 4.09 if information is filed or furnished with the SEC for public availability or is posted on a website (which may be nonpublic and may be password-protected) hosted by the Issuer or by a third party, in each case within the applicable time periods specified above. To the extent that any information required by this Section 4.09 is not delivered to Holders within the applicable time periods specified above and such information is subsequently delivered, the Issuer will be deemed to have satisfied its obligations under this Section 4.09 with respect to such information and any default or Event of Default with respect thereto will be deemed to have

120 been cured and any acceleration of the Notes resulting therefrom will be deemed to have been rescinded so long as such rescission would not conflict with any applicable judgment or decree. (d) For so long as any Notes remain outstanding, if at any time the Issuer is not required to file with the SEC the reports referred to in the preceding paragraphs, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. (e) To the extent any such reports, information and documents are delivered to the Trustee, such delivery is for informational purposes only and the Trustee’s receipt of such will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including compliance by the Issuer and the Subsidiary Guarantors with any of their covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no duty to review or analyze reports delivered under this Section 4.09. (f) During registration with respect to a QualifiedQualifying IPO, the Issuer or other Person that may provide the information required by this Section 4.09 will not be required to disclose any information or take any actions that, in the view of the Issuer, would violate the applicable securities laws or the SEC’s “gun jumping” rules or otherwise have an adverse effect on the QualifiedQualifying IPO. Section 4.10 Designation of Restricted Subsidiaries, Unrestricted Subsidiaries and Excluded Project Subsidiaries (a) The Issuer may designate any Restricted Subsidiary (including any Restricted Subsidiary or any newly acquired or newly formed Restricted Subsidiary) to be an Unrestricted Subsidiary or an Excluded Project Subsidiary (a “Designation”) so long as: (1) no Event of Default exists or would result from such Designation after giving Pro Forma Effect thereto; (2) such Designation would be permitted under Section 4.05 or the definition of “Permitted Investment”. (b) If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. (c) If, at any time, any Excluded Project Subsidiary remains a Restricted Subsidiary of the Issuer, but fails to meet the requirements set forth in the definition of “Non-Recourse Subsidiary”, it shall thereafter cease to be an Excluded Project Subsidiary for purposes of this Indenture and, unless it is, or has been, designated as an Unrestricted Subsidiary at or prior to the time of such failure, such Subsidiary shall be deemed to be a Restricted Subsidiary for all purposes of this Indenture and any then outstanding Indebtedness of such Subsidiary that would otherwise only have been permitted to have been incurred by an Excluded Project Subsidiary will

121 be deemed to be incurred by a Restricted Subsidiary that is not an Excluded Project Subsidiary as of such date. (d) The Issuer may revoke any designation of a Subsidiary as an Unrestricted Subsidiary or an Excluded Project Subsidiary (a “Revocation”) only if, immediately after giving effect to such Revocation: (1) all Indebtedness of such Unrestricted Subsidiary or Excluded Project Subsidiary, as applicable, outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred under this Indenture; and (2) no Event of Default exists or would result from such Revocation after giving Pro Forma Effect thereto. (e) Any such Designation or Revocation shall be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate certifying that such Designation or Revocation complies with the foregoing conditions. (f) A Revocation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary or Excluded Project Subsidiary, as applicable. (g) Notwithstanding the foregoing, no Subsidiary may be designated as an Unrestricted Subsidiary if (a) such Subsidiary owns any Material Intellectual Property at the time of designation or (b) after such designation, it would be a “Restricted Subsidiary” for the purpose of (or otherwise subject to the covenants governing) any Material Indebtedness for borrowed money that is secured on a pari passu basis with the Notes. Section 4.11 Offer to Repurchase Upon a Change of Control Triggering Event. (a) If a Change of Control Triggering Event occurs, unless a third party makes a Change of Control Offer or the Issuer has previously or substantially concurrently therewith delivered a redemption notice with respect to all the outstanding Notes as described in Section 4.11(d), each Holder will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a change of control offer (the “Change of Control Offer”). In the Change of Control Offer, the Issuer will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes to but excluding the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Issuer shall mail (or deliver electronically) a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Notes tendered will be accepted for payment;

122 (2) the purchase price and the purchase date, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed or delivered electronically (the “Change of Control Payment Date”); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, email, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000. (b) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws, rules or regulations conflict with the provisions of this Section 4.11, the Issuer shall comply with the applicable securities laws, rules and regulations, including Rule 14e-1 under the Exchange Act, and shall not be deemed to have breached its obligations under this Section 4.11 by virtue of such compliance. The Issuer may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions. (c) On the Change of Control Payment Date, the Issuer shall, to the extent lawful: (1) accept for payment all Notes or portions of Notes validly tendered pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes validly tendered; and

123 (3) deliver or cause to be delivered to the Trustee the Notes validly tendered together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer. The Paying Agent shall promptly deliver to each Holder validly tendered the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer shall notify the Holders and the Trustee of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. (d) Notwithstanding anything to the contrary in this Section 4.11, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.11 and purchases all such Notes validly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption with has been previously given or is concurrently given pursuant to Section 3.03 hereof, unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control Triggering Event, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made. (e) A Change of Control Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, the Notes and/or the Subsidiary Guarantees (but the Change of Control Offer may not condition tenders on the delivery of such consents). In addition, the Issuer or any third party that is making the Change of Control Offer may, subject to Applicable Law, increase the Change of Control Payment being offered to Holders at any time in its sole discretion. Section 4.12 Application of Covenants. (a) The covenants set forth in this Article 4 (other than Section 4.01 and Section 4.02) and Article 5 will not apply to the Issuer and its Restricted Subsidiaries until the Completion Date. However, on and after the Completion Date, all covenants set forth in this Article 4 and Article 5 will be deemed to have been applicable to the Issuer and its Restricted Subsidiaries beginning on the Issue Date and, to the extent that the Issuer and its Restricted Subsidiaries took any action or inaction after the Issue Date and prior to the Completion Date that is prohibited under this Indenture, the Issuer will be in Default on such date. Without limiting the foregoing, if a Change of Control Triggering Event occurs prior to the Completion Date, such event will be deemed to have occurred on such date. Section 4.13 Effectiveness of Covenants. (a) If on any date following the Issue Date:

124 (1) an Investment Grade Event has occurred; and (2) the Issuer delivers to the Trustee an Officer’s Certificate certifying to the foregoing clause (1) (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), then, beginning on that day and continuing at all times thereafter until the Reversion Date, Section 4.04, Section 4.05, Section 4.08 and Section 5.01(a)(4) will no longer be applicable to the Notes (collectively, the “Suspended Covenants”):. (b) In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, then on and after any Reversion Date, the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.” (c) On each Reversion Date, all Indebtedness incurred during the preceding Suspension Period will be classified as having been incurred or issued pursuant to Section 4.04(b)(3). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.05 will be made as though Section 4.05 had been in effect prior to, and during, the Suspension Period. No Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken or omitted to be taken by the Issuer or the Restricted Subsidiaries during the Suspension Period. On and after each Reversion Date, the Issuer and its Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period so long as such contract and such consummation would have been permitted during such Suspension Period. (d) The Issuer shall deliver an Officer’s Certificate to the Trustee notifying the Trustee of the commencement of any Suspension Period or the occurrence of any Reversion Date promptly after such commencement or occurrence, as the case may be, and the Trustee shall have no obligation to monitor or determine whether a Suspension Period or a Reversion Date has occurred or exists. The Trustee may provide a copy of the aforementioned Officer’s Certificate to any Holder of Notes upon request. ARTICLE 5 SUCCESSORS Section 5.01 Issuer. (a) The Issuer may not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless: (1) either:

125 (A) the Issuer is the surviving entity; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Issuer”); (2) the Successor Issuer (if other than the Issuer) expressly assumes all the Obligations of the Issuer under this Indenture, the Notes and, if applicable, prior to a Release Event, the Note Security Documents, and in connection therewith shall cause instruments to be filed and recorded and take such other actions as may be required by Applicable Law to perfect or continue the perfection of the Lien created under the Note Security Documents on the Collateral owned by or transferred to such other Person, in each case, pursuant to documents in such form as are reasonably satisfactory to the Trustee and the Collateral Trustee; (3) immediately after such transaction, no Event of Default exists; and (4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the Test Period, (A) the Successor Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.04(a) or (B) either (x) the Fixed Charge Coverage Ratio would be equal to or greater than the Fixed Charge Coverage Ratio or (y) the Consolidated Total Net Leverage Ratio would be equal to or less than the Consolidated Total Net Leverage Ratio, in each case, for the Test Period immediately prior to such transaction; and (5) prior to a Release Event, to the extent any assets of the Person which is merged, consolidated or amalgamated with or into the Person formed by or surviving any such consolidation or merger are assets of the type which would constitute Collateral under the Note Security Documents, the Person formed by or surviving any such consolidation or merger will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Note Security Documents in the manner and to the extent required in this Indenture or any of the Note Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Note Security Documents. Section 5.02 Subsidiary Guarantors. (a) Subject to Section 11.03, no Subsidiary Guarantor may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Subsidiary Guarantor is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or

126 substantially all of its properties or assets, in one or more related transactions, to another Person (in each case other than the Issuer or another Subsidiary Guarantor); unless: (1) either: (A) such Subsidiary Guarantor is the surviving entity or (B) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state thereof, or the District of Columbia (such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”); (2) the Successor Subsidiary Guarantor assumes all the Obligations of such Subsidiary Guarantor under (x) this Indenture and the Subsidiary Guarantee and (y) if applicable, prior to a Release Event, the Note Security Documents, and in connection therewith shall cause instruments to be filed and recorded and take such other actions as may be required by Applicable Law to perfect or continue the perfection of the Lien created under the Note Security Documents on the Collateral owned by or transferred to such other Person, in each case, pursuant to documents in such form as are reasonably satisfactory to the Trustee and the Collateral Trustee; (3) immediately after such transaction, no Event of Default exists; and (4) prior to a Release Event, to the extent any assets of the Person which is merged, consolidated or amalgamated with or into the Person formed by or surviving any such consolidation or merger are assets of the type which would constitute Collateral under the Note Security Documents, the Person formed by or surviving any such consolidation or merger will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Note Security Documents in the manner and to the extent required in this Indenture or any of the Note Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Note Security Documents. Section 5.03 Application. (a) This Article 5 will not apply to: (1) a merger, amalgamation or consolidation solely for the purpose of reincorporating or reorganizing the Issuer or any Subsidiary Guarantor in another jurisdiction or forming a direct or indirect holding company of the Issuer; (2) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Issuer and its Subsidiaries, including by way of merger or consolidation;

127 (3) any Permitted Reorganization Transaction, any Permitted Spin-Out Transaction, any IPO Reorganization Transaction, the IPOCo Transactions, the Completion Date Rights Offering, the Transactions or any transactions as contemplated by the Plan; (4) a merger, amalgamation or consolidation of a Subsidiary Guarantor with or into the Issuer or another Subsidiary Guarantor; and (5) any sale, transfer, assignment, conveyance or other disposition of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Issuer or another Subsidiary Guarantor. Section 5.04 Substitution. Upon any transaction that is subject to, and that complies with the provisions of, Section 5.01 or Section 5.02 hereof, the Successor Issuer or Successor Subsidiary Guarantor, as applicable, shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” or the “Subsidiary Guarantor”, as applicable, shall refer instead to the Successor Issuer (and not to the Issuer) or the Successor Subsidiary Guarantor (and not to the Subsidiary Guarantor), as applicable), and may exercise every right and power of the Issuer or Subsidiary Guarantor, as applicable, under this Indenture with the same effect as if the Successor Issuer or Successor Subsidiary Guarantor, as applicable, had been named as the Issuer or Subsidiary Guarantor, as applicable, herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of, interest, premium (if any) on the Notes except in the case of a sale of all of the Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof. ARTICLE 6 DEFAULTS AND REMEDIES Section 6.01 Events of Default. Each of the following is an “Event of Default” with respect to the Notes: (1) default for 30 days in the payment when due of interest on the Notes; (2) default in payment when due of the principal of, or premium, if any, on the Notes; (3) failure by the Issuer or a Subsidiary Guarantor to comply with any covenant in this Indenture (other than a default specified in clause (1) or (2) of this Section 6.01) for 60 days after (or 120 days in the case of Section 4.09) written notice by the Trustee or Holders of at least 30% in principal amount of the Notes then outstanding;

128 (4) default under any document evidencing any indebtednessMaterial Indebtedness for borrowed money by the Issuer or any Subsidiary Guarantor, whether such indebtedness now exists or is created after the Issue Date, if that default: (A) is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a “Payment Default”); or (B) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured), and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates in excess of the greater of (a) $160.0 million and (b) solely on or after the Q2 2024 Financials Date, 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period; provided that this Section 6.01(4) shall not apply to (i) secured indebtednessMaterial Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtednessMaterial Indebtedness, (ii) any such Payment Default that is waived (including during any forbearance period and including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness or contested in good faith by the Issuer or the applicable Subsidiary Guarantor and, (iii) any indebtednessMaterial Indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion; (5) except as permitted by this Indenture, any Subsidiary Guarantee of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their Subsidiary Guarantee(s); (6) (a) a court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law that is for relief against the Issuer, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian for all or substantially all of the property of the Issuer, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Issuer, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary and, in each of

129 clauses (i), (ii) or (iii) of this Section 6.01(6), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days after the commencement of the actions described in such clauses (i), (ii) or (iii) of this Section 6.01(6), as applicable; or (b) the Issuer, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and (7) other than by reason of the satisfaction in full of all Obligations under this Indenture and discharge of this Indenture or the release of such Collateral in accordance with the terms of this Indenture and the Note Security Documents (or any other reason provided herein or therein): (A) in the case of any security interest with respect to Collateral having a fair market value in excess of the greater of (a) $160.0315.0 million and (b) solely on or after the Q2 2024 Financials Date, 30% of Consolidated Adjusted EBITDA for the most recently ended Test Period, individually, such security interest under the Note Security Documents shall, at any time, cease to be a valid and perfected security interest or shall be declared invalid or unenforceable by a court of competent jurisdiction and any such default continues for 30 days after notice of such default shall have been given to the Issuer by the Trustee or the Holders of at least 30% in principal amount of the Notes that are outstanding, except to the extent that any such default (1) results from the failure of the Collateral Trustee to maintain possession of certificates, promissory notes or other instruments actually delivered to it representing securities pledged under the Note Security Documents or (2) to the extent relating to Collateral consisting of real property, is covered by a title insurance policy with respect to such real property and such insurer has not denied coverage; or (B) the Issuer or any Subsidiary Guarantor that is a Significant Subsidiary (or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary) shall assert, in any pleading in any court of competent jurisdiction, that any security interest under any Note Security Document is invalid or unenforceable. Section 6.02 Acceleration. In the case of an Event of Default with respect to the Issuer pursuant to Section 6.01(6), principal of and accrued and unpaid interest on all the Notes that are outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Notes that are outstanding may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable immediately; provided that a notice of Default may not be given

130 with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default. Section 6.03 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes that are then outstanding, by notice to the Trustee may, on behalf of the Holders, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest on, or the principal of, such Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may, on behalf of the Holders, rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Section 6.04 Control by Majority. Subject to the terms of the Collateral Trust Agreement, Holders of a majority in principal amount of the Notes that are then outstanding may direct the Trustee in its exercise of any trust or power in respect of the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the Notes or, subject to Section 7.01 and Section 7.02, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest. Section 6.05 Limitations on Suits. In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity and/or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture unless: (1) such Holder has previously given the Trustee notice that an Event of Default is continuing; (2) Holders of at least 30% in aggregate principal amount of the Notes that are then outstanding have requested the Trustee to pursue the remedy; (3) such Holders have offered the Trustee reasonable security and/or indemnity against any loss, liability or expense;

131 (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; (5) Holders of a majority in aggregate principal amount of the Notes that are then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period; and (6) such Holders are not prohibited from taking such action pursuant to the terms of the Collateral Trust Agreement. Section 6.06 Collection Suit by Trustee. Subject to the Collateral Trust Agreement, if an Event of Default specified in Section 6.01(1) or Section 6.01(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Section 6.07 Priorities. Subject to the Collateral Trust Agreement, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order: First: to the Trustee, its agents and attorneys for amounts due under the Note Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection; Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and Third: to the Issuer or to such party as a court of competent jurisdiction shall direct. The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.07. Section 6.08 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, its

132 Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian or other party making payment in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06 hereof. No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 6.09 Holder Representation. (a) Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each, a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Issuer and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by Beneficial Owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). Notwithstanding anything herein to the contrary, in any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the Beneficial Owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee, and such Beneficial Owner shall provide proof of its holdings in a manner reasonably satisfactory to the Trustee. (b) If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate certifying that the Issuer has initiated litigation (“Litigation”) in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Default or Event of Default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter (a “Final Decision”). Once such Officer’s Certificate has been provided to the Trustee, the Trustee shall take no further

133 action pursuant to the related Noteholder Direction until it has actual knowledge of a Final Decision. Alternatively, if, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate certifying that a Directing Holder failed to satisfy its Verification Covenant (a “Verification Covenant Officer’s Certificate”), the cure period with respect to such Default or Event of Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed until such time as the Issuer provides the Trustee with an Officer’s Certificate that the Verification Covenant has been satisfied (a “Covenant Satisfaction Officer’s Certificate”); provided that the Issuer shall promptly deliver such Officer’s Certificate to the Trustee upon becoming aware that the Verification Covenant has been satisfied. Any breach of the Position Representation (as evidenced by the delivery to the Trustee of the Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant (a “Covenant Failure Officer’s Certificate”)) shall result in such Directing Holder’s participation in such Noteholder Direction being disregarded; and if, without the participation of such Holder, the percentage of Notes held by the remaining Directing Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Default or Event of Default shall be deemed never to have occurred, the related acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default and shall not be permitted to act thereon and shall be prohibited from accepting and acting on any future Noteholder Direction in relation to such Default or Event of Default. If the Directing Holder has satisfied its Verification Covenant, then the Trustee shall be permitted to act in accordance with such Noteholder Direction. Notwithstanding the above, if such Directing Holder’s participation is not required to achieve the requisite level of consent of Holders required under this Indenture to validly give such Noteholder Direction, the Trustee shall be permitted to act in accordance with such Noteholder Direction notwithstanding any action taken or to be taken by the Issuer (as described above). The Trustee shall be entitled to conclusively rely on any Noteholder Direction or Officer’s Certificate delivered to it in accordance with this Indenture without verification, investigation or otherwise as to the statements made therein. (c) Notwithstanding anything in Section 6.09(a) or Section 6.09(b) to the contrary, (i) any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs and (ii) a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default. (d) Each Holder by accepting a Note acknowledges and agrees that the Trustee (and any agent) shall not be liable to any party for acting or refraining to act in accordance with (i) the foregoing provisions, (ii) any Noteholder Direction, (iii) any Officer's Certificate, (iv) any Final Decision or (v) its duties under this Indenture, as the Trustee may determine in its sole discretion. For the avoidance of doubt, the Trustee shall have no duty or obligation (i) to monitor, investigate, verify or otherwise determine if a Holder (or Beneficial Owners) holds a Net Short position, (ii) to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant or verify any statements in any Officer’s Certificates delivered to it or otherwise make calculations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments

134 or otherwise, (iii) prior to acting pursuant to a Noteholder Direction, inquire if the Issuer will seek to take action to determine if a Directing Holder has breached its Position Representation, (iv) monitor any court proceedings undertaken in connection therewith, or (v) monitor or investigate whether any Default or Event of Default has been publicly reported. The Trustee shall have no obligation to monitor or determine whether a Holder is Net Short and can rely conclusively on a Directing Holder’s Position Representation, the Officer’s Certificates delivered by the Issuer and determinations made by a court of competent jurisdiction and shall have no liability for ceasing to take any action, staying any remedy or otherwise failing to act in accordance with a Noteholder Direction during the pendency of Litigation or a Noteholder Direction after a Verification Covenant Officer’s Certificate has been provided but prior to receipt of a Covenant Satisfaction Officer’s Certificate. The Trustee shall have no liability or responsibility to the Issuer or to any Holder or any other Person in connection with any Noteholder Direction or to determine whether or not any Holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement. ARTICLE 7 TRUSTEE Section 7.01 Duties of Trustee. (a) If an Event of Default with respect to the Notes as to which it is Trustee has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. (b) Except during the continuance of an Event of Default: (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and only with respect to the Notes as to which it is Trustee and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). (c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that: (1) this Section 7.01(c) does not limit the effect of Section 7.01(b);

135 (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.04 hereof, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes. (d) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. (e) The Trustee will not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. (f) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01. Section 7.02 Rights of Trustee. (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct, negligence or failure to act of any attorney or agent appointed with due care. (d) The Trustee will not be liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture. (e) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and the Trustee shall be entitled not to take any action until such instructions have been resolved or

136 clarified to its satisfaction and the Trustee shall not be or become liable in any way or person for any failure to comply with any conflicting, unclear or equivocal instructions. (f) The permissive right of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so. (g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or any Subsidiary Guarantor, as applicable, will be sufficient if signed by an Officer of the Issuer or such Subsidiary Guarantor, as applicable. (h) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by the Trustee in compliance with such request or direction. (i) In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. (j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder as Registrar and Paying Agent, and each Agent, Custodian and other Person employed to act hereunder. (l) The Trustee may request that the Issuer and each Subsidiary Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded. (m) The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes. (n) Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, nuclear or natural catastrophes or acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot,

137 strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer (software and hardware) facilities, or the failure of equipment or interruption of utilities, communications or computer (software and hardware) facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above. (o) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. (p) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder. (q) The Trustee shall have no duty (A) to see any recording, filing, or depositing of this Indenture or any Note Security Document, or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of such recording or filing or depositing, or to any re- recording, refiling, or redepositing of any thereof, or otherwise monitoring the perfection, continuation of perfection, or the sufficiency or validity of any security interest in or related to any Collateral or (B) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral. (r) The Trustee may assume without inquiry in the absence of actual knowledge that the Issuer and each of the Restricted Subsidiaries is duly complying with their obligations contained in any Note Document required to be performed and observed by them, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred. (s) The Trustee shall have no obligation whatsoever to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, insured or has been encumbered, or that any Liens on the Collateral have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether the property constituting collateral intending to be subject to the interest and the interest of the Note Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto. (t) The Trustee shall have no duty to monitor the performance or actions of the Collateral Trustee. The Trustee shall have no responsibility or liability for the actions or omissions of the Collateral Trustee. In each case that the Trustee is requested hereunder or under any of the Note Security Documents to give direction or provide any consent or approval to the Collateral Trustee, the Issuer or to any other party, the Trustee may seek direction from the

138 Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Trustee requests direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to giving any direction to the Collateral Trustee, the Trustee shall be entitled to refrain from giving such direction unless and until the Trustee shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Trustee shall not incur liability to any Person by reason of so refraining. (u) At any time that the security granted pursuant to the Note Security Documents has become enforceable and the Holders have given a direction to the Trustee to enforce such security, the Trustee is not required to give any direction to the Collateral Trustee with respect thereto unless it has been indemnified in accordance with Section 7.02(h). In any event, in connection with any enforcement of such security, the Trustee is not responsible for: (1) any failure of the Collateral Trustee to enforce such security within a reasonable time or at all; (2) any failure of the Collateral Trustee to pay over the proceeds of enforcement of the Collateral; (3) any failure of the Collateral Trustee to realize such security for the best price obtainable; (4) monitoring the activities of the Collateral Trustee in relation to such enforcement; (5) taking any enforcement action itself in relation to such security; (6) agreeing to any proposed course of action by the Collateral Trustee which could result in the Trustee incurring any liability for its own account; or (7) paying any fees, costs or expenses of the Collateral Trustee. (v) No provision of this Indenture or of the Notes Documents shall require the Trustee to indemnify the Collateral Trustee, and the Collateral Trustee shall be required to waive any claim it may otherwise have by operation of law in any jurisdiction to be indemnified by the Trustee acting as principal vis-à-vis its agent, the Collateral Trustee (but this shall not prejudice the Collateral Trustee’s rights to bring any claim or suit against the Trustee (including for damages in the case of gross negligence or willful default of the Trustee)). (w) The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Issuer or any Grantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against it that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment be made.

139 Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with either the Issuer or any Subsidiary Guarantor or any Affiliate of the Issuer or any Subsidiary Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. Section 7.04 Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of any offering materials, the Note Documents, the Notes or any Subsidiary Guarantee; it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture; it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it will not be responsible for any statement or recital herein or any statement in the Notes, any Subsidiary Guarantee or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail or deliver electronically to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may and shall be protected in withholding the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders. Section 7.06 Compensation and Indemnity. (a) The Issuer and any Subsidiary Guarantors, jointly and severally, shall pay to the Trustee from time to time reasonable compensation, as agreed in writing from time to time, for its acceptance and administration of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a Trustee of an express trust. The Issuer and any Subsidiary Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel. (b) The Issuer and any Subsidiary Guarantor, jointly and severally, will indemnify the Trustee and hold it harmless from and against any and all losses, liabilities, claims, damages, costs or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties or the exercise of its rights under this Indenture, each supplemental indenture and any Subsidiary Guarantees, including the reasonable and documented costs and expenses of enforcing this Indenture, each supplemental indenture and any Subsidiary

140 Guarantees against the Issuer and any Subsidiary Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, any Subsidiary Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture and each supplemental indenture, except to the extent any such loss, liability or expense may be attributable to its own gross negligence or bad faith or willful misconduct. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any Subsidiary Guarantors of their obligations hereunder. The Issuer or any such Subsidiary Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer and/or any Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Subsidiary Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld. (c) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. (d) The Issuer’s and Subsidiary Guarantors’ obligations under this Section 7.06 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture with respect to any Notes, the complete satisfaction and discharge of this Indenture, any termination of this Indenture or any supplemental indenture, including any termination or rejection of this Indenture or any supplemental indenture in any insolvency or similar proceeding, and the repayment of all the Notes. Section 7.07 Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. (b) The Trustee may resign at any time, with respect to the Notes, and be discharged from the trust hereby created by so notifying the Issuer in writing. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing not less than 30 days prior to the effective date of such removal. The Issuer may remove the Trustee with respect to the Notes if: (1) the Trustee fails to comply with Section 7.09 hereof; (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (3) a custodian or public officer takes charge of the Trustee or its property; or (4) the Trustee becomes incapable of acting. (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee with respect to Notes for any reason, the Issuer will promptly appoint a successor Trustee.

141 Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. (d) If a successor Trustee with respect to the Notes does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring or removed Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee. (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition at the expense of the Issuer any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee for which it is acting as Trustee under this Indenture. The successor Trustee will mail or deliver electronically a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid. (g) The retiring Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee. Section 7.08 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act will be the successor Trustee. Section 7.09 Eligibility; Disqualification. There will at all times be a Trustee hereunder that is an entity organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option evidenced by a resolution of its Board of Directors set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or Section 8.03 hereof be

142 applied to the Note Documents upon compliance with the conditions set forth below in this Article 8. Section 8.02 Legal Defeasance. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to the Note Documents (including the Subsidiary Guarantees) on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and any Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes (including any Subsidiary Guarantees with respect to the Notes), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections hereof referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under the applicable Note Documents (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Notes that are then outstanding to receive payments in respect of the principal of, or interest or premium on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof; (2) the Issuer’s Obligations with respect to such Notes under Article 2 and Section 4.02 hereof; (3) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, and the Issuer’s and any Subsidiary Guarantors’ Obligations in connection therewith; and (4) this Article 8. Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. Section 8.03 Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under Section 4.03 through (and including) Section 4.11 hereof with respect to the Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of the Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Notes and any Subsidiary Guarantees, the Issuer and any Subsidiary Guarantors may omit to

143 comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other Note Document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Sections 8.04, 6.01(3), 6.01(4) and 6.01(5) hereof shall not constitute Events of Default. Section 8.04 Conditions to Legal or Covenant Defeasance. (a) In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Note Documents under either Section 8.02 or Section 8.03 hereof: (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient to pay the principal of, or interest and premium on, such Notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date; (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners that are then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners that are then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

144 (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture or the Note Security Documents) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries are bound; (6) the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and (7) the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with. Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes. Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance. Section 8.06 Repayment to the Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Notes and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable, shall be paid to the Issuer on its written request or (if then held by the Issuer) will be discharged from such trust; and the Holders of such Notes will thereafter be permitted to look

145 only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer. Section 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and any Subsidiary Guarantors’ obligations under the applicable Note Documents will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent. ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER Section 9.01 Without Consent of Holders of Notes. Notwithstanding Section 9.02 hereof, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement the Note Documents or any Escrow Agreement without the consent of any Holder: (1) to cure any ambiguity, omission, mistake, defect, error or inconsistency; (2) to provide for uncertificated Notes in addition to or in place of certificated Notes; (3) to provide for the assumption of the Issuer’s or a Subsidiary Guarantor’s Obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Subsidiary Guarantor’s assets pursuant to Article 5 of this Indenture (if applicable); (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect their legal rights under this Indenture in any material respect;

146 (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; (6) to conform the text of the Note Documents to any provision of the “Description of the Notes” section of the Offering Circular to the extent that such provision in the “Description of the Notes” was intended to be a verbatim or substantially verbatim recitation of a provision of the Note Documents, as evidenced by an Officer’s Certificate of the Issuer; (7) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof; (8) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture; (9) to allow any Subsidiary to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes; provided that any supplemental indenture to add a Subsidiary Guarantor need only be signed by the Issuer, the Subsidiary Guarantor providing the Subsidiary Guarantee, and the Trustee; (10) to release any Subsidiary Guarantor from its Subsidiary Guarantee pursuant to this Indenture when permitted or required by this Indenture (11) to make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents; (12) to release, discharge, terminate or subordinate Liens on Collateral in accordance with the Note Documents; and to confirm and evidence any such release, discharge, termination or subordination; (13) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes not prohibited by this Indenture, including to facilitate the issuance and administration of Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer the Notes; (14) to comply with the rules and procedures of any applicable securities depositary; (15) with respect to the Note Documents, as provided in the Collateral Trust Agreement; or (16) make any amendment to the provisions of any Note Document to eliminate the effect of any Accounting Change or in the application thereof. In addition, the Collateral Trust Agreement may be amended in accordance with its terms and without the consent of any Holder or the Trustee with the consent of the parties thereto or otherwise in accordance with their terms, including to add additional Indebtedness as First Lien Obligations and add as parties thereto persons holding such Indebtedness (or any authorized

147 agent thereof or trustee therefor) and to establish that the Liens on any Collateral securing such Indebtedness shall rank equally with the Liens on such Collateral securing the First Lien Obligations then outstanding (including the Notes) to the extent permitted by the First Lien Documents. For the avoidance of doubt, except to the extent restricted by the First Lien Documents, nothing will prevent the issuance by the Issuer or any of the Subsidiary Guarantors of Indebtedness secured by a Lien ranking junior to the Lien securing the First Lien Obligations or prevent the Collateral Trustee from entering into an intercreditor agreement in connection with such issuance. After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Issuer shall deliver to the Holders a notice briefly describing such amendment, supplement or waiver. Any failure of the Issuer to deliver such notice to all Holders, or any defect in the notice, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Section 9.02 With Consent of Holders of Notes. (a) Except as provided in Section 9.02(b) and Section 9.02(c), the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement the Note Documents or any Escrow Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or Event of Default or compliance with any provision of the Note Documents or the Escrow Agreement may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). Section 2.09 and Section 2.10 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02. (b) Without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any such Notes held by a non-consenting Holder): (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (2) reduce the principal of or extend the fixed maturity of any such Note or alter the provisions with respect to the redemption of such Notes (other than Section 4.11 and the provisions relating to the number of days of notice to be given in the event of a redemption); (3) reduce the rate of or extend the stated time for payment of interest on any such Note; (4) waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes by the

148 Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (5) make any Note payable in currency other than that stated in the Notes; (6) make any change in the provisions of this Indenture relating to waivers of past Defaults; (7) impair the contractual right expressly set forth in this Indenture or the Notes of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes on or after the due dates therefor; or (8) make any change to Section 9.01 and this Section 9.02. (c) Without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may (A) make any change in any Note Security Documents or Article 12 or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Notes Obligations in respect of the Notes, (B) change or alter the priority of the Liens securing the Notes Obligations in respect of such Notes in any material portion of the Collateral in any way adverse to the Holders in any material respect, other than, in each case, as provided under the terms of the Note Security Documents or (C) make any change to Section 4.07. (d) For the avoidance of doubt, no amendment, waiver, modification or deletion of the provisions described under Article 4 or Article 5 shall be deemed to impair or affect any rights of Holders to institute suit for the enforcement of any payment on or with respect to, or to receive payment of principal of, or premium, if any, or interest on, the Notes. (e) The consent of the Holders is not necessary under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender. (f) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall deliver to the Holders a notice briefly describing such amendment, supplement or waiver. Any failure of the Issuer to deliver such notice to all Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver. Section 9.03 Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

149 Section 9.04 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Issuer Order, authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver. Section 9.05 Trustee to Sign Amendments, etc. Upon the request of the Issuer and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, the Trustee shall sign any amended or supplemental indenture or other amendment of or supplement to or waiver under any Note Document or Escrow Agreement authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture or any amendment of or supplement to or waiver under any Note Document or any Escrow Agreement. In executing any amended or supplemental indenture or other amendment of or supplement to or waiver under any Note Document or Escrow Agreement, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or other amendment of or supplement to or waiver under any Note Document or Escrow Agreement is authorized or permitted by this Indenture. ARTICLE 10 SATISFACTION AND DISCHARGE Section 10.01 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when: (1) either: (A) all such Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or (B) all such Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the issuance of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a

150 combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (2) no Default or Event of Default under this Indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Subsidiary Guarantor is a party or by which the Issuer or any such Subsidiary Guarantor is bound; (3) the Issuer or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it with respect to the Notes under this Indenture; and (4) the Issuer has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be. In addition, the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 10.01, the provisions of Section 10.02 and Section 8.06 hereof will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture. Section 10.02 Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any applicable Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its

151 obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent. ARTICLE 11 SUBSIDIARY GUARANTEES Section 11.01 Guarantee. (a) Subject to this Article 11, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (1) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. The obligations of each Subsidiary Guarantor in respect of its guarantee are secured by the Collateral on a senior secured basis as provided in the Note Security Documents. (b) The Subsidiary Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Subsidiary Guarantors, any amount paid by either to

152 the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. (d) Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee. Section 11.02 Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance. Section 11.03 Releases. (a) The Subsidiary Guarantee of a Subsidiary Guarantor will be released automatically: (1) upon the release, discharge or termination of such Subsidiary Guarantor’s guarantee of all obligations of the Issuer under the Exit Facilities Credit Agreement; (2) if such Subsidiary Guarantor has become a guarantor of any Additional Indebtedness, upon the release, discharge or termination of such Subsidiary Guarantor’s guarantee of all obligations of the Issuer under such Additional Indebtedness; (3) if such Subsidiary Guarantor has become an Excluded Subsidiary; provided, that the release of any Subsidiary Guarantor from its obligations under this Indenture, if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type

153 described in clause (b) of the definition thereof, shall only be permitted if such Subsidiary Guarantor becomes an Excluded Subsidiary of such type solely as a result of a permitted transaction with a Person that is not an Affiliate of the Issuer (other than to the extent such Person becomes a non-Affiliate of Issuer as a result of such transaction) that is not solely for the purpose of releasing such Subsidiary Guarantor from its Subsidiary Guarantee; (4) in connection with any sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor (including by way of merger, consolidation or amalgamation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary Guarantor if the sale or disposition does not violate the provisions set forth in Article 5; (5) upon the full and final payment of the Notes and performance of all Obligations of the Issuer and the Subsidiary Guarantors under the Note Documents; (6) upon defeasance or satisfaction and discharge of the Notes as provided in Article 8 and Article 10 hereof; or (7) as described in Article 9. (b) Upon delivery by the Issuer to the Trustee of an Officer’s Certificate certifying that (i) the action or event giving rise to a release has occurred as specified above and (ii) the release is authorized or permitted by the Indenture, the Trustee shall execute any documents reasonably requested by the Issuer or the Trustee in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. (c) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 11.03 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 11. Section 11.04 Notation Not Required. Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any Subsidiary Guarantee or any release, termination or discharge thereof. ARTICLE 12 COLLATERAL AND SECURITY Section 12.01 Grant of Security Interest. (a) The due and punctual payment of the Obligations on the Notes and the Obligations of the Subsidiary Guarantors under the Subsidiary Guarantees, when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any, on the Notes, any Subsidiary Guarantees and performance of all other Obligations of the Issuer and the Subsidiary Guarantors to the Holders or the Trustee under the

154 Note Documents, according to the terms hereunder or thereunder (collectively, the “Notes Obligations”), will be secured, as of the Completion Date, as provided in the Note Security Documents. The Issuer hereby consents and agrees, and shall cause each of the Subsidiary Guarantors, to be bound by the terms of the Note Security Documents to which they are parties, as of the Completion Date and as the same may be in effect from time to time, and agree to perform their obligations thereunder in accordance therewith. The Issuer hereby agrees, and shall cause the Subsidiary Guarantors to agree, that the Collateral Trustee shall hold the Collateral (directly or through co-trustees or agents) on behalf of and for the benefit of all of the Holders and the other holders of First Lien Obligations. (b) Each Holder, by its acceptance of any Notes and the Subsidiary Guarantees, consents and agrees to the terms of the Collateral Trust Agreement and the Note Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and amendments to the Note Security Documents) as the same may be in effect or may be amended from time to time in accordance with their terms, and authorizes and appoints Citibank, N.A. (or any successor thereto as contemplated by the Collateral Trust Agreement) as the Collateral Trustee. Each Holder, by accepting any Notes and the Subsidiary Guarantees, authorizes and directs the Collateral Trustee to enter into any Note Security Documents to the extent not already entered into (including any amendments thereto and any security documents to secure additional First Lien Debt in accordance with the Collateral Trust Agreement) and to perform its obligations and exercise its rights thereunder in accordance therewith, subject to the terms and conditions thereof. Each of the Trustee, the Collateral Trustee and the Holders, by accepting any Notes and the Subsidiary Guarantees, acknowledges that, as more fully set forth in the Note Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the holders of First Lien Obligations, the Collateral Trustee and the Trustee, and the Lien of this Indenture and the Note Security Documents is subject to and qualified and limited in all respects by the Note Security Documents and actions that may be taken thereunder. Section 12.02 Post-Completion Date Collateral Requirements. (a) The Issuer shall, or shall cause the applicable Subsidiary Guarantor to, use its commercially reasonable efforts to execute and deliver, on the Completion Date, to the Collateral Trustee as mortgagee or beneficiary, as applicable (with a copy to the Trustee), such Note Security Documents, and any supplements or amendments related thereto, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Note Security Documents in the proper recorders’ offices or appropriate public records (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected first-priority Lien (subject to applicable Permitted Liens), securing the Notes, Subsidiary Guarantees and the Notes Obligations, on or against, except as otherwise provided in the Collateral Trust Agreement or the other Note Security Documents, the Collateral. If the Issuer and the Subsidiary Guarantors are unable to complete, on or prior to the Completion Date, all filings and other similar actions required in connection with the perfection of such security interests that are required to be undertaken under the Collateral Trust Agreement or the Note Security Documents and completed on the Completion Date under this Indenture or the Note Security Documents, they will use their commercially reasonable efforts to complete such actions as soon as reasonably practicable (but not later than 120 days) after the Completion Date. With respect to any real property Collateral owned as of the Completion Date, the Issuer

155 and the Subsidiary Guarantors shall deliver such mortgages, financing statements, title insurance policies, surveys and opinions as shall be reasonably necessary to vest in the Collateral Trustee perfected security interests and mortgage liens on such real property Collateral within 120 days of the Completion Date (or such later date as the administrative agent under the Exit Facilities Credit Agreement may agree to). (b) Any Note Security Documents entered into with respect to the Notes after the Completion Date shall be substantially in the form of the corresponding security document securing the Exit Facilities Credit Agreement in place on the Completion Date. Section 12.03 Further Assurances; Liens on Additional Property. (a) Solely to the extent required under the Collateral Trust Agreement and the Notes Security Documents, the Issuer and each of the Subsidiary Guarantors shall do or cause to be done all acts and things that may be required, or that the Collateral Trustee (acting at the written direction of the Controlling First Lien Representative) from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Holders, duly created and enforceable and perfected first-priority Liens upon the Collateral (including any property or assets constituting Collateral that are acquired or otherwise become, or are required by this Indenture to become, Collateral after the Completion Date), in each case, as contemplated by, and with the Lien priority required under, this Indenture and in connection with any merger, consolidation or sale of assets of the Issuer or any Subsidiary Guarantor, the property and assets of the Person which is consolidated or merged with or into the Issuer or any Subsidiary Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Note Security Documents and, to the extent such property or assets are not otherwise required or permitted to be released as Collateral in connection with such transaction, shall be treated as after-acquired property and the Issuer or such Subsidiary Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the First Liens, in the manner and to the extent required under this Indenture. (b) Solely to the extent required under the Collateral Trust Agreement and the Notes Security Documents, at any time and from time to time, the Issuer and each of the Subsidiary Guarantors will promptly execute such security documents, instruments, certificates, notices and other documents, and take such other actions (including the filing of financing statements, amendments to financing statements and continuation statements) as may be required, or that the Collateral Trustee (acting at the written direction of the Controlling First Lien Representative) or the Trustee may reasonably request from time to time, to grant, perfect and protect the validity and priority of the security interests, in each case as contemplated by this Indenture. Section 12.04 Collateral Trust Agreement. This Article 12 and the provisions of each of the Note Security Documents are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. The Issuer consents to and agrees to be bound by, and shall cause each Subsidiary Guarantor to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith. Each Holder, by its acceptance of the Notes (a) agrees that it will be bound by, and will take no actions

156 contrary to, the provisions of the Collateral Trust Agreement and (b) authorizes and instructs the Trustee on behalf of the Holders to enter into the Collateral Trust Agreement. In addition, each Holder authorizes and instructs the Collateral Trustee to enter into any amendments or joinders to the Collateral Trust Agreement in accordance with its terms with the consent of the parties thereto or otherwise in accordance with its terms, without the consent of any Holder or the Trustee, to add additional Indebtedness as First Lien Obligations to the extent permitted herein and therein and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto and to establish that the Lien on any Collateral securing such Indebtedness shall rank equally with the Liens on such Collateral securing the other First Lien Debt then outstanding. The Trustee and the Collateral Trustee shall be entitled to rely on an Officer’s Certificate or an Opinion of Counsel certifying that any such amendment is authorized or permitted under the Note Documents and that all conditions precedent thereto have been satisfied. Section 12.05 Releases of Collateral. (a) The Liens on the Collateral of this Indenture will no longer secure the Notes outstanding under this Indenture or any other Note Obligations with respect to such Notes, and the right of the Holders to the benefits and proceeds of the Liens on the Collateral will terminate and be discharged, in each case, automatically and without the need for any further action by any Person: (1) upon the occurrence of an Investment Grade Event; provided, however, that in the event that a Reversion Date occurs, then (i) the Issuer and any Subsidiary Guarantors will be required to secure the Notes with the Collateral within 60 days after the Reversion Date and (ii) will thereafter be subject to the terms of the Note Documents and the Note Security Documents with respect to future events; provided that clause (i) will not apply to property and other assets released by the Issuer under any other subsection of this Section 12.05(a). For the avoidance of doubt, in the event of any such reinstatement pursuant to clause (i) hereof, (A) no action taken or omitted to be taken by the Issuer or any Subsidiary Guarantors after a Release Event and before the Reversion Date will give rise to a Default, Event of Default or other breach under this Indenture, the Notes or the Subsidiary Guarantees and (B) none of the Issuer or any Subsidiary Guarantor will bear any liability for any actions taken or events occurring after a Release Event and before the Reversion Date, or any actions taken at any time pursuant to any contractual obligation arising after a Release Event and before the Reversion Date; provided that all Liens incurred after a Release Event and before the Reversion Date will be classified to have been incurred or issued pursuant to the applicable clause (6) of the definition of “Permitted Lien”. (2) in connection with any sale, assignment, transfer, conveyance or other disposition of such properties or assets (including as part of or in connection with any other sale or other disposition that does not violate Article 5) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary Guarantor, if the sale or other disposition does not violate the provisions set forth in Article 5;

157 (3) in the case of a Subsidiary Guarantor that is released from its Subsidiary Guarantee pursuant to the terms of this Indenture, the release of the property or assets, and Equity Interests, of such Subsidiary Guarantor; (4) as set forth in Article 9 hereof; (5) as set forth in Section 4.1 of the Collateral Trust Agreement; (6) upon the full and final payment of the Notes and performance of all Obligations of the Issuer and the Subsidiary Guarantors under this Indenture and the Notes; (7) upon Legal Defeasance or Covenant Defeasance under this Indenture pursuant to Article 8 hereof or upon the satisfaction and discharge of this Indenture in accordance with Article 10 hereof; (8) to the extent such Collateral is comprised of property leased to the Issuer or any Subsidiary Guarantor, upon termination or expiration of such lease; (9) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Trustee pursuant to the Note Security Documents; or (10) if such assets constitute Excluded Collateral. (b) For the avoidance of doubt, the Issuer will be permitted to elect that the occurrence of an Investment Grade Event will not constitute a Release Event for purposes of this Indenture. Section 12.06 Release Documentation. Upon compliance with the conditions to release of all or any portion of the Collateral set forth in Section 12.05, and subject to the terms and conditions of the Collateral Trust Agreement, the Collateral Trustee shall, without the consent or authorization of any Holder, and without any consent, direction or instruction from the Trustee, forthwith take all necessary action (at the written request of and the expense of the Issuer) to release and re-convey to the Issuer or any other Grantor, as the case may be, the applicable portion of the Collateral that is authorized to be released pursuant to Section 12.05, and shall deliver such Collateral in its possession to the Issuer or any other Grantor, as the case may be, including, without limitation, executing and delivering releases and satisfactions wherever required. Section 12.07 Collateral Trustee. (a) The Collateral Trustee will hold (directly or through co-trustees or agents) and will be entitled to enforce at the direction of the Controlling First Lien Representative, all Liens on the Collateral created by the Note Security Documents.

158 (b) Except as provided in the Collateral Trust Agreement or as directed by the Controlling First Lien Representative in accordance with the Collateral Trust Agreement, the Collateral Trustee will not be obligated: (1) to act upon directions purported to be delivered to it by any Person; (2) to take any Enforcement Action; or (3) to take any other action whatsoever with regard to any or all of the Note Security Documents, the Liens created thereby or the Collateral. Notwithstanding anything to the contrary contained in the Collateral Trust Agreement, the Collateral Trustee will not commence any Enforcement Action or otherwise take any action or proceeding against any of the Collateral unless and until it shall have been directed by written notice from the Controlling First Lien Representative and then only in accordance with the provisions of the Collateral Trust Agreement. Section 12.08 Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released from the Liens in favor of the Collateral Trustee shall be bound to ascertain the authority of the Collateral Trustee or Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 12.06 have been satisfied. Section 12.09 Authorization of Receipt of Funds by the Trustee Under the Note Security Documents. The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Note Security Documents and to apply such funds as provided in Section 6.07. Section 12.10 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Issuer or Grantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any Grantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 12. ARTICLE 13 MISCELLANEOUS Section 13.01 Notices. Any notice or communication by the Issuer or the Trustee to the other party hereto is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified,

159 return receipt requested), email, facsimile transmission or overnight air courier guaranteeing next-day delivery, to the others’ address: If to the Issuer: Talen Energy Supply, LLC 1780 Hughes Landing Boulevard, Suite 800 2929 Allen Parkway, 22nd Floor The WoodlandsHouston, Texas 7738077019 Fax No.: (281) 203-5303 Attention: Treasurer If to the Trustee: Wilmington Savings Fund Society, FSB (as Escrow Agent) WSFS Bank Center 500 Delaware Avenue, 11th Floor Wilmington, Delaware 19801-7411 Attn: Global Capital Markets, John McNichol Fax No.: (302) 421-9137 The Issuer or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when sent, without automatic reply that such was unsuccessful, if emailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or communication to a Holder will be delivered electronically or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery or emailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. For so long as any Notes are represented by Global Notes, all notices to Holders will be delivered to DTC, which will give such notices to the Holders of book-entry interests in accordance with the applicable procedures of DTC, delivery of which shall be deemed to satisfy the requirements of this paragraph. If a notice or communication is delivered or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Issuer delivers a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

160 Section 13.02 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than in connection with the Issuer Order, dated the date hereof, and delivered to the Trustee in connection with the issuance of the Initial Notes), the Issuer shall furnish to the Trustee: (1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture and the other Note Documents relating to the proposed action have been satisfied; and (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants in the Note Documents relating to the proposed action have been satisfied. Section 13.03 Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition precedent or covenant provided for in this Indenture or the other Note Documents must include substantially: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied. Section 13.04 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Agents may make reasonable rules and set reasonable requirements for its functions. Section 13.05 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Issuer or the Subsidiary Guarantors, as such, will have any liability for any Obligations of the Issuer under the Note Documents, or for any claim based on, in respect of, or by reason of, such Obligations or their

161 creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of any Notes. Section 13.06 Governing Law. (a) THIS INDENTURE, THE NOTES, AND ANY SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. (b) Each party hereto irrevocably and unconditionally submits to the jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Indenture, the Notes or any Subsidiary Guarantees, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture shall affect any right that any party hereto otherwise have to bring any action or proceeding relating to this Indenture against any party hereto or its properties in the courts of any jurisdiction. (c) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture in any court referred to in Section 13.06(b) hereto. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 13.01 hereof, such service to be effective upon receipt. Nothing in this Indenture will affect the right of any party hereto to serve process in any other manner permitted by law. Section 13.07 Waiver of Immunity. To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Indenture and/or Note. Section 13.08 Waiver of Jury Trials. ALL PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER

162 BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Section 13.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. Section 13.10 Successors. All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. Section 13.11 USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act. Section 13.12 Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Section 13.13 Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, or PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes and shall constitute effective execution and delivery of this Indenture as to the parties hereto and will be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee.

163 Section 13.14 Table of Contents, Headings, etc. The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof. Section 13.15 Legal Holidays. In any case where any interest payment date, redemption date, Change of Control Payment Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest or other required payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest payment date, redemption date, Change of Control Payment Date or at the Stated Maturity; provided that no interest shall accrue on such payment for the period from and after such interest payment date, redemption date, Change of Control Payment Date or Stated Maturity, as the case may be. [Signatures on following pages]

[Signature Page to the Indenture] Dated: May 12, 2023 TALEN ENERGY SUPPLY, LLC, as Issuer By: Name: Title:

[Signature Page to the Indenture] WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee By: Name: Title:

A-1 EXHIBIT A FORM OF NOTE [FACE OF NOTE] 8.625% Senior Secured Notes due 2030 CUSIP1/ISIN2: [●] No. [●] Talen Energy Supply, LLC promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of [●] Dollars ($[●]) on June 1, 2030 Interest Payment Dates: June 1 and December 1 Record Dates: May 15 and November 15 Dated: _______________ , 20[●] 1 CUSIPs: 87422V AK4 (Rule 144A) and U8302W AH7 (Regulation S) 2 ISINs: US87422VAK44 (Rule 144A) and USU8302WAH70 (Regulation S)

A-2 IN WITNESS WHEREOF, the Issuer has caused this Note to be duly signed below. TALEN ENERGY SUPPLY, LLC By: Name: Title: Dated: WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee certifies that this is one of the Notes described in the within-named Indenture. By: Name: Title:

A-3 [BACK OF NOTE] 8.625% Senior Secured Notes due 2030 [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Regulation S Temporary Global Note Placement Legend, if applicable pursuant to the provisions of the Indenture] Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. 1. Interest. Talen Energy Supply, LLC, a Delaware limited liability company (the “Issuer”), promises to pay interest on the principal amount of this Note at 8.625% per annum from [●] until maturity. The Issuer shall pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (and without any additional interest or other payment in respect of any delay) (each, an “Interest Payment Date”), with the same force and effect as if made on such date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be [●]. Interest will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period. 2. Method of Payment. The Issuer shall pay interest on the Notes to the Persons who are registered Holders of Notes on May 15 and November 15 (whether or not a Business Day) immediately preceding the Interest Payment Date, except that interest payable at maturity will be paid to the person to whom principal is paid. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose, or, at the option of the Issuer, payment of interest and may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. 3. Paying Agent and Registrar. Initially, Wilmington Savings Fund Society, FSB, the Trustee under the Indenture, will act as Paying Agent and the Registrar. The Issuer may change any Paying Agent or the Registrar without prior notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

A-4 4. Indenture. The Issuer issued the Notes as one of a duly authenticated series of securities of the Issuer issued and to be issued in one or more series under an Indenture dated as of May 12, 2023 (the “Indenture”), among the Issuer and the Trustee, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.07 of the Indenture. 5. Optional Redemption. (a) At any time prior to June 1, 2026, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the rights of Holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date. (b) At any time prior to June 1, 2026, the Issuer may, on any one or more occasions, redeem the Notes with the proceeds from any Equity Offering at a redemption price equal to 108.625% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the rights of Holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date), in an aggregate principal amount for all such redemptions not to exceed 40% of the aggregate principal amount of the Notes issued under the Indenture on the Issue Date (together with Additional Notes); provided that (i) in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and (ii) not less than 50% of the aggregate principal amount of the then-outstanding Notes issued under the Indenture remains outstanding immediately thereafter (including Additional Notes but excluding Notes held by the Issuer or any of its Restricted Subsidiaries), unless all such Notes are redeemed or repurchased or to be redeemed or repurchased substantially concurrently. (c) In addition, during any 12-month period prior tofrom (and including) June 1, 2025 until (but excluding) June 1, 2026, the Issuer may redeem up to 10.0% of the aggregate principal amount of the Notes issued under the Indenture on the Issue Date (together with Additional Notes) at a redemption price equal to 103.000% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the rights of Holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date. (d) At any time on or after June 1, 2026, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if redeemed during the 12-month period beginning on June 1 of each of the years indicated below subject to the rights of Holders

A-5 100.000% 2026 (e) Notwithstanding the foregoing, in connection with any tender offer for or other offer to purchase the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Issuer, or any third party making such an offer in lieu of the Issuer, purchase all of the Notes validly tendered and not withdrawn by such Holders, all Holders will be deemed to have consented to such offer, and the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ notice, given not more than 30 days following such offer expiration date, to redeem (with respect to the Issuer) or purchase (with respect to a third party) Notes that remain outstanding, in whole but not in part, following such purchase at a price equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such offer, plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, such redemption date. In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not validly withdrawn such Notes in a tender offer or other offer to purchase, such calculation shall include all Notes owned by an Affiliate of the Issuer (notwithstanding any provision of the Indenture to the contrary). (f) If a redemption date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such redemption date if it were a Business Day for the intervening period. (g) If the optional redemption date is on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest in respect of Notes subject to redemption will be paid on the redemption date to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer. (h) Certain defined terms: “Applicable Premium” means, with respect to any Note on any redemption date, the greater of: (i) 1.0% of the principal amount of such Note; or (ii) the excess of: (a) the present value at such redemption date of (i) the redemption price of such Note at June 1, 2026 (such redemption price (expressed in 104.313% Year 2027 Percentage 102.156% of such Notes on the relevant record date to receive interest due on the relevant interest payment date: 2028 and thereafter

A-6 percentage of principal amount) being set forth in the table under Section 5(d) hereof, exclusive of any accrued and unpaid interest) plus (ii) all required interest payments due on the Note through June 1, 2026, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note. Calculation of the Applicable Premium shall be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate and, in any event, such calculation shall not be a duty or obligation of the Trustee in any of its capacities hereunder. “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 1, 2026; provided, however, that if the period from the redemption date to June 1, 2026 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used. 6. Special Mandatory Redemption. (a) In the event that (i) the Escrow Outside Date occurs and the Escrow Agent shall not have received the Escrow Release Officer’s Certificate on or prior to such date or (ii) the Issuer informs the Escrow Agent in writing that, in the reasonable good faith judgment of the Issuer, the Effective Date will not occur on or prior to the Escrow Outside Date (the date of any such event being the “Special Termination Date”), the Issuer shall redeem the Notes (the “Special Mandatory Redemption”) at a price (the “Special Mandatory Redemption Price”) equal to 100% of the gross proceeds of the issuance and sale of the Notes, plus accrued and unpaid interest on the Notes, from and including the Issue Date to, but excluding, the Special Mandatory Redemption Date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date. (b) Subject to Section 6(c) below, notice of the Special Mandatory Redemption will be delivered by the Issuer no later than one Business Day following the Special Termination Date, to the Trustee, the Escrow Agent and Holders and will provide that the Notes shall be redeemed on a date that is no later than the third Business Day after such notice is given by the Issuer in accordance with the terms of the Escrow Agreement (the “Special Mandatory Redemption Date”) or otherwise in accordance with the Applicable Procedures. (c) On the Special Mandatory Redemption Date, the Escrow Agent shall pay to the Trustee for payment to each Holder the Special Mandatory Redemption Price for such

A-7 Holder’s Notes and, concurrently with the payment to such Holders and after deduction for any unpaid fees and expenses of the Trustee and the Escrow Agent, deliver any excess Escrowed Property (if any) to the Issuer. In the event that the Escrowed Property is insufficient to pay the Special Mandatory Redemption Price on the Special Mandatory Redemption Date, plus fees and expenses of the Trustee and the Escrow Agent, the Issuer will deposit any shortfall with the Escrow Agent on or prior to the Special Mandatory Redemption Date. (d) Certain defined terms: “Escrow Account” means a segregated account with respect to the Initial Notes under the control of the Trustee established pursuant to the Escrow Agreement. “Escrow Agent” means Wilmington Savings Fund Society, FSB, in its capacity as escrow agent under the Escrow Agreement and together with its successors. “Escrow Conditions” refers to the following conditions which shall have been or, substantially concurrently with the release of the Escrowed Property, shall be, satisfied: (1) neither the Plan nor the Confirmation Order shall have been amended, stayed, supplemented or otherwise modified in any respect that is, in the aggregate, materially adverse to the rights and interests of the Holders. The Plan shall be substantially consummated, as set forth in section 1101 of the Bankruptcy Code, and effective concurrently with the initial funding of the term loan facilities under the Exit Facilities Credit Agreement in accordance with the Plan; (2) the Exit Facilities Credit Agreement shall have been executed, on terms that are substantially consistent with the terms described under the caption “Description of Other Indebtedness” in the Offering Circular; (3) each then existing Subsidiary of the Issuer that is a guarantor under the Exit Facilities Credit Agreement has become or will become substantially concurrently with the Escrow Release a Subsidiary Guarantor pursuant to a supplemental indenture; and (4) all obligations under the Existing Secured Financing Agreements have been paid in full (and all commitments thereunder terminated), or will be paid in full (and all commitments thereunder terminated) substantially simultaneously with, or prior to, the Escrow Release, and all Liens related thereto have been extinguished, terminated or otherwise released or shall be extinguished, terminated or otherwise released substantially simultaneously with, or prior to, the Escrow Release.

A-8 “Escrow Outside Date” means 11:59 p.m. (New York City time) on August 10, 2023. “Escrow Release” means, with respect to any Escrowed Property, the release by the Escrow Agent of such Escrowed Property at the entitled direction of the Issuer, other than in connection with a Special Mandatory Redemption. “Escrow Release Officer’s Certificate” means the officer’s certificate required to be delivered to the Escrow Agent and the Trustee in connection with the Escrow Release and the satisfaction of the Escrow Conditions, pursuant to the terms of the Escrow Agreement. “Escrowed Property” means the Escrow Account, the initial funds deposited in the Escrow Account, and all other funds, securities, interest, dividends, distributions and other property and payments credited to the Escrow Account (less any property and/or funds paid in accordance with the Escrow Agreement). 7. Offer to Repurchase Upon a Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the Issuer to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes, if any, to, but excluding, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date specified in the notice (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Issuer shall mail (or deliver electronically) a notice to each Holder describing the transaction or transactions that constitute the Change of Control as required by the Indenture. 8. Notice of Redemption. Except in certain circumstances, notice of redemption will be furnished at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption. 9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange Notes in accordance with the provisions of the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. There will be no service charge for any transfer or exchange of the Notes, but Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days before a

A-9 selection of Notes to be redeemed. The registered Holder will be treated as the owner of the Note for all purposes. 10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes. 11. Amendment, Supplement and Waiver. Subject to certain exceptions set forth in the Indenture, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement the Note Documents or the Escrow Agreement with the consent of the Holders of at least a majority in principal aggregate amount of the Notes then outstanding and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on such Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Note Documents or the Escrow Agreement may be waived with the consent of the Holders of a majority in principal aggregate amount of the Notes then outstanding. Without the consent of each Holder affected, the Note Documents may not (with respect to any such Notes held by a non-consenting Holder) be amended, supplemented or waived for certain purposes set forth in the Indenture. 12. Defaults and Remedies. Events of Default include those events as set forth in the Indenture. In the case of an Event of Default with respect to the Issuer with respect to the Notes arising from certain events of bankruptcy or insolvency, principal of and accrued and unpaid interest on all the Notes that are outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Notes that are outstanding may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable immediately. Subject to certain limitations set forth in the Indenture, Holders of a majority in aggregate principal amount of the then-outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. 13. Security and Collateral. The Notes will be entitled to the benefits of certain Collateral pledged for the benefit of the Holders pursuant to the terms of the Note Documents. Reference is hereby made to the Note Documents for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Issuer, the Subsidiary Guarantors, the Collateral Trustee, the Trustee and the Holders. The Issuer agrees, and each Holder by accepting a Note agrees, to the provisions contained in the Note Documents. 14. Trustee Dealings with Issuer. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Subsidiary Guarantor or any Affiliate of the Issuer or any Subsidiary Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the TIA) or resign.

A-10 Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 of the Indenture. 15. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. 16. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. 17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). 18. CUSIP Numbers/ISINs. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers/ISINs to be printed on the Notes and the Trustee may use CUSIP numbers/ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. 19. NEW YORK LAW TO GOVERN. THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

A-11 The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Talen Energy Supply, LLC 1780 Hughes Landing Boulevard, Suite 800 2929 Allen Parkway, 22nd Floor The WoodlandsHouston, Texas 7738077019 Fax No.: (281) 203-5303 Attention: Treasurer

A-12 Date: (Insert assignee’s soc. sec. or tax I.D. no.) Your Signature: (Sign exactly as your name appears on the face of this Note) (Print or type assignee’s name, address and zip code) (I) or (we) assign and transfer this Note to: Signature Guarantee*: * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee). (Insert assignee’s legal name) and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him. Assignment Form To assign this Note, fill in the form below:

A-13 (Sign exactly as your name appears on the face of this Note) Option of Holder to Elect Purchase Pursuant to Section 4.11 If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased: $ Tax Identification No.: Date: Signature Guarantee*: * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee). Your Signature:

A-14 Signature of authorized officer of Trustee or Custodian Date of Exchange Amount of decrease in Principal Amount of this Global Note Schedule of Exchanges of Interests in the Global Note The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made: * This schedule should be included only if the Note is issued in global form. Amount of increase in Principal Amount of this Global Note Principal Amount of this Global Note following such decrease (or increase)

B-1 EXHIBIT B FORM OF CERTIFICATE OF TRANSFER Talen Energy Supply, LLC A. 1780 Hughes Landing Boulevard, Suite 800 2929 Allen Parkway, 22nd Floor The WoodlandsHouston, Texas 7738077019 Fax No.: (281) 203-5303 Attention: Treasurer Wilmington Savings Fund Society, FSB (as Trustee) WSFS Bank Center 500 Delaware Avenue, 11th Floor Wilmington, Delaware 19801-7411 Attn: Global Capital Markets, John McNichol Fax No.: (302) 421-9137 Re: 8.625% Senior Secured Notes due 2030 Reference is hereby made to the Indenture, dated as of May 12, 2023 (the “Indenture”), among Talen Energy Supply, LLC, as issuer (the “Issuer”), the Subsidiary Guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. _________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that: [CHECK ALL THAT APPLY] 1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be

B-2 subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act. 2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act. 3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one): (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or (b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof; or (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act in compliance with the prospectus delivery requirements of the Securities Act; or

B-3 (d) ☐ such Transfer is being effected to an Institutional Accredited Investor pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, or Rule 903 or Rule 904 of Regulation S, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by, (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act. 4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note. (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture. (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture. (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 of Regulation S and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in

B-4 accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

B-5 This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer. [Insert Name of Transferor] By: Name: Title: Dated:

B-6 Annex A to Certificate of Transfer 1. The Transferor owns and proposes to transfer the following: [CHECK ONE OF (a) OR (b)] (a) ☐ a beneficial interest in the: (i) ☐ 144A Global Note (CUSIP ), or (ii) ☐ Regulation S Global Note (CUSIP ), or (iii) ☐ IAI Global Note (CUSIP ); or (b) ☐ a Restricted Definitive Note. 2. After the Transfer the Transferee will hold: [CHECK ONE OF (a), (b) OR (c)] (a) ☐ a beneficial interest in the: (i) ☐ 144A Global Note (CUSIP ), or (ii) ☐ Regulation S Global Note (CUSIP ), or (iii) ☐ IAI Global Note (CUSIP ), or (iv) ☐ Unrestricted Global Note (CUSIP ); or (b) ☐ a Restricted Definitive Note; or (c) ☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

C-1 EXHIBIT C FORM OF CERTIFICATE OF EXCHANGE Talen Energy Supply, LLC B. 1780 Hughes Landing Boulevard, Suite 800 2929 Allen Parkway, 22nd Floor The WoodlandsHouston, Texas 7738077019 Fax No.: (281) 203-5303 Attention: Treasurer Wilmington Savings Fund Society, FSB (as Trustee) WSFS Bank Center 500 Delaware Avenue, 11th Floor Wilmington, Delaware 19801-7411 Attn: Global Capital Markets, John McNichol Fax No.: (302) 421-9137 Re: 8.625% Senior Secured Notes due 2030 Reference is hereby made to the Indenture, dated as of May 12, 2023 (the “Indenture”), among Talen Energy Supply, LLC, as issuer (the “Issuer”), the Subsidiary Guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. _________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that: 1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-2 (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. 2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

C-3 (b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

C-4 This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer. [Insert Name of Transferor] By: Name: Title: Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Talen Energy Supply, LLC

~~C. 1780 Hughes Landing Boulevard, Suite 800~~

2929 Allen Parkway, 22nd Floor
~~The Woodlands~~Houston, Texas ~~77380~~77019
Fax No.: (281) 203-5303
Attention: Treasurer

Wilmington Savings Fund Society, FSB (as Trustee)
WSFS Bank Center
500 Delaware Avenue, 11th Floor
Wilmington, Delaware 19801-7411
Attn: Global Capital Markets, John McNichol
Fax No.: (302) 421-9137

Re: 8.625% Senior Secured Notes due 2030

Reference is hereby made to the Indenture, dated as of May 12, 2023 (the "***Indenture***"), among Talen Energy Supply, LLC, as issuer (the "***Issuer***"), the Subsidiary Guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "***Securities Act***").

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest

D-1

D-2 Name: Title: [Insert Name of Accredited Investor] therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein. 3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. 4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. 5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. By:

D-3 Dated: _______________________

E-1 EXHIBIT E FORM OF SUPPLEMENTAL INDENTURE – ADDITIONAL SUBSIDIARY GUARANTEES THIS [ ] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of , 20 , among the subsidiary guarantors listed on Schedule I hereto (the “Guaranteeing Subsidiaries”), Talen Energy Supply, LLC, a Delaware limited liability company (the “Issuer” ), the other Subsidiary Guarantors (as defined in the Indenture, as defined below) and Wilmington Savings Fund Society, FSB, as trustee under the Indenture (the “Trustee”). W I T N E S S E T H WHEREAS, the Issuer has heretofore executed and delivered to the Trustee (i) that certain indenture (the “Indenture”), dated as of May 12, 2023, between the Issuer and the Trustee, providing for the original issuance of an aggregate principal amount of $1,200,000,000 of 8.625% Senior Secured Notes due 2030 (the “Initial Notes”) and, subject to the terms of the Indenture, future issuances of 8.625% Senior Secured Notes due 2030 (each such issuance, the “Additional Notes,” and together with the Initial Notes, the “Notes”); WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantees”); and WHEREAS, pursuant to Sections 4.08 and 9.01 of the Indenture, the Trustee, the Issuer and the Guaranteeing Subsidiaries are authorized and required to execute and deliver this Supplemental Indenture. NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee and the Issuer mutually covenant and agree for the equal and ratable benefit of the Holders as follows: 1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. 2. Agreement to be Bound; Guarantee. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, each of the Guaranteeing Subsidiaries shall be deemed a Subsidiary Guarantor for purposes of Article 11 of the Indenture, including, without limitation, Section 11.02 thereof.

E-2 3. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. 4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. 5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof. 6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuer. 7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. [Signature Page Follows]

E-3 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written. Dated: _______________ , 20[ ] [GUARANTEEING SUBSIDIARIES] By: Name: Title: [ISSUER] By: Name: Title: [TRUSTEE], as Trustee By: Name: Title:

Schedule I

Guaranteeing Subsidiaries

~~Barney Davis, LLC~~
~~BDW Corp.~~
~~Bell Bend, LLC~~
Brandon Shores LLC
~~Brunner Island Services, LLC~~
Brunner Island, LLC
Camden Plant Holding, L.L.C.
Colstrip Comm Serv, LLC
Dartmouth Plant Holding, LLC
Dartmouth Power Associates Limited Partnership
Dartmouth Power Generation, L.L.C.
Dartmouth Power Holding Company, L.L.C.
~~Elmwood Energy Holdings, LLC~~
~~Elmwood Park Power, LLC~~
Fort Armistead Road – Lot 15 Landfill, LLC
H.A. Wagner LLC
Holtwood, LLC
~~LADY JANE COLLIERIES, INC~~Lady Jane Collieries, Inc.
~~Laredo, LLC~~
Liberty View Power, ~~LLC~~L.L.C.
~~Lower Mount Bethel Energy,~~LMBE Project Company LLC
~~Martins Creek, LLC~~
MC OpCo LLC
~~MEG Generating~~MC Project Company~~,~~ LLC
Montana Growth Holdings LLC
~~Montour Services, LLC~~
Montour, LLC
~~Morris Energy Management Company, LLC~~
Morris Energy Operations Company, LLC
Newark Bay Cogeneration Partnership, L.P.
Newark Bay Holding Company, L.L.C.
NorthEast Gas Generation Holdings, LLC
~~Nueces Bay~~Pennsylvania Mines, LLC
~~Pedricktown Cogeneration Company LP~~

Schedule I-1

~~Pedricktown Investment Company LLC~~
~~Pedricktown Management Company LLC~~
~~Pennsylvania Mines,~~Raven FS Property Holdings LLC
Raven Lot 15 LLC
Raven Power Finance LLC
Raven Power Fort Smallwood LLC
Raven Power Generation Holdings LLC
Raven Power Group LLC
Raven Power Property LLC
~~Raven FS Property Holdings LLC~~
~~Realty Company of Pennsylvania~~
RMGL Holdings LLC
~~Sapphire Power Finance LLC~~
Sapphire Power Generation Holdings LLC
~~Sapphire Power~~Susquehanna Nuclear, LLC
~~Sapphire Power Marketing LLC~~
~~Susquehanna Nuclear,~~Talen Conemaugh LLC
Talen Energy Marketing, LLC
~~Talen Energy Retail LLC~~
Talen Energy Services Group, LLC
Talen Energy Services Holdings, LLC
~~Talen Energy Services Northeast, Inc.~~
Talen Generation, LLC
Talen ~~II Growth~~Keycon Holdings LLC
Talen ~~II Growth Parent~~Keystone LLC
Talen Land Holdings, LLC
Talen MCR Holdings LLC
Talen Montana Holdings, LLC
Talen Montana, LLC
Talen NE LLC
~~Talen Nuclear Development, LLC~~
~~Talen Receivables Funding, LLC~~
~~Talen Technology Ventures LLC~~
~~Talen Texas Group, LLC~~
~~Talen Texas Property, LLC~~
~~Talen Texas, LLC~~
Talen Treasure State, LLC

Schedule I-2

Schedule I-3 York Plant Holding, LLC York Generation CompanyThe Riverlands Recreation Area LLC